UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Zimmer Biomet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZIMMER BIOMET

Moving You Forward.™

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Thursday, May 29, 2025

9 a.m. Eastern Time

Virtual Meeting Site:

www.virtualshareholdermeeting.com/ZBH2025

OUR MISSION

Alleviate pain and improve the quality of life for people around the world.

GUIDING PRINCIPLES

● Respect and show gratitude for the contributions and diverse perspectives of others.

● Commit to the highest standards of patient safety, quality and integrity.

● Focus our resources in areas where we will make a difference.

● Ensure the company’s return is equivalent to the value we provide our customers and patients.

● Give back to our communities and people in need.

SHAREHOLDER ENGAGEMENT AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We proactively engage with our shareholders, conducting ongoing discussions and sharing information, including the comprehensive disclosures featured in our annual Sustainability Report. Since our 2024 annual meeting, we reached out to institutional shareholders representing approximately 62% of our outstanding shares to engage in discussions on a variety of subjects, including relating to our executive compensation, Board of Directors and executive succession planning, and product safety and quality matters, which are discussed further in the Compensation Discussion and Analysis section of this proxy statement. We also discussed various financial, environmental, social and governance ("ESG") topics that were of interest to shareholders.

COMMITMENT TO AN INCLUSIVE CULTURE

Zimmer Biomet is committed to the principle of equal opportunity employment for all, including adherence to applicable federal and state laws and regulations that protect U.S. employees from discrimination based on race, color, religion, sex, or national origin. Inclusion – maintaining a culture where that all team members feel a sense of belonging at work and believe that their voice matters – strengthens our company and is good for business. Our eight global employee resource groups (“ERGs”) are open to all team members and help further our commitment to inclusion. The ERGs have strong participation, with membership representing approximately 15% of our workforce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements included in this proxy statement, including in the “Letter from Our President and Chief Executive Officer” and in the section entitled “Executive Compensation – Compensation Discussion and Analysis – Executive Summary,” regarding future financial performance, results of operations, expectations, plans, strategies, goals, priorities and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”). Readers of this proxy statement are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

April [•], 2025

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER:

Dear Fellow Shareholders:

In 2024, we took deliberate steps to innovate, and building our pipeline both organically and inorganically, while also maintaining our focus on operational excellence and disciplined execution, to deliver shareholder value.

In the letter to shareholders included in our 2024 Annual Report, we discuss our results for the year just completed, as well as the long-term strategic choices that will continue to guide us in the months and years ahead.

We remain confident in our strategy and the team we have assembled who are driven by our Mission and committed to solving the most meaningful challenges in healthcare. Thank you for your continued support of Zimmer Biomet.

Annual Meeting Matters

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2025 annual meeting of shareholders on May 29, 2025 at 9:00 a.m. Eastern Time. This year’s annual meeting will be conducted virtually, via webcast.

You will be able to attend the annual meeting online by visiting www.virtualshareholdermeeting.com/ZBH2025. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction form accompanying the proxy materials.

We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the company. As we’ve learned, hosting a virtual meeting enables increased shareholder participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. We encourage you to log on and ask any questions you may have, which we will try to answer during the meeting. We recommend that you log in a few minutes before the meeting on May 29, 2025 to ensure you are logged in when the meeting starts.

The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting. Only shareholders of record at the close of business on April 2, 2025 will be entitled to notice of and to vote at the meeting. Further details about how to attend the meeting online and the business to be conducted at the meeting are included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our shareholders a Notice of Internet Availability instead of a paper copy of this proxy statement and our 2024 Annual Report. This electronic process gives shareholders fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. The Notice of Internet Availability contains instructions on how to access documents online. It also contains instructions on how shareholders can receive a paper copy of our materials, including this proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form.

Your vote is important. Regardless of whether you plan to attend the virtual annual meeting, we hope you vote as soon as possible. You may vote by proxy online, or, if you received paper copies of the proxy materials by mail, you may also vote by phone or mail by following the instructions on the proxy card or voting instruction form. Additionally, if you attend the virtual annual meeting, you may vote your shares during the meeting via the Internet even if you previously voted your proxy. Voting online or by phone, by written proxy or by voting instruction form ensures your representation at the annual meeting regardless of whether or not you attend the virtual meeting.

Sincerely,

Ivan Tornos President and Chief Executive Officer Zimmer Biomet Holdings, Inc. 345 East Main Street Warsaw, Indiana 46580

TABLE OF CONTENTS

1		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS		47	Governance Features of Our Executive Compensation Program
	1	Voting		49 50	Compensation Committee Report 2024 Summary Compensation Table
2-4		PROXY STATEMENT SUMMARY		52	Grants of Plan-Based Awards in 2024
	2	Voting Matters and Board Recommendations		53	Outstanding Equity Awards at 2024 Fiscal Year-
					End
5-23		CORPORATE GOVERNANCE		55 55	Option Exercises and Stock Vested in 2024 Pension Benefits in 2024
	5 6	Proposal 1 — Election of Directors Director Nominees		56 58	Nonqualified Deferred Compensation in 2024 Potential Payments upon Termination of
	11	Our Board of Directors and Corporate Governance Framework		60	Employment Change in Control Arrangements
	11	Director Criteria, Qualifications and Experience		61	Executive Severance Plan
	12	Board Leadership Structure		61	Non-Compete Arrangements
	13	Board’s Role in Risk Oversight		62	Pay Versus Performance
	13	Board's Role in Executive Succession Planning and Development		65 66	2024 CEO Pay Ratio Equity Compensation Plan Information
	14	Policies on Corporate Governance
	14 15	Limit on Other Directorships Board Self-Evaluation Process	68-78		Approval of the Amended 2009 Stock Incentive plan
	15 15	Director Independence Majority Vote Standard for Election of Directors		68	Proposal 4 – Approval of the Amended 2009 Stock Incentive Plan
	16	Nominations for Directors		68	Reasons To Approve the Amended 2009 Plan
	16 16	Communications with Directors Board Meetings, Attendance and Executive Sessions		69 70	Summary of Material Changes to the Amended 2009 Plan The Amended 2009 Plan Reflects Governance
	17	Certain Relationships and Related Person Transactions		71	Best Practices Dilution, Overhang and Burn Rate
	17	Stock Trading Policy and Prohibition on Pledging and Hedging		72 77	Description of the Amended 2009 Plan Summary of Federal Income Tax Consequences
	18 21	Committees of the Board Compensation of Non-Employee Directors		78 78	New Plan Benefits Historical Plan Benefits

24-26	24 24	AUDIT COMMITTEE MATTERS Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm Responsibilities of the Audit Committee	79-80		Approval of an amendment to our restated certificate of incorporation to allow for exculpation of officers as permitted by delaware law
	24 25 25 26	Activities of the Audit Committee in 2024 Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm Audit and Non-Audit Fees		79	Proposal 5 – Approval of an Amendment to Our Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware Law
	26	Audit Committee Report
27-67		EXECUTIVE COMPENSATION	81-82		OWNERSHIP OF OUR STOCK
	27	Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation		81	Security Ownership of Directors and Executive Officers
	28 28	Compensation Discussion and Analysis Executive Summary		82	Security Ownership of Certain Beneficial Owners
	31	Key Executive Compensation Program Practices	83-87		ADDITIONAL INFORMATION
	32	Compensation Philosophy and Elements		83	Questions and Answers about the Annual Meeting
	33 35 35	Compensation Mix Base Salary Cash Incentives		87 87	and Voting Delinquent Section 16(a) Reports Other Matters
	39 43	Equity Incentives Other Compensation		87 87	Annual Report and Form 10-K Incorporation by Reference
	45	The Committee’s Processes and Analyses

A1-A4	A-1	Appendix A — Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures	B1-B19	B-1	Appendix B — Amended 2009 Stock Incentive Plan

ZIMMER BIOMET HOLDINGS, INC.

345 East Main Street

Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF ZIMMER BIOMET HOLDINGS, INC.

To Be Held May 29, 2025
TIME AND DATE
9 a.m. Eastern Time on Thursday, May 29, 2025
PLACE This year’s meeting will be held virtually via webcast at www.virtualshareholdermeeting.com/ZBH2025.	Your Vote Is Important. Even if you plan to attend the virtual annual meeting, we urge you to review the proxy statement and vote your shares as soon as possible.
ITEMS OF BUSINESS	VOTE IN ADVANCE OF THE MEETING:
•
Elect 10 directors to serve until the 2026 annual meeting of shareholders
•
Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025
•
Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”)
•
Approve the amended 2009 Stock Incentive Plan
•
Approve an amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law
•
Transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof

RECORD DATE

April 2, 2025

By Order of the Board of Directors

Chad F. Phipps

Senior Vice President, General Counsel and Secretary

April [•], 2025

INTERNET
Visit www.proxyvote.com
TELEPHONE
Call 1-800-690-6903
MAIL
Mark, sign, date and promptly mail your proxy card or vote instruction form
VOTE ONLINE DURING THE MEETING:

INTERNET
Vote through the virtual meeting platform during the meeting
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 29, 2025:
This Notice of Annual Meeting, the Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.

Proxy Statement SUMMARY

PROXY STATEMENT SUMMARY

We are providing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2025 annual meeting of shareholders to be held on Thursday, May 29, 2025. The Notice of Annual Meeting of Shareholders and related proxy materials, or a Notice of Internet Availability, were first sent to shareholders on or about April [•], 2025. This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and we urge you to read the entire proxy statement, as well as our 2024 Annual Report, before voting.

voting matters and board recommendations

	Voting Matter	Board Vote Recommendation	See Page
Proposal 1	Election of directors	✓ FOR	5
Proposal 2	Ratification of the appointment of PwC as our independent registered public accounting firm for 2025	✓ FOR	24
Proposal 3	Advisory vote to approve named executive officer compensation	✓ FOR	27
Proposal 4	Approval of the amended 2009 Stock Incentive Plan	✓ FOR	68
Proposal 5	Approval of an amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law	✓ FOR	68

Proposal 1 – Election of Directors
Our Board recommends a vote FOR each nominee

Our Director Nominees

The following table provides summary information about each of the 10 director nominees. Each director is elected annually by a majority of votes cast.

Name Principal Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					A	C&MD	CG	QR&T
Betsy J. Bernard Retired President, AT&T Corp.	69	2009	✓	—	✓		Chair
Michael J. Farrell Chair and CEO, ResMed Inc.	52	2014	✓	1		Chair		✓
Robert A. Hagemann Retired Senior VP & CFO, Quest Diagnostics Incorporated	68	2008	✓	2	Chair		✓
Arthur J. Higgins Operating Advisor to Abu Dhabi Investment Authority	69	2007	✓	1		✓		✓
Maria Teresa Hilado Retired Executive VP & CFO, Allergan plc	60	2018	✓	2	✓		✓
Syed Jafry Retired SVP & President, Regions, Thermo Fisher Scientific Inc.	61	2018	✓	—		✓		✓
Sreelakshmi Kolli EVP, Chief Product and Digital Officer, Align Technology, Inc.	50	2021	✓	1	✓			Chair
Devdatt Kurdikar President & CEO, Embecta Corp.	56	2024	✓	1		✓	✓
Louis A. Shapiro Senior Advisor, General Atlantic Retired President & CEO, Hospital for Special Surgery	65	2024	✓	—	✓			✓
Ivan Tornos President & CEO, Zimmer Biomet Holdings, Inc.	49	2023	x	1

A: Audit	C&MD: Compensation & Management Development	CG: Corporate Governance	QR&T: Quality, Regulatory & Technology

Zimmer Biomet 2

Proxy Statement SUMMARY

Demographic information is self-reported by directors in their annual directors’ and officers’ questionnaires. Demographic data is not standardized and director responses are not required.

Corporate Governance Strengths

Board Composition		Board Oversight and Stock Ownership
✓	Diverse Board with effective mix of skills, experiences and perspectives	✓	Robust Board and executive succession planning and risk oversight
✓	Active Board refreshment and average Board tenure of 8.2 years	✓	Rigorous stock ownership guidelines for directors and executives; new stock retention guidelines for named executive officers
✓	Effective annual Board and Board committee evaluation process	✓	Directors and executives prohibited from hedging and pledging our stock under our insider trading policy
✓	Majority voting and director resignation policy in uncontested director elections	✓	Independent director equity-based compensation not paid out until cessation of service

Board Structure and Independence		Shareholder Rights and Accountability
✓	100% independent director nominees, except CEO	✓	Annual election of all directors
✓	Independent Chair or Lead Independent Director	✓	Proxy access right for shareholders
✓	100% independent Board committees	✓	Single class voting structure (one share, one vote)
✓	Independent directors regularly meet without management present	✓	Charter permits shareholders to call a special meeting
✓	Robust Code of Business Conduct and Ethics applicable to directors, officers and employees	✓	Compensation Recovery ("Clawback") Policy covers incentive-based compensation
		X	No poison pill
		X	No supermajority voting requirements

Zimmer Biomet 3

Proxy Statement SUMMARY

Proposal 2 – Ratification of the Appointment of PwC
Our Board recommends a vote FOR this proposal
●	PwC’s report contained in our 2024 Annual Report is unqualified
●	Audit and audit-related fees represent 97% of total fees paid to PwC for 2024

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Our Board recommends a vote FOR this proposal
Executive Compensation Best Practices

What We Do
✓	Pay for performance
✓	Require robust stock ownership guidelines
✓	Require termination of employment in connection with a change in control for accelerated equity vesting (double trigger)
✓	Require non-competition agreement for equity award eligibility
✓	Require shares received upon equity award vesting to be retained in accordance with stock ownership guidelines
✓

Subject executives’ cash and equity-based incentives to clawback, including in the event of:

● an accounting restatement due to material noncompliance with financial reporting requirements under the securities laws (as to cash bonuses and equity-based incentives that are performance-based)

● certain violations of our Code of Business Conduct and Ethics or other conduct deemed detrimental to the interests of the company (as to equity-based incentives)

What We Don’t Do
x	Offer employment contracts to our executives, except as required in non-U.S. jurisdictions
x	Pay dividends or accrue dividend equivalents on unearned performance-based equity awards
x	Provide excise tax gross-ups in new change in control severance agreements (since 2009)
x	Allow hedging or pledging of company securities
x	Reprice or exchange underwater stock options without shareholder approval

Proposal 4 – Approval of the Amended 2009 Stock Incentive Plan
Our Board recommends a vote FOR this proposal
● Amendments would increase the number of shares available for awards by 10,000,000 shares and make certain other changes

Proposal 5 – Approval of an Amendment to Our Restated Certificate of Incorporation
Our Board recommends a vote FOR this proposal
● Amendment would provide for the exculpation of certain officers as permitted by Delaware law

Zimmer Biomet 4

Proxy Statement SUMMARY

CORPORATE GOVERNANCE

Every day, the Zimmer Biomet team works towards our mission of alleviating pain and improving quality of life for people around the world. We are committed to effective corporate governance, adhere to world-class integrity and ethical business practices and strive for the highest standards of patient safety and quality in our products and services.

Our business is managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance.

Proposal 1 – Election of Directors

Based upon the recommendation of the Corporate Governance Committee, the Board has nominated 10 directors for election at the annual meeting to hold office until the 2026 annual meeting and the election of their successors. All of the nominees currently are serving as our directors. Each nominee agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2025 annual meeting.

Each of the director nominees was elected as a director at our 2024 annual meeting, other than Mr. Kurdikar. Mr. Kurdikar was appointed as a director by our Board of Directors, effective on June 20, 2024, was identified through the Board's comprehensive director recruitment process and was assessed by the Board's third-party search firm, Russell Reynolds Associates.

Christopher B. Begley, a member of the Board since 2012, whose term expires at the annual meeting, is not eligible for nomination by the Board for election as a director at the annual meeting due to the Board’s mandatory retirement policy. The Board wishes to express its sincere gratitude to Mr. Begley for his many significant contributions and years of dedicated service to Zimmer Biomet and our shareholders. The Board has taken action to reduce its size to 10 members effective upon the expiration of Mr. Begley’s term as a director.

Proxies cannot be voted for a greater number of persons than 10, which is the number of nominees named in this proxy statement.

Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Our Board recommends a vote FOR each nominee for director.

Zimmer Biomet 5

CORPORATE GOVERNANCE

DIRECTOR NOMINEES

President of AT&T Corp. from October 2002 until her retirement in December 2003. From April 2001 to October 2002, Ms. Bernard was Chief Executive Officer of AT&T Consumer. Prior to joining AT&T, Ms. Bernard held senior executive positions with Qwest Communications International Inc., US WEST, Inc., AVIRNEX Communications Group and Pacific Bell. Ms. Bernard received a B.A. degree from St. Lawrence University, an MBA from Fairleigh Dickenson University and an M.S. in management from Stanford University’s Sloan Fellowship Program.

Other Public Board Memberships

•
Past director of Principal Financial Group, Inc. (until June 2020)
•
Past director of SITO Mobile, Ltd. (until June 2017)

Other Relevant Experience

•
Director of LEAP Guarantee

Skills and Qualifications

Betsy J. Bernard’s past experience in senior executive roles with leading global telecommunications companies, including her service as President of AT&T Corp., has provided her with expertise in financial management, brand management, marketing, enterprise sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning and mergers and acquisitions. Ms. Bernard’s experience has led our Board to determine that she is an “audit committee financial expert” as that term is defined in SEC rules. She has served for more than 20 years as a director of other public companies, including service as chairman of the board and lead independent director, and she has experience chairing the nominating and governance committees of several public company boards, including ours.

Chief Executive Officer of ResMed Inc. since March 2013 and Chairman of ResMed Inc. since January 2023. Prior to his appointment as Chief Executive Officer, Mr. Farrell served as President, Americas for ResMed from 2011 to 2013. He was previously Senior Vice President of the global business unit for sleep apnea therapeutic and diagnostic devices from 2007 to 2011, and before that he held various senior roles in marketing and business development. Before joining ResMed in September 2000, Mr. Farrell worked in management consulting, biotechnology, chemicals and metals manufacturing at Arthur D. Little, Sanofi Genzyme, Dow Chemical and BHP. Mr. Farrell holds a bachelor of engineering, with first-class honors, from the University of New South Wales, a master of science in chemical engineering from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.

Other Public Board Memberships

•
ResMed Inc.

Other Relevant Experience

•
Director of AdvaMed, Chairman-elect of the AdvaMed Board of Directors

Skills and Qualifications

Michael J. Farrell’s service as Chairman and CEO of ResMed Inc., a global leader in the development, manufacturing, distribution and marketing of medical products for the diagnosis, treatment and management of respiratory disorders, provides him with significant experience leading a highly regulated, global medical device company. Mr. Farrell is spearheading the company’s expansion into emerging markets and its investments in connected health and digital health, major growth initiatives for ResMed that fit well with our own plans for global growth. In his prior roles, Mr. Farrell led ResMed’s M&A and alliance creation activities, as well as the marketing function. In addition, during his tenure with ResMed, Mr. Farrell has gained domestic and international P&L experience, first as head of the company’s major global business unit, and then as President, Americas. Mr. Farrell’s experience has given him a strong understanding of key aspects of leading a highly regulated, global healthcare company such as ours, including financial management, business integration, strategic planning, operations, technology assessment and management, product innovation, new product launches and international expansion.

Zimmer Biomet 6

CORPORATE GOVERNANCE

Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until his retirement in July 2013. Mr. Hagemann joined Corning Life Sciences, Inc., a subsidiary of Quest Diagnostics’ former parent company, Corning Incorporated, in 1992, and held roles of increasing responsibility before being appointed Chief Financial Officer of Quest Diagnostics in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He was also previously employed by Arthur Young & Co., a predecessor company to Ernst & Young. Mr. Hagemann holds a B.S. in accounting from Rider University and an MBA from Seton Hall University.

Other Public Board Memberships

•
Graphic Packaging Holding Company
•
Ryder System, Inc.

Skills and Qualifications

Robert A. Hagemann’s past experience as the CFO of Quest Diagnostics Incorporated, a leading provider of diagnostic testing information services, has given him financial management expertise, as well as significant experience in strategic planning, business development, business integration, operations, talent management and information technology. His experience as an executive in the healthcare industry and his financial acumen enable him to evaluate and understand the impact of business decisions on our financial statements and capital structure. Mr. Hagemann’s experience has led our Board to determine that he is an “audit committee financial expert” as that term is defined in SEC rules. He also serves, and has served for approximately ten years, as a director of other public companies.

Operating Advisor to the Abu Dhabi Investment Authority since June 2021, and Deputy Chairman of the Board of UNION therapeutics A/S since July 2021. Previously, Consultant, Blackstone Healthcare Partners of The Blackstone Group from June 2010 until June 2021. Mr. Higgins served as non-executive chairman of the board of Assertio Holdings, Inc., successor issuer to Assertio Therapeutics, Inc., from May 2020 until December 2020. Prior to that, he served as President, Chief Executive Officer and a member of the board of directors of Assertio Therapeutics, Inc. from March 2017 until its merger with Zyla Life Sciences in May 2020. Previously, Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG from January 2006 to May 2010 and Chairman of the Bayer HealthCare Executive Committee from July 2004 to May 2010. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to that, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He graduated from Strathclyde University, Scotland and holds a B.S. in biochemistry.

Other Public Board Memberships

•
Ecolab Inc.
•
Past director of Assertio Holdings, Inc. (until December 2020)
•
Past director of Assertio Therapeutics, Inc. (until May 2020)
•
Past director of Endo International plc (until March 2017)

Skills and Qualifications

Arthur J. Higgins has extensive senior leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the U.S. and Europe, he has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. His knowledge and industry background allow him to provide valuable insight to our business. In addition, his perspective gained from years of operating global businesses and his background in working with high growth companies provide him experiences from which to draw to advise us on strategies for sustainable growth. Through his past executive positions, he has also gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Zimmer Biomet 7

CORPORATE GOVERNANCE

Executive Vice President and Chief Financial Officer of Allergan plc, a global pharmaceutical company, from December 2014 until her retirement in February 2018. Prior to joining Allergan, Ms. Hilado served as Senior Vice President, Finance and Treasurer of PepsiCo Inc. from 2009 until 2014. She previously served as Vice President and Treasurer for Schering-Plough Corp. from 2008 to 2009 and spent more than 17 years with General Motors Co. in leadership roles of increasing responsibility, including Assistant Treasurer from 2006 to 2008 and Chief Financial Officer, GMAC Commercial Finance LLC from 2001 to 2005. She began her career with Far East Bank and Trust Co. in Manila, Philippines. Ms. Hilado earned a Bachelor’s degree in Management Engineering from Ateneo de Manila University in the Philippines and an MBA from the University of Virginia Darden School of Business.

Other Public Board Memberships

•
Campbell Soup Company
•
Galderma Group AG
•
Past director of H.B. Fuller Company (until December 2021)
•
Past director of PPD, Inc. (until December 2021)

Other Relevant Experience

•
Director, Curia Global, Inc.
•
Director, Simtra (Baxter Pharmaceutical LLC)

Skills and Qualifications

Maria Teresa (Tessa) Hilado has more than three decades of demonstrated financial expertise in leading roles at several large, global corporations, including her past experience as CFO of Allergan plc, a global pharmaceutical company. She has extensive experience in global finance, treasury, tax, mergers and acquisitions, business development and investor relations, as well as experience in the healthcare, consumer packaged goods and automotive industries. Ms. Hilado’s experience has led our Board to determine that she is an “audit committee financial expert” as that term is defined in SEC rules. She has also served as a director of other public companies.

Retired Senior Vice President and President, Regions of Thermo Fisher Scientific Inc. from September 2017 through his retirement in March 2022. Mr. Jafry was responsible for all business geographies outside the U.S. He joined Thermo Fisher Scientific in March 2005 and served in numerous roles of increasing responsibility prior to being appointed to his last position. Mr. Jafry started his career at Glaxo Pharmaceuticals in London. Prior to joining Thermo Fisher Scientific, he served for 18 years at General Electric, where he held commercial, product management and general management roles in the U.S., Netherlands, Switzerland and China, most recently serving as President of GE Sensing Asia. He joined the board of directors of GTCR, LLC, a private equity firm, in 2022. Mr. Jafry holds a Bachelor’s degree in Mechanical Engineering from Lahore University in Pakistan, a Master’s degree in Mechanical Engineering from the University of Massachusetts and a Master’s certificate in Marketing and Management from Harvard University Extension School.

Other Relevant Experience

•
Director, GTCR, LLC

Skills and Qualifications

Syed Jafry has more than three decades of global operations and management experience in executive roles at several large, global organizations, including as Senior Vice President and President, Regions of Thermo Fisher Scientific Inc., a world leader in serving science, supporting customers in pharmaceuticals, biotech, healthcare and other industries. Mr. Jafry’s experience has given him a strong understanding of key aspects of leading a global, highly regulated business such as ours, including expansion into emerging markets, financial management, strategic planning, operations, product innovation, new product launches and business integration. His knowledge and industry background allow him to provide valuable insight to our business.

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CORPORATE GOVERNANCE

Executive Vice President, Chief Product and Digital Officer of Align Technology, Inc., a global medical device company (“Align”), since December 2023. Ms. Kolli is responsible for Align's product lifecycle, from product ideation and innovation, to engineering, product launch and product performance. This includes leading the product and engineering teams and defining the technology strategy and development of product software, consumer, customer, manufacturing and enterprise applications enabling the Align Digital Platform. Ms. Kolli has led Align’s global business transformation initiative aimed at delivering platforms and technology to support customer experience and simplified business processes across the company. She joined Align in June 2003 and has held positions of increasing responsibility, leading and transforming business operations and engineering. She was promoted to Vice President, Information Technology in December 2012, to Senior Vice President, Global Information Technology in February 2018, to Senior Vice President – Chief Digital Officer in April 2020, and to Executive Vice President, Chief Digital Officer, in February 2022. Prior to joining Align, Ms. Kolli held technical lead positions with Citadon and Accenture. She is a member of the board of directors of Intuitive Surgical, Inc. Ms. Kolli earned an M.S. degree in Computer Applications at the National Institute of Technology in Trichy, India and is a graduate of the Stanford Executive Program offered by the Stanford Graduate School of Business in California.

Other Public Board Memberships

•
Intuitive Surgical, Inc.

Skills and Qualifications

Sreelakshmi Kolli’s service as Executive Vice President and Chief Product and Digital Officer of Align Technology, Inc., a publicly traded company that designs, manufactures and offers the Invisalign® clear aligner system, intraoral scanners and services, and exocad CAD/CAM software, has provided her with significant experience in a highly regulated global medical device company. In her senior leadership roles, Ms. Kolli has gained deep knowledge of digital and emerging technologies, operations, strategic planning, marketing, product innovation, financial management and data privacy trends. Her knowledge and industry background allow her to provide valuable insight to our business as we expand our portfolio of integrated digital and robotic technologies that leverage data, machine learning and artificial intelligence.

President, Chief Executive Officer and Director of Embecta Corp., a global medical device company (“Embecta”), since its spinoff from Becton, Dickinson and Company (“BD”) in April 2022. Mr. Kurdikar was the Worldwide President of Diabetes Care at BD from 2021 until the spinoff. Prior to joining BD, Mr. Kurdikar was President and CEO of Cardiac Science Corporation from 2016 to 2019. Prior to that role, Mr. Kurdikar was the Vice President and General Manager, Men’s Health, within Urology and Pelvic Health at Boston Scientific Corporation (“Boston Scientific”) from 2015 to 2016. Mr. Kurdikar served in the same role at American Medical Systems (“AMS”) starting in 2013 and led the Men’s Health business through its carve-out, sale and integration into Boston Scientific. Before joining AMS, Mr. Kurdikar worked for 11 years with Baxter International, Inc., holding leadership roles of increasing responsibility in finance, strategy and integration, R&D planning and operations, ultimately serving as Vice President, Marketing, from 2011 through 2013. He began his career as a Senior Research Engineer at The Monsanto Company. Mr. Kurdikar holds a Bachelor in Chemical Engineering from the University of Bombay (India). He earned a Master of Science in Chemical Engineering from Washington State University, a Ph.D. in Chemical Engineering from Purdue University, and a Master of Business Administration from Washington University. In addition to serving on the Embecta board, Mr. Kurdikar serves on the board of directors of AdvaMed.

Other Public Board Memberships

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Embecta Corp.

Other Relevant Experience

•
Director of AdvaMed

Skills and Qualifications

Devdatt (Dev) Kurdikar is an experienced healthcare executive who brings extensive experience in the medical device industry and with medical device technology, including connected medical devices. As Chief Executive Officer of a global medical device company, Mr. Kurdikar also provides our Board with valuable insights on matters pertaining to, among others, global business, operations and manufacturing, consumer/retail, strategy and innovation, cybersecurity, risk and crisis management, investor relations and regulatory and compliance matters, as well as experience with institutional investors.

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Senior Advisor, General Atlantic since October 2023. President and Chief Executive Officer of the Hospital for Special Surgery (“HSS”), a leading academic medical center focused on musculoskeletal health, from October 2006 until his retirement in October 2023. Prior to joining HSS, Mr. Shapiro worked at Geisinger Health System from 2002 to 2006, serving in roles with increasing leadership scope and ultimately advancing to Executive Vice President and Chief Operating Officer of the Clinical Enterprise. He served as a senior healthcare expert and consultant at McKinsey & Co. from 1999 to 2002 and held positions in other hospitals and health systems from 1983 through 1999. Mr. Shapiro has a Bachelor of Science degree in psychology from the University of Pittsburgh and a Master’s degree in health administration from the University of Pittsburgh Graduate School of Public Health. Mr. Shapiro also has extensive healthcare and nonprofit board service, including serving as a founding member of the board of directors of RightMove Health, as President of Medical Indemnify Assurance Company, and as the board chairman of the Greater New York Hospital Association.

Other Relevant Experience

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Chairman of the Board of Directors, PT Solutions Physical Therapy
•
Chairman of the Board of Directors, Alternate Solutions Health Network
•
Chairman of the Board of Directors, PeopleOne Health
•
Faculty, McKinsey & Company Bower Forum

Skills and Qualifications

Louis Shapiro led all strategic and operational aspects of HSS for over 17 years, leading its transformation from a boutique New York provider to a musculoskeletal healthcare system with more than 20 locations in four states that treats nearly 200,000 patients annually from all 50 states and more than 80 countries. Mr. Shapiro’s expertise spans from strategic innovation and service line development to technology integration, employee engagement and patient experience. He has served for more than 15 years as a director of not-for-profit and healthcare organizations, including service as Chairman of the Board.

President and Chief Executive Officer of the company and member of the company's Board of Directors since August 2023. Previously, Mr. Tornos served as the Chief Operating Officer of the company since March 2021, as the company’s Group President, Global Businesses and the Americas from December 2019 until March 2021, and as Group President, Orthopedics from joining the company in November 2018 until December 2019. Prior to joining the company, Mr. Tornos served as Worldwide President of the Global Urology, Medical and Critical Care Divisions of Becton, Dickinson and Company (“BD”) (and previously, C. R. Bard, Inc. (“Bard”)) from June 2017 until October 2018. From June 2017 until BD’s acquisition of Bard in December 2017, Mr. Tornos also continued to serve as President, EMEA of Bard, a position to which he was appointed in September 2013. Mr. Tornos joined Bard in August 2011 and, prior to his appointment as President, EMEA, served as Vice President and General Manager with leadership responsibility for Bard’s business in Southern Europe, Central Europe and the Emerging Markets Region of the Middle East and Africa. Before joining Bard, Mr. Tornos served as Vice President and General Manager of the Americas Pharmaceutical and Medical/Imaging Segments of Covidien International from April 2009 to August 2011. Before that, he served as International Vice President, Business Development and Strategy with Baxter International Inc. from July 2008 to April 2009 and, prior to that, Mr. Tornos spent 11 years with Johnson & Johnson in positions of increasing responsibility.

Other Public Board Memberships

•
PHC Holdings Corporation

Skills and Qualifications

Ivan Tornos' service as our President and CEO, his prior service as our Chief Operating Officer, our Group President, Global Businesses and the Americas, and our Group President, Orthopedics, together with his past service as Worldwide President of the Global Urology, Medical and Critical Care Divisions of BD and Bard, have given him extensive experience in the medical device industry delivering transformative growth and leadership for large, highly regulated global enterprises.

Mr. Tornos has significant experience in financial management, strategic planning, mergers and acquisitions, business integration, risk management and in dealing with the many regulatory aspects of our business. His deep knowledge and understanding of the medical device industry in general, and our global businesses in particular, enable him to provide crucial insight to our Board into strategic, management and operational matters. Mr. Tornos provides an essential link between management and the Board on management’s business perspectives.

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OUR BOARD OF DIRECTORS AND CORPORATE

GOVERNANCE FRAMEWORK

DIRECTOR CRITERIA, QUALIFICATIONS AND

EXPERIENCE

We are a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. We have operations in more than 25 countries around the world and sell products in more than 100 countries. We operate in markets characterized by rapidly evolving technologies, complex regulatory requirements and significant competition.

The Corporate Governance Committee is responsible for reviewing and assessing with the Board, on an annual basis, the experience, qualifications, attributes and skills sought of Board members in the context of our business and the then-current membership of the Board. The director skills matrix below identifies some of the key skills and experiences the Board has identified as being important to its responsibilities and reflects how the director nominees, individually and in the aggregate, reflect these skills.

2025 Director Nominees Skills and Experience

Sitting CEO of Medical Device Company		●						●		●
Sitting CEO or Global Business Head		●						●		●
Prior CEO or Global Business Head	●			●		●			●
Operations Experience	●	●	●	●		●	●	●	●	●
Healthcare Industry Experience		●	●	●	●	●	●	●	●	●
Medical Device Industry Experience		●	●	●			●	●		●
International Expertise		●		●	●	●	●	●	●	●
FDA Experience		●	●	●			●	●	●	●
R&D Experience		●		●			●	●		●
Government / Regulatory Affairs / Health Economics Experience	●	●	●	●		●	●	●	●	●
Brand / Marketing Experience	●	●		●		●	●	●	●	●
M&A Experience	●	●	●	●	●	●		●		●
Financial Expertise	●	●	●	●	●	●		●	●	●
Digital Technology Expertise		●					●
Cybersecurity Expertise		●					●
Demographics
Gender	F	M	M	M	F	M	F	M	M	M
Racially/Ethnically Diverse					●	●	●	●		●
LGBTQ+	●

Demographic data is self-reported by directors in their annual directors’ and officers’ questionnaires. Demographic data is not standardized and director responses are not required.

A mark indicates a specific area of focus or expertise that the director brings to our Board. The matrix above does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area.

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The Corporate Governance Committee looks for current and potential directors collectively to have a mix of experience, skills and qualifications, including those identified in the matrix. In evaluating director candidates and considering incumbent directors for nomination to the Board, the committee considers a variety of factors. These include each candidate’s experiences, skills and qualifications, character and integrity, reputation for working constructively in a collegial environment, personal and professional background, demographics and availability to devote sufficient time to Board matters. The committee further considers candidates in the context of the diversity of the current Board members, including as to gender, race, ethnicity, national origin, international work experience, disability status and age, to ensure an inclusive culture, sense of belonging and diverse perspectives. The committee also considers whether a candidate can meet the independence standards for directors and members of key committees under applicable stock exchange and SEC rules. With respect to incumbent directors, the committee considers the director’s past performance on the Board and contributions to the committees on which he or she serves.

BOARD LEADERSHIP STRUCTURE

One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and maximize the contributions of its members. Our Board believes that it is important that it retain flexibility to make the determination as to whether the interests of the company and our shareholders are best served by having the same individual serve as both CEO and Chairman or whether the roles should be separated based on the circumstances at any given time, and our Corporate Governance Guidelines and Restated Bylaws provide this flexibility. Under our Corporate Governance Guidelines, the Board appoints a Lead Independent Director when the CEO and Chairman roles are combined. At different times in the past, the Board has used both approaches, selecting the approach which it believes best serves the interests of the company and our shareholders at that time.

In the second half of 2024, after the first anniversary of the appointment of Mr. Tornos as President and CEO, and in light of our current Chairman of the Board, Mr. Begley, reaching the Board’s mandatory retirement policy at the 2025 annual meeting, our Corporate Governance Committee and Board of Directors began to reassess the Board’s leadership structure. In February 2025, our Board, upon the recommendation of the Corporate Governance Committee, determined that the company and its shareholders will be best served by Mr. Tornos assuming the role of Chairman and Mr. Farrell serving as Lead Independent Director effective as of May 29, 2025, the day of the annual meeting. The decision to combine the roles of Chairman and CEO reflected the Board’s strong belief that Mr. Tornos has demonstrated the leadership and vision necessary to lead the Board and the company. The Board believes that this leadership structure will promote efficient Board functioning, foster a constructive and cooperative relationship between the Board and management and reinforce Mr. Tornos' overall responsibility for the company’s business and strategy, under the oversight and subject to the review of the Board. However, the Board evaluates its leadership structure on an ongoing basis and is not opposed in concept to separating these roles in the future.

The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the Board will appoint a Lead Independent Director. As such, the Board selected Mr. Farrell to assume the role of Lead Independent Director when Mr. Tornos assumes the role of Chairman.

The Board believes that a Lead Independent Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. In fulfilling his or her responsibilities, the Lead Independent Director will:

•
serve as the primary liaison between the CEO and the independent directors;
•
preside at all meetings of the Board when the Chairman is not present;
•
convene and preside at meetings of the independent directors, including executive sessions of the independent directors held in conjunction with each regularly scheduled Board meeting;
•
review and provide input on meeting agendas for the Board and its committees;
•
review meeting schedules and collaborate with the CEO to ensure that there is sufficient time for discussion of agenda items;
•
provide feedback to the CEO as needed, including on the flow of information from management to the Board, and communicate regularly with the CEO between Board meetings;
•
recommend to the CEO the retention of outside advisors who report directly to the Board when deemed appropriate;
•
participate, along with the members of the Compensation and Management Development Committee and the full Board, in the evaluation of the CEO and, together with the Chair of the Compensation and Management Development Committee, meet with the CEO to discuss such evaluation;
•
consult with Board committee Chairs as needed;
•
consult with the Corporate Governance Committee concerning the members and Chairs of all Board committees;
•
be available, as appropriate, for communication with the company’s shareholders; and
•
perform such other duties as may be requested by the Board.

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BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors oversees the risk management processes that have been designed and are implemented by our executives to determine whether those processes are consistent with our strategy and risk appetite, are functioning as intended, and that necessary steps are taken to foster a culture that recognizes and appropriately escalates and addresses risk-taking beyond our determined risk appetite. The Board executes its oversight responsibility for risk management directly and through its committees.

The Audit Committee is specifically tasked with overseeing our compliance with legal and regulatory requirements, including oversight of our Corporate Compliance Program, discussing our risk assessment and risk management processes with management, and receiving information on certain material legal and regulatory matters, including litigation, as well as on information technology, data privacy, business continuity and cybersecurity-related matters. Our Vice President, Internal Audit Services, who reports directly to the committee, coordinates our global risk assessment process. We use this process to identify, assess and prioritize internal and external risks, to develop processes for responding to, mitigating and monitoring risks and to inform the development of our internal audit plan, our annual operating plan and our long-term strategic plan. We also maintain an internal risk committee made up of members of senior management that has responsibility for overseeing the execution of enterprise risk management activities.

The Audit Committee receives detailed reports regarding our enterprise risk assessment process and its meeting agendas include discussions of individual risk areas throughout the year. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the committee. The committee discusses our major financial risk exposures with our CFO and Chief Accounting Officer. The committee receives regular reports from our Chief Compliance Officer on our Corporate Compliance Program, which is designed to address risks related to, among other matters, anti-corruption and anti-kickback laws in the countries where we do business. The committee receives regular reports from our Chief Information Officer and our Chief Information Security Officer regarding cybersecurity risks and threats. The committee also receives reports from our General Counsel, Global Privacy Officer and other persons who are involved in our risk management processes.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation and Management Development Committee oversees risks relating to our executive compensation programs and practices. In addition, in conjunction with the full Board, the Compensation and Management Development Committee oversees risks relating to human capital management. The Corporate Governance Committee oversees risks relating to environmental, social and governance matters. The Quality, Regulatory and Technology Committee oversees risks relating to our compliance with laws and regulations enforced by the U.S. Food and Drug Administration (“FDA”) and comparable foreign government regulators, including product quality and safety. The Board receives detailed regular reports from members of our executive leadership team and other personnel that include discussions of the risks and exposures involved with their respective areas of responsibility. Further, the Board is routinely informed of developments that could affect our risk profile or other aspects of our business. Primary areas of risk oversight for the full Board include, but are not limited to, general commercial risks in the musculoskeletal healthcare industry, such as competition, pricing pressures and the reimbursement landscape; risks associated with our strategic plan and annual operating plan; risks related to our capital structure; and risks pertaining to mergers, acquisitions, divestitures and other complex transactions.

BOARD’S ROLE IN Executive Succession Planning and Development

The Board and its Compensation and Management Development Committee oversee executive succession planning for the company as part of building a high-performing and inclusive workforce. On an annual basis, the Board and committee evaluate the company's leadership team succession planning. Additionally, other Board committees receive annual talent review updates from relevant management teams, such as the Audit Committee receiving the Finance and Internal Audit teams’ talent reviews, and the Quality, Regulatory and Technology Committee receiving the Quality Affairs and Regulatory Affairs teams’ talent reviews. Additionally, Board members interact with internal succession candidates through candidates' participation in Board and committee meetings and other contacts, and high-potential individuals are often positioned to interact more frequently with our Board and its committees as part of our succession planning processes. During 2022, we introduced Global Leadership Competencies, behaviors that are informed by our culture promises, support our mission and enable successful outcomes aligned to our strategic pillars to help build a pipeline of talent who can fill future leadership roles.

The annual Board and committee review of leadership team succession planning represents the culmination of an ongoing process in which each member of the President and CEO's leadership team, in collaboration with our Human Resources Department, develops detailed succession plans designed to ensure the continuing strength and success of each function. These detailed succession plans identify high-performing internal and external candidates for leadership roles and are intended to develop and enhance well-rounded and experienced leaders. Among other factors, our executive succession planning processes:

•
assess the performance of leadership team members and their reports;
•
identify high potential candidates for additional responsibilities, new positions, promotions, or similar assignments;

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•
create development plans for high potential candidates and monitor candidates' performance on such plans; and
•
factor in our current and future expected business needs.

We seek to continually improve our executive succession planning programs. For example, the executive leadership changes we began in August 2023 and continued through 2024 demonstrated successful operation of these processes, as well as provided valuable experience to inform further enhancements.

POLICIES ON CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving shareholders well and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our Restated Certificate of Incorporation, Restated Bylaws, Board committee charters and key Board policies, form the framework for our governance. Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted.

The current versions of the following documents are available in the Investor Relations/Corporate Governance section of our website, www.zimmerbiomet.com:

•
Code of Business Conduct and Ethics, which applies to all directors, officers and employees;
•
Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “finance code of ethics”), which applies to our CEO, CFO, Chief Accounting Officer/Corporate Controller and other finance organization employees;
•
Corporate Governance Guidelines;
•
Audit Committee Charter;
•
Compensation and Management Development Committee Charter;
•
Corporate Governance Committee Charter;
•
Quality, Regulatory and Technology Committee Charter;
•
Board Policy on Ratification of Independent Registered Public Accounting Firm;
•
Board Policy on Stockholder Rights Plans; and
•
Statement of Engagement on Public Policy Issues.

If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our CEO, CFO, or Chief Accounting Officer/Corporate Controller, we will disclose the nature of that amendment or waiver in the Investor Relations section of our website.

LIMIT ON OTHER DIRECTORSHIPS

Under our Corporate Governance Guidelines, our non-employee directors who are not executive officers of other public companies are limited to serving on a total of four public company boards, including ours, and our non-employee directors who serve as executive officers of other public companies are limited to serving on a total of three public company boards, including their own company’s board and our Board. Further, our Audit Committee members are limited to serving on a total of three public company audit committees, including ours.

Our Board is aware that certain of our investors, in recognition of the increased time required of boards of directors, have policies to limit directors who are CEOs of public companies to a total of two public company boards. While our Board recognizes that directors who are employed full-time, whether as executives of public companies or in other positions, naturally have greater demands placed on their time than directors who have retired from full-time employment, our Board has chosen not to adopt the more restrictive two-board limit for our non-employee directors who serve as public company executives so that our Board has more flexibility to assess the potential impact of directors’ additional commitments as they arise.

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BOARD SELF-EVALUATION PROCESS

1	Preparation Review self-evaluation process and prepare questionnaires/assessments

Pursuant to New York Stock Exchange requirements, the Board’s Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance. These self-evaluations, which are conducted annually, are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance and identifying areas for improvement. The Chair of the Corporate Governance Committee oversees the annual self-evaluation process. Each director is expected to participate and provide feedback on a range of topics, including: Board and committee agendas; meetings; practices and dynamics; Board refreshment; committee structure, membership and leadership; the flow of information to and from the Board and its committees; management succession planning; and shareholder engagement. Director feedback is solicited on an individual basis through written questionnaires and group discussions.

From time to time, the Board retains a third party experienced in corporate governance matters to act as a facilitator for the self-evaluation process, including preparing and reviewing the written questionnaires/assessments and conducting individual director interviews. The Chair of the Corporate Governance Committee, along with the third-party facilitator (when one is retained), reviews the feedback from the self-evaluation process and makes recommendations for areas with respect to which the Board and its committees should consider improvements. These areas are further discussed at a meeting led by the Chair of the Corporate Governance Committee and the third-party facilitator (when one is retained) at which all Board members are present. At the conclusion of this meeting, the Chair of the Corporate Governance Committee, working with the senior management team, develops action plans for any items that require follow-up.

2	Questionnaires Distribute and complete questionnaires

3	Analyze Feedback Review feedback and make recommendations for improvement

4	Review Findings Meeting to discuss findings with the entire Board

5	Follow-Up Plans of action developed with senior management for any items that require follow-up

DIRECTOR INDEPENDENCE

The Board’s Corporate Governance Guidelines, which are available on our website at www.zimmerbiomet.com, include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director has no material relationship, directly or indirectly, with us. In assessing independence, the Corporate Governance Committee and the Board consider a wide range of relevant facts and circumstances. The Board has determined that each of our non-employee directors, Christopher Begley, Betsy Bernard, Michael Farrell, Robert Hagemann, Arthur Higgins, Maria Teresa Hilado, Syed Jafry, Sreelakshmi Kolli, Devdatt Kurdikar and Louis Shapiro, meets these standards and is independent. The remaining director, Ivan Tornos, is our CEO and is not independent.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our Restated Bylaws require directors to be elected by the majority of the votes cast with respect to that director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Restated Bylaws, any director who fails to be elected must tender his or her resignation to the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Furthermore, our Corporate Governance Guidelines provide that, if an incumbent director fails to be elected in an uncontested election, and regardless of the

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Board's decision with respect to the related tendered resignation, the Board will not nominate such person to be a candidate for election as a director at the next annual shareholder meeting.

If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” All nominees for election as directors at the 2025 annual meeting are currently serving on the Board.

NOMINATIONS FOR DIRECTORS

The Corporate Governance Committee screens candidates and recommends candidates for nomination to the full Board. In seeking and evaluating director candidates, the committee considers individuals in accordance with the criteria described above under “Director Criteria, Qualifications and Experience.” Director candidates may be recommended by Board members, a third-party search firm or shareholders.

The committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.

A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the committee as a nominee, but does not intend to have the candidate included in our proxy materials, must comply with the advance notice requirements set forth in our Restated Bylaws. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders? – Notice Requirements for Other Director Nominees or Shareholder Proposals to Be Brought Before the 2026 Annual Meeting of Shareholders” on page 86 for more information.) In addition, in 2019, our Board adopted “proxy access,” which permits eligible shareholders to nominate and include in our proxy materials director nominees if certain requirements are met. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders? – Requirements for Director Nominees to Be Considered for Inclusion in our Proxy Materials (“Proxy Access”)” on page 86 for more information.) Further, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with Rule 14a-19 under the Exchange Act. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders? – Notice Requirements under Universal Proxy Rules” on page 86 for more information.)

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may contact our directors by writing to them either individually or as a group or partial group (such as all independent directors), c/o Corporate Secretary, Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it can be forwarded without being opened. Communications addressed to multiple recipients, such as to “Board of Directors,” “Audit Committee,” “Independent Directors,” etc., will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward them, and hence cannot be treated confidentially.

BOARD MEETINGS, ATTENDANCE AND EXECUTIVE SESSIONS

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve and shareholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2024, the Board held 6 meetings and the standing committees of the Board held a total of 22 meetings. All directors attended 75% or more of the meetings of the Board and committees on which they served. All current directors then standing for election attended the 2024 annual meeting of shareholders.

Each regularly scheduled Board meeting normally begins with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The independent directors may meet

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in executive session, without the CEO, at any time, and are scheduled for such independent executive sessions at each regularly scheduled Board meeting. Currently, Mr. Begley, in his capacity as non-executive Chairman, presides at these executive sessions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Under our Audit Committee’s charter, which is available on our website at www.zimmerbiomet.com, our Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the company, or any of their immediate family members, has a direct or indirect material interest. The Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Under our Code of Business Conduct and Ethics, which is available on our website at www.zimmerbiomet.com, and related policies and procedures, actual or potential conflicts of interest involving any other employee must be disclosed to and resolved by our Human Resources Department, in consultation with our Compliance Office.

Stock Trading Policy and prohibition on Pledging and Hedging

We have adopted a Stock Trading Policy that governs the purchase, sale and other disposition of the Company's common stock by our directors, officers and employees and certain of their family members and related parties that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, including applicable listing standards. The policy prohibits buying or selling the Company's common stock while aware of material non-public information about the Company and from disclosing ("tipping") such information to others. It is also the Company's policy to comply with all applicable insider trading laws when transacting in its own securities.

Our Stock Trading Policy prohibits all members of our Board, all executive officers, all employees at or above a director level and certain other designated employees (as well as such individuals’ family members, others living in their home and any entities that such individuals influence or control) from the following:

•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Zimmer Biomet securities that such person holds, directly or indirectly, whether or not the Zimmer Biomet securities were acquired as part of his or her compensation;
•
engaging in short sales of Zimmer Biomet securities; and
•
holding Zimmer Biomet securities in a margin account or otherwise pledging Zimmer Biomet securities as collateral for a loan.

The prohibition on hedging included in our Stock Trading Policy does not preclude covered persons from engaging in general portfolio diversification or investing in broad-based index funds.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

Our Restated Bylaws provide that the Board may delegate certain of its responsibilities to committees. During 2024, the Board had four standing committees: an Audit Committee; a Compensation and Management Development Committee; a Corporate Governance Committee; and a Quality, Regulatory and Technology Committee. Each of the standing committees is composed entirely of independent directors. In addition, the members of the Audit Committee and the Compensation and Management Development Committee meet the heightened standards of independence required by SEC rules and New York Stock Exchange listing standards.

The table below shows the current membership of each standing Board committee and the number of meetings held during 2024.

STANDING COMMITTEE ASSIGNMENTS

Director	Audit Committee	Compensation and Management Development Committee	Corporate Governance Committee	Quality, Regulatory and Technology Committee
Christopher B. Begley		✓	✓
Betsy J. Bernard	✓		Chair
Michael J. Farrell		Chair		✓
Robert A. Hagemann	Chair		✓
Arthur J. Higgins		✓		✓
Maria Teresa Hilado	✓		✓
Syed Jafry		✓		✓
Sreelakshmi Kolli	✓			Chair
Devdatt Kurdikar		✓	✓
Louis A. Shapiro	✓			✓
Ivan Tornos
2024 Meetings	8	4	6	4

Audit Committee Robert A. Hagemann, Chair	Other Committee Members: Betsy J. Bernard Maria Teresa Hilado (Chair effective May 28, 2025) Sreelakshmi Kolli Louis A. Shapiro

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The principal functions of the Audit Committee include:

•
pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records and the results of recently completed internal examinations;
•
reviewing and discussing with management and our independent registered public accounting firm our quarterly and annual financial statements prior to their public release;
•
reviewing major issues as to the adequacy of our internal controls;
•
overseeing our compliance with certain legal and regulatory requirements, including oversight of our Corporate Compliance Program, and aspects of our risk management processes; and
•
overseeing, reviewing and discussing with management our cybersecurity, information systems, privacy, data security, and business continuity risk exposures, and threats, and our processes, procedures and actions to identify, assess, monitor, mitigate, remediate and report such risks and threats. The Audit Committee also considers the company's cybersecurity risks within the company's overall enterprise risk management framework.

The Board of Directors has determined that Mses. Bernard and Hilado and Mr. Hagemann qualify as “audit committee financial experts” as defined by SEC rules. Shareholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liabilities that are greater than those that are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

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CORPORATE GOVERNANCE

See also the “Audit Committee Matters” section of this proxy statement for additional information about the Audit Committee’s responsibilities and actions and the Audit Committee Report.

The report of the Audit Committee appears on page 26.

Compensation and Management Development Committee Michael J. Farrell, Chair	Other Committee Members: Christopher B. Begley Syed Jafry (Chair effective May 28, 2025) Devdatt Kurdikar

The Compensation and Management Development Committee has overall responsibility for approving and evaluating our executive compensation plans, policies and programs. The duties of the Compensation and Management Development Committee include:

•
reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
•
reviewing and discussing with the CEO the performance of our other executive officers;
•
reviewing and approving the base salary, annual and long-term incentive compensation and other compensation, perquisites or special or supplemental benefits to be paid or awarded to our CEO and other executive officers;
•
approving and authorizing the company to enter into any severance arrangements, change in control severance agreements or other compensation-related agreements with our executive officers, in each case as, when and if appropriate;
•
reviewing and making recommendations to the Board with respect to our incentive compensation and equity-based plans;
•
administering our incentive compensation and equity-based plans, including making awards under such plans;
•
monitoring compliance by our executive officers with our stock ownership guidelines;
•
approving, overseeing and administering policies, plans and agreements concerning the recoupment of incentive compensation, including our Compensation Recovery Policy;
•
overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices;
•
cooperating with the Corporate Governance Committee in reviewing non-employee director compensation and providing input with respect to any proposed changes in director compensation;
•
as part of periodic organization and talent planning, either as part of the full Board, or at the Board’s direction, reviewing talent and development plans relative to senior management;
•
either as part of the full Board, or at the Board’s direction, reviewing and monitoring our policies and strategies related to human capital management;
•
reviewing and discussing with management the Compensation Discussion and Analysis required by SEC regulations and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement; and
•
reviewing the results of non-binding advisory votes on executive compensation and determining whether changes should be made to our executive compensation policies and programs in light of shareholder feedback.

None of the members of the Compensation and Management Development Committee during 2024 or as of the date of this proxy statement is or has been our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation and Management Development Committee or the Board or otherwise under circumstances requiring disclosure under Item 404 of Regulation S-K.

The report of the Compensation and Management Development Committee appears on page 49.

Compensation Risk Assessment

At the request of the Compensation and Management Development Committee, the committee’s compensation consultant conducts an in-depth qualitative review of the potential risks associated with our executive compensation program each year. The components of our executive compensation program are part of our global compensation structure, and the majority of the compensation policies or practices that apply to other levels of our employees or to any of our subsidiaries or divisions are included in our executive compensation program. For 2024, Semler Brossy Consulting Group, LLC (“Semler Brossy”), the committee’s current independent compensation consultant, found that our executive compensation program is in alignment with current market practices, contains an appropriate balance of risk versus rewards and incorporates appropriate risk mitigating factors. Semler Brossy found no design features in our executive compensation practices that pose a significant concern from the perspective of motivating senior officers to knowingly expose us to excessive enterprise risk. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us.

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CORPORATE GOVERNANCE

Corporate Governance Committee Betsy J. Bernard, Chair	Other Committee Members: Christopher B. Begley Robert A. Hagemann Maria Teresa Hilado Devdatt Kurdikar

The Corporate Governance Committee oversees the Board’s corporate governance policies and practices and assists the Board in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen. In its oversight of corporate governance policies and practices, the Corporate Governance Committee’s duties include:

•
developing and recommending to the Board criteria for selection of non-management directors;
•
recommending to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings;
•
recommending directors for appointment to Board committees;
•
analyzing information relevant to the Board’s determination as to whether a director is independent;
•
overseeing the annual self-evaluation process for the Board and its committees;
•
periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board for approval;
•
monitoring emerging corporate governance trends and recommending to the Board any proposed changes in our corporate governance policies;
•
periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and
•
periodically reviewing, in cooperation with the Compensation and Management Development Committee, the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.

In assisting the Board in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen, the Corporate Governance Committee reviews and considers, among other items, the following from time to time as it deems appropriate:

•
current and emerging ESG, political, corporate citizenship and public policy issues and trends that may affect our business activities, performance, reputation or public image;
•
our public policy, government relations and advocacy activities, including our policies on political contributions and the activities of the Zimmer Biomet Political Action Committee;
•
our sustainability activities, including initiatives related to the environment and climate change;
•
our community relations activities and charitable contributions, including the underlying philosophy, goals and purposes of our contribution activities;
•
our initiatives related to promoting access to healthcare and other social responsibility issues; and
•
shareholder proposals submitted for inclusion in our proxy materials that relate to public policy or social responsibility issues.

Quality, Regulatory and Technology Committee Sreelakshmi Kolli, Chair	Other Committee Members: Michael J. Farrell Arthur J. Higgins Syed Jafry Louis A. Shapiro

The Quality, Regulatory and Technology (“QR&T”) Committee assists the Board in its oversight of product quality and safety and our research, innovation and technology initiatives in the context of our overall corporate strategy, goals and objectives. In its oversight of risk management, the QR&T Committee reviews and considers, among other items, the following:

•
our overall quality strategy;
•
processes in place to monitor and control product quality and safety;
•
results of product quality and quality system assessments by the company and external regulators; and
•
any significant product quality issues that may arise.

In overseeing our research, innovation and technology initiatives, the QR&T Committee reviews and considers, among other items, the following as it deems appropriate:

•
the strategic goals, objectives and direction of our research programs and the alignment of those programs with our portfolio of businesses and our long-term business objectives and strategic goals;
•
the relationship of our strategic research plan to our overall approach to technical and commercial innovation and technology acquisition;
•
our product development pipeline;

Zimmer Biomet 20

CORPORATE GOVERNANCE

•
our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare, and changing market requirements, including artificial intelligence and machine learning and the application of artificial intelligence and machine learning to medical technology;
•
the processes for identifying and prioritizing, and, as applicable, the development of, innovative technologies that arise from within and outside the company;
•
our ability to internally develop technology being, or proposed to be, developed, or to access and maintain such technology from third parties through acquisitions, licensing, collaborations, alliances, investments or otherwise; and
•
the potential impact on us in the event that technology being, or proposed to be, developed is not developed or accessed by us.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of director compensation include annual retainers, committee chair annual fees and equity-based awards. It is the Board’s practice to provide a mix of cash and equity-based compensation to more closely align the interests of directors with our shareholders.

The following table sets forth information regarding the compensation we paid to our non-employee directors for 2024. Mr. Tornos is not included in this table because he received no additional compensation for his service as a director.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Christopher B. Begley	240,000	205,000	18,429	463,429
Betsy J. Bernard	125,000	205,000	18,347	348,347
Michael J. Farrell	130,000	205,000	13,371	348,371
Robert A. Hagemann	135,000	205,000	26,681	366,681
Arthur J. Higgins	110,000	205,000	31,117	346,117
Maria Teresa Hilado	110,000	205,000	7,570	322,570
Syed Jafry	110,000	260,000	5,183	375,183
Sreelakshmi Kolli	125,000	267,500	3,167	395,667
Devdatt Kurdikar(4)	82,500	41,250	61	123,811
Michael W. Michelson(5)	55,000	—	5,907	60,907
Louis A. Shapiro(6)	110,000	260,000	407	370,407

(1)
Amounts include fees that were paid in cash plus fees that were voluntarily deferred at each director’s election under our Deferred Compensation Plan for Non-Employee Directors. As explained more fully below, compensation that a director elects to defer is credited to the director’s deferred compensation account as either treasury units, dollar units or deferred share units (“DSUs”) and will be paid in cash following the director’s retirement or other termination of service from the Board.
(2)
Represents the grant date fair value of the stock awards granted in 2024 to the non-employee directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For these stock awards, the grant date fair value is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the date of grant. All stock awards to directors are fully vested on the date of grant but are subject to mandatory deferral of settlement until the director’s termination of service from the Board, or later, as explained more fully below.
(3)
Amounts in this column represent the dollar value of dividend equivalents credited in the form of additional DSUs under the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited at the same rate as cash dividends paid on our common stock.
(4)
Mr. Kurdikar was appointed to the Board effective June 20, 2024.
(5)
Mr. Michelson's service on the Board ended on May 10, 2024.
(6)
Mr. Shapiro was appointed to the Board effective January 5, 2024.

Zimmer Biomet 21

CORPORATE GOVERNANCE

The following table sets forth the grant date fair value of annual grants of restricted stock units ("RSU") and DSUs awarded to each director elected or reelected at the 2024 annual meeting of shareholders and the grant date fair value of DSUs granted during 2024 pursuant to the mandatory deferral provisions of the Deferred Compensation Plan for Non-Employee Directors.

2024 STOCK AWARDS

Name	RSUs (granted 05-10-24) ($)	DSUs (granted 05-10-24) ($)	DSUs (mandatory deferral) ($)	Total ($)
Christopher B. Begley	130,000	75,000	—	205,000
Betsy J. Bernard	130,000	75,000	—	205,000
Michael J. Farrell	130,000	75,000	—	205,000
Robert A. Hagemann	130,000	75,000	—	205,000
Arthur J. Higgins	130,000	75,000	—	205,000
Maria Teresa Hilado	130,000	75,000	—	205,000
Syed Jafry	130,000	75,000	55,000	260,000
Sreelakshmi Kolli	130,000	75,000	62,500	267,500
Devdatt Kurdikar	—	—	41,250	41,250
Michael W. Michelson	—	—	—	—
Louis A. Shapiro	130,000	75,000	55,000	260,000

Retainers

We pay non-employee directors quarterly, on the last day of March, June, September and December. During 2024, we paid non-employee directors an annual retainer of $110,000 subject to mandatory deferral requirements as described below. We paid our non-executive Chairman of the Board an additional retainer at an annual rate of $130,000. We paid our Audit Committee chair an additional annual retainer of $25,000, we paid our Compensation and Management Development Committee chair an additional annual retainer of $20,000, and we paid each of the chairs of our other standing Board committees additional annual retainers of $15,000. Accordingly, we paid the following amounts during 2024:

	March 31 ($)	June 30 ($)	September 30 ($)	December 31 ($)	Total ($)
Non-executive Chairman annual retainer	32,500	32,500	32,500	32,500	130,000
Director annual retainer	27,500	27,500	27,500	27,500	110,000
Audit Committee chair annual retainer	6,250	6,250	6,250	6,250	25,000
Compensation and Management Development Committee chair annual retainer	5,000	5,000	5,000	5,000	20,000
Other standing committee chair annual retainer	3,750	3,750	3,750	3,750	15,000

Additionally, in connection with the appointment of Mr. Farrell as our Lead Independent Director effective as of May 29, 2025, the Board approved an additional retainer for our Lead Independent Director at an annual rate of $40,000, to be paid in DSUs.

Directors who commence service on the Board, as a standing committee chair, Lead Independent Director or non-executive Chairman are paid applicable quarterly fees beginning with the quarter during which they commence such service. Similarly, directors who terminate service on the Board, as a standing committee chair, Lead Independent Director or non-executive Chairman are paid applicable quarterly fees through the quarter during which such service terminated.

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CORPORATE GOVERNANCE

Equity-Based Compensation and Mandatory Deferrals

We awarded each non-employee director who was elected or reelected at the 2024 annual meeting of shareholders DSUs as of the date of the annual meeting with a value of $75,000, determined by dividing such value by the average high and low price of our common stock on that date. We require that these annual DSU awards be credited to a deferred compensation account under the provisions of the Deferred Compensation Plan for Non-Employee Directors. DSUs represent an unfunded, unsecured right to receive shares of our common stock or the equivalent value in cash, and the value of DSUs varies directly with the price of our common stock. We also require that 50% of a director’s annual retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with a value equal to six times the director's annual fees.

Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals are credited to the director’s deferred compensation account in the form of either treasury units, dollar units or DSUs with an initial value equal to the amount of fees deferred. The value of treasury units and dollar units does not change after the date of deferral. Amounts deferred as treasury units are credited with interest at a rate based on the six-month U.S. Treasury bill discount rate for the preceding year. Amounts deferred as dollar units are credited with interest at a rate based on the rate of return of our invested cash during the preceding year. When we pay cash dividends on our common stock, amounts deferred as DSUs are credited with additional DSUs equal to the number of shares of our common stock that could have been purchased if we paid cash dividends on the DSUs held in directors’ deferred compensation accounts and such cash was reinvested in our common stock. These additional DSUs are subject to mandatory deferral.

All treasury units, dollar units and DSUs are immediately vested and payable following termination of the non-employee director’s service on the Board. We settle annual DSU awards and mandatory deferral DSUs in shares of our common stock. We pay the value of treasury units, dollar units and elective deferral DSUs in cash. Non-employee directors may elect to receive the cash payment in a lump sum or in not more than ten annual installments.

During 2024, we also awarded each non-employee director RSUs as of the date of the annual meeting of shareholders with an initial value of $130,000 based on the average high and low price of our common stock on that date. These awards were made under the Stock Plan for Non-Employee Directors. The RSUs vested immediately and are subject to mandatory deferral until May 10, 2027, or, if later, the director’s retirement or other termination of service from the Board. We will settle the RSUs in shares of our common stock.

Insurance, Expense Reimbursement and Director Education

We provide non-employee directors with travel accident insurance and reimburse reasonable expenses they incur for transportation, meals and lodging when on Zimmer Biomet business. We also reimburse non-employee directors for reasonable out-of-pocket expenses, including tuition costs incurred in attending director education programs.

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AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2025. We are asking shareholders to ratify this appointment as a matter of policy.

If shareholders do not ratify the selection of PwC, the Audit Committee will consider any information submitted by shareholders in connection with the selection of the independent registered public accounting firm for the next year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interest and the best interest of our shareholders.

PwC has served as our independent registered public accounting firm continuously since 2000. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves discussions among PwC, management and the full Audit Committee, as well as interviews by the Chair of the Audit Committee and our CFO of candidates recommended by PwC. In addition, in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm, which consideration includes evaluating audit firm rotation standards applicable outside of the U.S. and shareholder feedback regarding audit firm rotation.

In determining whether to reappoint PwC to serve as our independent registered public accounting firm, the Audit Committee annually considers several factors, including:

•
PwC’s independence and objectivity;
•
PwC’s capabilities considering the complexity of our global operations, including the skills and experience of the lead audit partner;
•
PwC’s historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee and management’s views of PwC’s overall performance;
•
data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on PwC;
•
PwC’s knowledge of and familiarity with our business and industry and our accounting policies and practices; and
•
the appropriateness of PwC’s fees, taking into account the size and level of complexity of our organization and the resources necessary to perform the audit.

The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interest and in the best interest of our shareholders.

Representatives of PwC attended all meetings of the Audit Committee in 2024. We expect that a representative of PwC will be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2025.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of our internal audit function and compliance with certain legal and regulatory requirements, including oversight of our Corporate Compliance Program. The committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting.

Zimmer Biomet 24

AUDIT COMMITTEE MATTERS

The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on the company’s internal control over financial reporting.

The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

See also “CORPORATE GOVERNANCE – Committees of the Board – Audit Committee” on page 18 for additional information about the Audit Committee’s functions and composition.

ACTIVITIES OF THE AUDIT COMMITTEE IN 2024

The committee held 8 meetings during 2024. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, our internal auditor and PwC. At these meetings, the committee:

•
discussed with the internal auditor and with PwC the overall scope and plans for their respective audits;
•
reviewed and discussed with management and PwC the company's consolidated financial statements;
•
met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal control over financial reporting;
•
reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting and PwC’s report on internal control over financial reporting;
•
reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;
•
discussed major financial risk exposures with management and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies and processes;
•
reviewed and discussed with management the design and operation of our Corporate Compliance Program designed to prevent, detect and remediate non-compliance with applicable laws, regulations, industry codes and Zimmer Biomet policies and procedures;
•
reviewed and discussed with management our cybersecurity, information systems, privacy, data security, and related risk exposures and threats;
•
reviewed and discussed with management our enterprise resource program planning, implementation, recovery and remediation actions;
•
received and reviewed a report prepared by an independent firm in collaboration with our internal auditor regarding the testing of payments we made to healthcare professionals during 2024; the focus of the testing was to confirm that the payments were made on a basis consistent with identified requirements of our Corporate Compliance Program;
•
discussed with management and the internal auditor the process used to support certifications by the CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany periodic filings with the SEC and the processes used to support management’s report on internal control over financial reporting;
•
pre-approved audit and permitted non-audit services in accordance with the policy described below;
•
discussed with PwC the matters required to be communicated to the committee as described below;
•
discussed the auditor’s independence with PwC and made the conclusions regarding independence described below; and
•
evaluated PwC’s performance and considered factors relevant to the reappointment of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, pre-approve the provision of audit and permitted non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific services that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Chair of the Audit Committee between regular meetings. The Audit Committee Chair has the delegated authority to pre-approve such services up to a specified fee amount. These pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting.

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AUDIT COMMITTEE MATTERS

AUDIT AND NON-AUDIT FEES

The following table shows the fees that we paid or accrued for audit and other services provided by PwC for the years 2024 and 2023. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process described above.

	(000’s)
	2024	2023
Audit Fees(1)	$10,575	$9,740
Audit-Related Fees(2)	237	640
Tax Fees(3)	319	691
All Other Fees(4)	2	2
Total Fees	$11,133	$11,073

(1)
This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of interim financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)
This category consists of assurance and related services provided by PwC that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Fees for audit-related services primarily related to attest services related to due diligence services, pre-implementation reviews, accounting consultation, non-statutory financial reporting outside the U.S. and other assess and recommend projects.
(3)
This category consists of tax services provided by PwC for tax compliance as well as tax advice including tax planning and transfer pricing services.
(4)
This category consists primarily of fees for the use of PwC accounting research and other data insight tools, benchmarking services and other operational reviews.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2024, and PwC’s evaluation of the company’s internal control over financial reporting. The committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the committee concerning independence, and the committee has discussed with PwC that firm’s independence. The committee has concluded that PwC’s provision of audit and non-audit services to the company and its affiliates is compatible with PwC’s independence.

Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities as described in this proxy statement and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Robert A. Hagemann, Chair

Betsy J. Bernard

Maria Teresa Hilado

Sreelakshmi Kolli

Louis A. Shapiro

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EXECUTIVE COMPENSATION

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors is committed to excellence in corporate governance and recognizes the interest our shareholders have expressed with respect to our executive compensation program. As a part of this commitment, and in accordance with Section 14A of the Exchange Act, our shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as reported in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program for our NEOs for 2024.

A detailed description of our executive compensation program is available in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”). Our Board and Compensation and Management Development Committee believe that our executive compensation program is tied to performance, aligns with shareholder interests and merits shareholder support. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of Zimmer Biomet Holdings, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the CD&A, the compensation tables and narrative disclosures.”

Although this vote is non-binding, the Board and the Compensation and Management Development Committee value the views of our shareholders and will review the voting results. Through our shareholder outreach program, we take steps to understand shareholder concerns that influence the vote and consider them in making future decisions about executive compensation. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2026 annual meeting of shareholders.

Our Board recommends a vote FOR the advisory resolution approving executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2024 NEOs

This CD&A describes the compensation of the following NEOs for 2024:

NEO	Title
Ivan Tornos	President and Chief Executive Officer
Suketu Upadhyay	Chief Financial Officer and Executive Vice President – Finance, Operations and Supply Chain
Mark Bezjak	President, Americas
Sang Yi	Group President, Asia Pacific (“APAC”)
Wilfred van Zuilen	Group President, Europe, Middle East and Africa ("EMEA")

Shareholder Engagement and Response to the 2024 Say on Pay Vote

The committee has historically taken into consideration the results of our non-binding advisory votes on executive compensation (commonly referred to as “Say on Pay”) when making future decisions regarding the structure and implementation of our executive compensation program. For the past several years, at the Board’s request, and with committee involvement and Board oversight, we have engaged in shareholder outreach to hear feedback directly from shareholders about our executive compensation program and other governance matters. At our 2024 annual meeting of shareholders, approximately 91% of votes cast were in favor of our Say on Pay proposal.

Shareholder Outreach and Engagement

We value the perspectives of our shareholders and believe that shareholder engagement leads to enhanced governance and compensation practices. We use our engagement program to learn the views of our shareholders and other stakeholders, to address questions and concerns and to provide insights regarding our policies and practices. We view our annual Say on Pay votes as an important foundation for hearing our shareholders’ perspectives. We maintain a multi-phased shareholder outreach program, which we continue to enhance and evolve. Our program involves frequent shareholder engagement meetings, focused around our annual meeting and during the fall and winter, to better understand our shareholders’ concerns underlying the voting results of our annual Say on Pay proposals and to gather insights to inform the committee and Board regarding emerging issues as they make compensation decisions for the following year.

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Executive compensation

In advance of the 2025 annual meeting, we reached out to over 30 of our largest shareholders representing approximately 62% of our outstanding shares (based on share ownership data as of December 31, 2024) to invite them to meet with us. As a result of that outreach, we met with institutional shareholders representing approximately 17% of those shares we invited, and we plan to meet with additional institutional shareholders representing approximately 45% of those shares we invited. The balance of the shareholders we invited either declined our invitation (five firms representing approximately 8% of the shares of the holders we invited) or did not respond. Based on their feedback and the replies we received, some of the shareholders that declined the opportunity to engage indicated that they did so because they did not have concerns with the design of our executive compensation program. Our team involved in these shareholder outreach efforts included our SVP, Investor Relations, our VP, Total Rewards, our VP, Operations, our VP, Diversity, Equity and Inclusion, our VP, Treasurer, our VP, Associate General Counsel & Assistant Secretary and Senior Director, Investor Relations. The collective feedback received was then reported to and discussed with the committee and, where applicable, the Corporate Governance Committee and the Board.

Shareholder Outreach Prior to 2025 Annual Meeting(1)
Percentage of All Shares	Percentage of Shares of Those Invited

17%
25%
8%
50%
Met
Declined
Plan to Meet Later
No Response

(1)
Percentages based on December 31, 2024 share ownership reports.

During these discussions, we invited shareholder feedback on compensation matters and on possible actions the committee could take to implement such feedback. We discussed our product quality and safety journey; discussed the current and possible alternative performance measures for our incentive-based compensation programs; discussed our merger and acquisition philosophy; and reviewed various aspects of our historical business performance. In addition, the discussions often addressed a variety of other topics, including climate and environmental sustainability initiatives; human capital management topics; supply chain matters; philanthropy; Board leadership structures; cybersecurity; artificial intelligence; health equity; team member engagement; our continuing business transformation; possible disclosure enhancements; and the continuing evolution of the medical technology market. The committee factored the collective shareholder feedback and considerations relating to our 2024 Say on Pay votes into its final review of 2024 executive performance and 2025 executive compensation actions.

Further, in late 2024 we received a shareholder proposal requesting that the Board adopt a policy (i) requiring our NEOs to retain 25% of their net after-tax shares of stock which vest during a year in which such person is an NEO and (ii) prohibiting our NEOs from pledging securities which are retained under this new requirement. After consideration by our Corporate Governance Committee, and at the direction of the Board, management engaged with the shareholder proponent to develop an appropriate amendment to the Corporate Governance Guidelines to substantially implement this proposal. The Board subsequently adopted the amendment to implement this new NEO stock retention requirement, and the shareholder proponent withdrew the proposal, in February 2025. Please see “—Stock Ownership Guidelines” for additional information about this new policy.

Shareholder Feedback – What We Heard and What We Did

The committee values the opportunity to hear directly from our shareholders, and the committee and the Board thank our shareholders for their continuing engagement and feedback. With regard to executive compensation in particular, while the views and opinions of various shareholders differ, one key element of the recent shareholder feedback was the importance of continuously assessing our compensation program to ensure it appropriately incentivizes executives to drive shareholder value creation. Additionally, a majority of the institutional shareholders with which we engaged indicated general support for our core executive compensation program.

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Our 2024 Results and Executive Compensation

During 2024, our net sales increased when compared to 2023 due to a combination of market growth, new product introductions, positive price realization and commercial execution across the organization. These favorable items were negatively impacted by our transition in July 2024 to a new enterprise resource planning ("ERP") software system for a significant portion of our U.S. and Canada sales and commercial operations. During this ERP implementation, we experienced unanticipated operational challenges which affected our ability to fulfill certain customer orders. However, shipping levels returned to similar levels that existed prior to the implementation by the end of 2024. We achieved several key highlights in 2024, including:

•
Working toward, and in early 2025, announcing a definitive agreement to acquire Paragon 28, Inc. (NYSE: FNA), a leading medical device company focused exclusively on the foot and ankle orthopedic segment, demonstrating Zimmer Biomet’s commitment to investing in higher growth end-markets with expansion into the ~$5 billion foot and ankle segment.
•
Continuing our innovation journey by receiving regulatory authorization for several significant product launches, including U.S. Food and Drug Administration ("FDA") Premarket Approval for the Oxford® Cementless Partial Knee; FDA 510(k) clearance for the OsseoFit™ Stemless Shoulder System for total shoulder replacement; and in Europe, CE Mark Certification for the Persona® Revision Knee System.
•
Welcoming Arnold Schwarzenegger as our Chief Movement Officer, in which role Mr. Schwarzenegger will collaborate with Zimmer Biomet to motivate, engage and support individuals to increase mobility, maintain joint health and proactively incorporate movement into their daily routines to foster overall health and wellness and support the Company’s Direct-to-Patient efforts.

Summary of Cash Payouts for 2024

The below table sets forth our NEOs’ 2024 annual incentive plan payouts, as a percentage of the target opportunity and in terms of dollar amount. Additional details are provided later in this CD&A.

	2024 Annual Cash Incentive Plan Payout
NEO	(%)	($)
Ivan Tornos	93.7	1,738,495
Suketu Upadhyay	93.7	820,956
Mark Bezjak	85.4	482,881
Sang Yi(1)	103.6	571,018
Wilfred van Zuilen(2)	127.1	709,543

(1)
Mr. Yi’s compensation is paid in Hong Kong Dollars and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 HKD = 0.1282 USD (rounded).
(2)
Mr. van Zuilen's compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 CHF = 1.1355 USD (rounded).

The committee selected three financial measures by which to assess 2024 performance for purposes of the awards under the annual cash incentive plan. These measures were selected to provide a balanced set of performance targets that focus on growth, profitability and operating efficiency, which we believe best drive total shareholder return.

Summary of PRSU Payouts for 2022-2024 Performance Period

The below table sets forth our NEOs’ payouts under the PRSUs granted in 2022 for the three-year performance period of 2022-2024, as a percentage of the target opportunity and in terms of number of PRSUs. Additional details are provided later in this CD&A.

		2022-2024 PRSU Payout
NEO	(%)	Number of PRSUs
Ivan Tornos	150	25,878
Suketu Upadhyay	150	21,622
Mark Bezjak	150	7,865
Sang Yi	150	11,138
Wilfred van Zuilen	150	9,174

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KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES

The committee has designed our executive compensation program and practices to align executives’ financial interests with those of our shareholders. Following is a description of key program features and practices that illustrate this alignment:

We Do:	We Don't:

Pay for performance. A significant percentage of our NEOs’ target total direct compensation opportunity, 91.6% for our CEO at time of award, was at-risk and variable with performance, including stock price performance.

Use employment contracts. We employ our NEOs on an “at will” basis with no employment contracts, other than where required in non-U.S. jurisdictions.

Emphasize long-term equity incentives. We emphasize alignment between the interests of our NEOs and shareholders by significantly weighting NEOs’ compensation toward long-term equity awards.	Pay or accrue dividends or dividend equivalents on unearned performance-based equity awards. We do not pay or accrue dividends until shares have been earned and issued.

Require non-competition agreement for equity award eligibility. To the extent permitted by applicable law, we require all employees to sign a non-competition agreement as a condition of receiving an equity award. The award is subject to clawback if the agreement is breached.

Provide excise tax gross-ups in post-2009 agreements. We have no gross-up provisions in change in control severance agreements entered into after July 2009. Accordingly, we have only one agreement with gross-up provisions in place.

Maintain an independent compensation advisor for the committee. The committee regularly consults with an independent compensation consultant.	Reprice or exchange underwater stock options. Our equity incentive plans prohibit repricing or exchange of underwater stock options without shareholder approval.

Clawback unearned incentive compensation. Incentive compensation to executive officers under cash and equity incentive plans are subject to clawback in the event of financial restatements, in compliance with NYSE listing standards. In addition, employee equity awards are subject to clawback for conduct deemed detrimental to the interests of the company, including the breach of restrictive covenants or the violation of our Code of Business Conduct and Ethics or other policies.

Permit hedging, pledging or short sales of our stock. We prohibit directors, officers and certain others employees from engaging in short sales of our stock, trading in instruments designed to hedge against price declines in our stock, holding our stock in margin accounts or pledging our stock as collateral for loans or other obligations.

Maintain robust stock ownership guidelines. We require executives to hold equity with a value equal to a multiple of six times salary for our CEO and three times salary for each other NEO. 100% of net after-tax shares received upon vesting or exercise of awards must be retained until an executive meets the guideline.

Limit perquisites. We do not provide significant perquisites to our NEOs. For efficiency and security reasons, Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft.
Require annual shareholder “Say on Pay” vote and maintain ongoing shareholder engagement. We engage with shareholders throughout the year and solicit feedback regarding our compensation practices.
Cap maximum incentive payouts. We place caps on maximum payouts under our annual cash incentive plan and our performance-based equity awards.

Require a double trigger for change in control benefits. We require a double trigger for change in control severance benefits and equity awards; i.e., for a qualifying termination of employment in connection with a change in control.

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COMPENSATION PHILOSOPHY AND ELEMENTS

Our Executive Compensation Philosophy

Our executive compensation program is designed to achieve the following fundamental objectives:

•
attract, retain and motivate a highly qualified and effective senior leadership team;
•
focus executives’ attention on specific financial, operational and strategic objectives;
•
create a direct relationship between pay and performance;
•
align executives’ interests with the long-term interests of our shareholders;
•
recognize company and individual performance; and
•
reflect the value of each executive’s position in the market and within the company.

To accomplish these objectives, the committee annually reviews and approves our executive compensation program components and target compensation levels, as well as specific performance metrics and targets, payout ranges and actual payouts.

For the NEOs, the committee establishes target compensation consistent, to the extent possible, with comparable positions in our peer group. Our practice is to target total direct compensation (including base salary, target annual cash incentive opportunities and target long-term equity-based incentives) at market competitive levels. Target compensation for individual executives may vary based on a variety of factors, such as experience and time in the position, the nature of the executive’s responsibilities, criticality of the role and difficulty of replacement, internal equity, retention concerns, individual performance and expected future contributions, readiness for promotion to a higher level, and, in the case of externally-recruited executives, compensation earned at a prior employer.

Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. The committee seeks to provide a total pay opportunity that is competitive with our closest peer group and industry competitors, but which also places a greater emphasis on at-risk equity-based compensation. The committee also considers executive pay in the context of year-over-year pay trends, whether historical payouts accurately reflect the committee’s assessment of the executive’s contribution and whether executive pay provides sufficient retentive value.

Elements of Executive Compensation

The following table describes the elements of target direct compensation for 2024. Our compensation program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual incentive and long-term incentive (“LTI”) opportunities. We also offer retirement plans and benefits that are generally available to all employees, and we provide a limited range of perquisites.

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Element and Key Characteristics	Objectives
Base Salary
• Only fixed compensation component; payable in cash • Reviewed annually and adjusted when appropriate • 2024 NEO increases: 4% - 9.3%	• Provide a base level of competitive cash compensation • Recognize increased responsibilities through promotional increases • Attract and retain executive talent

Annual Cash Incentive Opportunity
•
Variable compensation component payable in cash based on performance against established goals and assessment of individual performance
•
Target awards are based on percentage of base salary
•
Tied to company financial results and individual objectives to drive total company performance in 2024:

• 40%: Constant currency revenue

• 40%: Adjusted operating profit

• 20%: Free cash flow

•
Payouts for 2024 could range between 0% and 200% of target
•
2024 NEO payouts: 93.7% of target for Mr. Tornos and Mr. Upadhyay; 85.4% of target for Mr. Bezjak; 103.6% of target for Mr. Yi; and 127.1% of target for Mr. van Zuilen

•
Motivate and reward executives for achievement of key financial measures and individual objectives
•
Drive specific behaviors that foster short-term and long-term growth and profitability
•
Individual operational and strategic goals
•
Recognize individual contributions to corporate goals related to employee engagement, human capital management, quality and other measures
•
Subject to upward or downward adjustment based on our ESG global quality modifier

Annual LTI Award: RSUs (50% of annual equity award)
• RSUs vest ratably over three years • Aligns to market practice
•
Motivate NEOs to drive the long-term performance of the company; value is tied directly to the stock price performance after the date of grant
•
Align NEOs' interests with long-term shareholder value; shares received upon vesting are subject to retention requirements under stock ownership guidelines
•
Attract and retain executive talent

Annual LTI Award: PRSUs (50% of annual equity award)
•
Three-year performance period for 2024 awards:

• 25%: Revenue growth CAGR

• 37.5%: Adjusted EPS growth CAGR

• 37.5%: Relative TSR

•
The cumulative total payout over the three-year performance period may not exceed 200% of target
•
No opportunities for interim payouts
•
2022 PRSUs paid out at 150%

•
Motivate achievement of multi-year performance objectives that enhance shareholder value
•
Align NEOs' interests with long-term shareholder value; earned PRSUs are settled in shares of common stock that are subject to retention requirements under stock ownership guidelines
•
Attract and retain executive talent

Executive Compensation Changes for 2025

Throughout 2024, the committee continued its engagement with shareholders on a variety of topics, including the PRSU design. The committee is focused on including measures in our incentive plans that reinforce business priorities and align with key drivers of shareholder value creation. Over the course of the year, the committee evaluated analyses prepared by shareholders and considered alternative measures, but ultimately decided to maintain the same incentive measures for 2025. No other changes were made to the executive compensation programs for 2025.

COMPENSATION MIX

Our NEOs’ total direct compensation is heavily weighted toward variable compensation elements, meaning actual amounts earned will vary as a result of company and individual performance, as well as business unit or geographic results where applicable. We emphasize performance-based compensation that appropriately rewards executives for delivering results that meet or exceed multiple pre-established goals over one-, two- and three-year periods, with metrics and targets selected because they are directly linked to our strategic goals. In addition, our long-term incentive program rewards absolute stock price growth as well as constant currency revenue growth, adjusted earnings per share growth and relative TSR.

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Executive compensation

As executives assume greater responsibilities, more of their pay is contingent on company performance. With respect to 2024, 91.6% of our CEO's target total direct compensation at the time of grant was variable and tied to our annual and long-term performance, including stock price performance as to both his PRSUs and RSUs. The committee assesses each NEO’s target total direct compensation opportunity annually to facilitate alignment with the objectives of our compensation program and market practice.

2024 Target Total Direct Compensation(1)
NEO	Base Salary	Annual Incentive(2)	PRSUs(2) (Grant Date Fair Value)	RSUs(3) (Grant Date Fair Value)
Ivan Tornos	8.4%	11.8%	39.9%	39.9%
Suketu Upadhyay	15.4%	14.4%	35.1%	35.1%
Mark Bezjak	21.5%	16.3%	31.1%	31.1%
Sang Yi	22.9%	19.0%	29.1%	29.1%
Wilfred van Zuilen	21.0%	22.3%	28.3%	28.3%

(1)
Percentages are computed based on the underlying individual whole numbers and therefore may not equal 100%.
(2)
Denotes performance-based (i.e., at-risk) compensation.
(3)
In addition to the annual incentive and PRSUs being variable compensation, we also consider RSUs to be variable because their value is affected by stock price performance, but RSUs are not considered at-risk.

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Executive compensation

BASE SALARY

Base salary increases for our global employee population, including NEOs, are generally effective in April of each year. In February 2024, the committee approved NEOs’ base salaries for 2024, taking into consideration each NEO’s 2023 performance, our 2024 employee merit increase guidelines, market data based on peer group benchmarking, internal equity, retention and certain other factors.

In particular, the committee considered Mr. Bezjak's promotion to President, Americas and the strong overall business performance of the Americas region under his leadership in 2023 in deciding to increase his base salary by 9.3%. The committee further recognized the strong overall business performance of the EMEA region under Mr. van Zuilen's leadership and his promotion to Group President, EMEA in 2023 in deciding to increase his base salary by 7.7%.

After considering these factors, the committee approved base salaries for 2024 that represent year-over-year increases as follows:

NEO	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Change
Ivan Tornos	1,200,000	1,248,000	4.0%
Suketu Upadhyay	850,000	884,000	4.0%
Mark Bezjak	594,880	650,000	9.3%
Sang Yi(1)	670,000	698,000	4.2%
Wilfred van Zuilen(2)	632,000	680,000	7.6%

(1)
Mr. Yi’s compensation is paid in Hong Kong Dollars and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 HKD = 0.1282 USD (rounded).
(2)
Mr. van Zuilen's compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 CHF = 1.1355 USD (rounded).

CASH INCENTIVES

Annual Cash Incentive Plan

In determining the target awards for our NEOs under our annual cash incentive plan for 2024, the committee reviewed the NEOs’ job responsibilities, market data based on peer group benchmarking and internal equity. After considering these factors, in February 2024, the committee increased Mr. Bezjak's target award from 85% to 90% of his base salary and increased Mr. van Zuilen's target award from 80% to 85% of his base salary; the committee made no changes to the other NEOs' target awards, maintaining Mr. Tornos' target award at 150% of his base salary, Mr. Upadhyay's target award at 100% of his base salary and Mr. Yi's target award at 80% of his base salary.

The committee selected the following three financial measures by which to assess 2024 performance for purposes of the awards under the annual cash incentive plan: constant currency revenue, adjusted operating profit and free cash flow. The table below shows the selected financial performance measures, their respective weightings and the rationale for their selection. For 2024, the committee changed the weighting of the three performance measures to 40% (from 45%) for constant currency revenue, to 40% (from 45%) for adjusted operating profit and to 20% (from 10%) for free cash flow, to reflect a greater emphasis on free cash flow generation.

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Executive compensation

The below table shows the three performance measures, their respective weightings and the rationale for their selection.

Performance Measure	Weighting	Rationale
Constant currency revenue	40%

The committee selected revenue because it measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return. It is also a measure with respect to which we generally provide financial guidance to the investment community. Constant currency revenue is a non-GAAP financial measure.*

Adjusted operating profit	40%

The committee selected adjusted operating profit because it is one of the primary bases on which we set performance expectations for the year, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return. Adjusted operating profit is a non-GAAP financial measure.*

Free cash flow	20%

The committee selected free cash flow because it recognizes the importance of the efficient use of cash on our ability to fund investments in our business, including internal and external development, innovation and geographic expansion. The committee has established a 100% cap on payouts under the free cash flow measure if both the constant currency revenue and the adjusted operating profit measures achieve less than 100% (target) performance. Free cash flow is a non-GAAP financial measure.*

* See footnotes (3), (4) and (5) to the “2024 Annual Cash Incentive Plan” table below and Appendix A for a discussion of our non-GAAP financial measures and reconciliations of those measures to the most directly comparable financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The committee believes that, together, these measures provide a balanced set of performance targets that focus on growth, profitability and operating efficiency, and are most important for generating total shareholder return. The committee set corporate performance metrics based on our consolidated results for Messrs. Tornos and Upadhyay. Mr. Bezjak is the executive with top-line responsibility for the Americas region, so the committee set performance measures based on a blend of 50% consolidated results and 50% on the results of our Americas region. Mr. van Zuilen is the executive with top-line responsibility for the EMEA region, so the committee set performance measures based on a blend of 50% consolidated results and 50% on the results of our EMEA region. Mr. Yi is the executive with top-line responsibility for the APAC region, so the committee set performance measures based on a blend of 50% consolidated results and 50% on the results of our APAC region. The committee believes this approach more closely aligns those executives’ pay with the performance of the portfolios for which they are primarily responsible. In addition to corporate performance metrics, NEOs had individual goals and objectives as described further below.

The committee established specific goals for each of the measures based on the annual operating plan approved by the Board at the beginning of the year. The committee set each performance target at a level it believed would represent attractive performance by management in light of the environment in which we were operating, industry conditions and growth trends and which would be reasonably achievable, while requiring what it believed would be outstanding performance to achieve the maximum payout level. The achievement percentage ranges established by the committee for 2024 were narrower than those established for 2023, due to the improved operating environment following the COVID-19 pandemic. Because the operating plan forms the basis for both our financial guidance communicated to the investment community and the annual cash incentive plan, the interests of the NEOs are aligned with those of shareholders.

The payout curves applied to these performance measures are shown below:

Payout curves applied to performance measures
Constant Currency Revenue		Adjusted Operating Profit		Free Cash Flow
Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)
105%+	200%	110%+	200%	115%+	200%
100%	100%	100%	100%	100%	100%
95%	50%	90%	50%	85%	50%
Less than 95%	0%	Less than 90%	0%	Less than 85%	0%

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Executive compensation

The annual performance measures, our actual performance against the targets and the resulting achievement and payout percentages for 2024 are shown in the below table.

	($ in millions)
2024 Annual Cash Incentive Plan Performance and Payout Percentages	Target ($)	Actual ($)	Achievement(1)(2) (%)	Weight (%)	Weighted Payout(1)(2) (%)
Corporate – Messrs. Tornos and Upadhyay (100%); Messrs. Bezjak, van Zuilen and Yi (50%)
Consolidated constant currency revenue(3)	7,748	7,689	99.2	40	36.9
Adjusted operating profit(4)	2,248	2,195	97.7	40	35.4
Consolidated free cash flow(5)	1,077	1,055	98.0	20	18.6
			Subtotal		90.9
	Impact of ESG global quality bonus modifier(6)				x3.0
	Total weighted payout(7)				93.7
Americas – Mr. Bezjak (50%)
Constant currency revenue(3)	4,592	4,471	97.4	40	29.4
Adjusted operating profit(4)	2,497	2,413	96.6	40	33.2
Free cash flow(5)	2,552	2,353	94.3	20	14.8
			Subtotal		77.5
	Impact of ESG global quality bonus modifier(6)				x3.0
			Unit weighted payout		79.8
			At overall 50% weight		39.9
			Corporate total weighted payout		93.7
			At overall 50% weight		46.9
	Total weighted payout for Mr. Bezjak(7)				86.7
APAC – Mr. Yi (50%)
Constant currency revenue(3)	1,242	1,244	100.2	40	41.6
Adjusted operating profit(4)	487	499	102.6	40	50.4
Free cash flow(5)	472	459	97.3	20	18.2
			Subtotal		110.2
	Impact of ESG global quality bonus modifier(6)				x3.0
			Unit weighted payout		113.5
			At overall 50% weight		56.8
			Corporate total weighted payout		93.7
			At overall 50% weight		46.9
	Total weighted payout for Mr. Yi(7)				103.6
EMEA – Mr. van Zuilen (50%)
Constant currency revenue(3)	1,700	1,728	101.7	40	53.4
Adjusted operating profit(4)	554	573	103.5	40	53.9
Free cash flow(5)	471	530	112.5	20	36.7
			Subtotal		144
	Impact of ESG global quality bonus modifier(6)				x3.0
			Unit weighted payout		148.3
			At overall 50% weight		74.2
			Corporate total weighted payout		93.7
			At overall 50% weight		46.9
	Total weighted payout for Mr. van Zuilen(7)				121.0

(1)
Achievement percentages, weighted payout percentages, subtotal weighted payout percentages and total weighted payout percentages are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the percentages and totals may not correspond exactly to the rounded numbers.
(2)
The achievement percentage for each performance measure was applied to the relevant payout curve (set forth above) to determine the payout percentage for that measure. The resulting payout percentages were then weighted and summed. Results are computed based on the actual amounts. As a result, the sum of the components reported may not equal the total amount reported due to rounding. Percentages presented are calculated from the underlying unrounded amounts.
(3)
When measuring actual performance against the target for revenue, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the year, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign

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currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.
(4)
The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of adjusted operating profit, we adjust for certain items in the following categories: inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiative expenses; acquisition, integration, divestiture and related expenses; litigation charges and gains; expenses to comply with the European Union Medical Device Regulation; and certain other charges.

The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. The majority of S&P 500 companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financial information. We provide reconciliations between operating profit and adjusted operating profit on a quarterly and annual basis. In addition, if the committee, in its discretion, determines any additional adjustments are appropriate, those additional discretionary adjustments are disclosed in our proxy statement, as well as a narrative explaining any discretionary adjustments. Shareholders are therefore able to see the exact adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results. See Appendix A for additional details on each adjustment as well as a reconciliation of operating profit to adjusted operating profit on a consolidated basis.

(5)
Free cash flow is determined by deducting our investments in surgical instruments (used by healthcare professionals during surgery to implant medical devices) and other property, plant and equipment from net cash provided by operating activities. Free cash flow represents the cash that we generate after accounting for cash outflows to support operations and maintain or expand our capital asset base, and is an indicator of our ability to pay debt, pay dividends, repurchase shares of our stock and facilitate the growth of our business. The committee believes this is a key measure of our performance for investors to understand and for which management should be held accountable in the annual cash incentive plan. Free cash flow is a non-GAAP financial measure. See Appendix A for a reconciliation of net cash provided by operating activities to free cash flow.
(6)
See below for a discussion of the ESG global quality bonus modifier.
(7)
Represents the weighted payout percentage under the company financial measures component of the 2024 annual cash incentive plan, as well as the impact of the ESG global quality bonus modifier. In addition, based on an assessment of achievement of each NEOs individual performance goals as described further below, the final payout amount for certain NEOs was adjusted for the individual award component, which was 85% for Mr. Bezjak, 150% for Mr. van Zuilen and 100% for each of Messrs. Tornos, Upadhyay and Yi.

ESG Global Quality Bonus Modifier

As noted on the inside front cover of this proxy statement, our second Guiding Principle is commitment to the highest standards of patient safety and quality in our products and services and to world-class integrity and ethical business practices. In support of this Guiding Principle, and to drive accountability for compliance with, and sustained improvements in, our global quality system, the committee again included a global quality bonus modifier component to the annual cash incentive plan for 2024. The committee believes that quality is a critical ESG measure for a medical device company.

As it did in 2023, in 2024 the committee utilized an ESG global quality modifier to drive and sustain improved quality achievement and to further reflect the importance the committee places on this ESG goal for management. As depicted in the below payout matrix, as applied to NEOs, the modifier provides for an opportunity to change the payout for the NEOs either upward by up to 3% or downward by up to 5% based on the results of the following specified metrics related to our global quality program, except that, if the company receives any new FDA warning letter(s) in 2024, there will be no upward adjustment under the ESG global quality modifier. The payout matrix was developed based on the company’s historical performance.

2024 ESG Global Quality Payout Matrix
Quality Measure	Increase	Neutral	Decrease
FDA Warning Letters	N/A	No Warning Letter Issued+0%	Any Warning Letters Issued-2%
Network FDA Form 483 Observations per Inspection	0-2 Observations +2%	3-4 Observations +0%	5 or More Observations -2%
Average Corrective and Preventive Actions (CAPA) On-Time Global Quality Report Score(1)	10-9.5 +1%	9.49-9.0 +0%	Below 9.0 -1%

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(1)
Calculated based on internal tracking data.

In 2024, across our global network, we received zero new FDA warning letters, received an average of two FDA Form 483 observations per inspection and our Average CAPA On-Time Global Quality Report Score was 9.86. As a result, the ESG global quality modifier applied at the maximum level, increasing bonus payouts by 3%.

Individual Performance

Individual performance reflects ten percent of each NEO's annual bonus opportunity. After the potential payout amounts under the annual cash incentive plan were computed based on our financial performance, as described above, the committee considered each NEO’s individual performance during 2024 to determine the actual cash incentive payment amounts. Those results were then adjusted by the impact of the ESG global quality bonus modifier. During 2024, the committee determined to evaluate each NEO's contribution to the company's overall achievement of certain key performance indicators relating to employee engagement, human capital management, quality and other measures. Based on the committee's assessment of each NEO’s individual contribution to the achievement of these key performance indicators, the committee could determine that the NEO's individual performance component could pay out at zero to two hundred percent (0-200%) of the NEO’s target opportunity.

With respect to Mr. van Zuilen, based on its assessment of his individual contribution to the Company's achievement of its key performance indicators, including specifically due to the strong overall business performance of the EMEA region under his leadership, the committee determined it was appropriate to increase his payout by $33,788, reflecting 150% achievement of his individual performance goals and resulting in a total payout under the 2024 annual cash incentive plan of 127.1% of target (as compared to his 121.0% weighted payout percentage under the annual financial performance measures discussed above). With respect to Mr. Bezjak, based on its assessment of his individual contribution to the Company's achievement of its key performance indicators, including specifically due to the relatively lower business performance of the Americas region under his leadership, the committee determined it was appropriate to decrease the individual component of his payout by $7,354, reflecting 85% achievement of his individual performance goals and resulting in a total payout under the 2024 annual cash incentive plan of 85.4% of target (as compared to his 86.7% weighted payout percentage under the annual financial performance measures discussed above). With respect to the other NEOs, the committee determined that each achieved 100% of his individual performance goals, and therefore approved actual payments equal to the weighted payout percentage under the annual cash incentive plan set forth above applicable to such NEO.

2024 Annual Cash Incentive Payouts

Set forth below are the payouts to our NEOs under our annual cash incentive plan for 2024 based on company and individual performance as described above.

	Annual Cash Incentive Plan
	Opportunity		Actual Payment
NEO	(as a % of Base Salary)	(at Target Performance)	(as a % of Target Opportunity)	2024 Annual Cash Incentive Plan Payout
Ivan Tornos	150%	$1,855,385	93.7%	$1,738,495
Suketu Upadhyay	100%	$876,154	93.7%	$820,956
Mark Bezjak	90%	$565,438	85.4%	$482,881
Sang Yi(1)	80%	$551,175	103.6%	$571,018
Wilfred van Zuilen(2)	85%	$666,296	127.1%	$709,543

(1)
Mr. Yi’s compensation is paid in Hong Kong Dollars and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 HKD = 0.1282 USD (rounded).
(2)
Mr. van Zuilen's compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 CHF = 1.1355 USD (rounded).

EQUITY INCENTIVES

Equity incentives are the most significant component of each NEO’s compensation package. The committee believes the emphasis on equity awards is appropriate as these officers have the greatest role in establishing the company’s direction and should have the greatest proportion of their compensation aligned with the long-term interests of shareholders.

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In 2024, the committee did not make any equity awards to our NEOs other than the annual grants of RSUs and PRSUs.

Annual Equity Awards

Equity Grant Value Determination

In determining target grant values for the 2024 annual grant of long-term equity-based awards, the committee reviewed market data based on peer group benchmarking in order to determine grant levels that would be competitive with the market. The committee also took into consideration other factors, including the target annual grant value awarded to each NEO in 2023; each NEO’s 2023 performance, including the NEO’s contribution to our 2023 performance; the committee’s expectations of each NEO’s future contributions to the company; internal equity; external market conditions; shares available to be granted; potential shareholder dilution; and the expense associated with stock-based compensation.

After considering these factors, the committee approved the following grant date value of 2024 equity awards in February 2024, as compared to the grant date value of 2023 equity awards:

	Grant Date Fair Value of Target 2023 LTI Awards
NEO	Annual Award(1)	Promotion and Recognition Awards(2)	Grant Date Fair Value of Target 2024 Annual LTI Award	Percentage Change of Target 2024 LTI Awards From All 2023 Annual LTI Awards at Target, each at Time of Grant
Ivan Tornos	$4,025,183	$3,447,401	$11,750,148	57%
Suketu Upadhyay	$3,375,111	$5,000,017	$4,000,072	(52)%
Mark Bezjak	$1,200,000	$—	$1,850,170	54%
Sang Yi	$1,750,247	$250,026	$1,750,095	(13)%
Wilfred van Zuilen	$1,600,169	$—	$1,800,130	12%

(1) Reflects only the grant date fair value of equity awards approved by the committee at its March 6, 2023 meeting.

(2) Reflects the grant date fair value of the equity awards approved by the committee at its August 16, 2023 meeting in connection with the special transitional, promotional and recognition grants for certain NEOs, as previously disclosed.

The committee considered these target grant values in connection with its determination of each NEO’s total compensation for 2024. The change in value of LTI awards from 2023 to 2024 is driven in part by certain promotional and recognition awards made in 2023. As previously discussed, Mr. Tornos’ 2023 LTI reflects the annual award granted for service as the company’s Chief Operating Officer as well as a prorated CEO transition award. As a result, the value of his 2023 total LTI was lower than typical for a full year of service as the CEO, driving the 57% year-over-year increase. Mr. Upadhyay also received a promotion-related PRSU award in addition to his standard annual award. As a result of the one-time promotion award, the value of the 2023 total LTI was notably higher than the 2024 annual award, driving the 52% year-over-year decrease. As discussed above, the committee considered Mr. Bezjak’s promotion to President, Americas and the strong overall business performance of the Americas region under his leadership in 2023 in deciding to increase his annual LTI award by 54%.

Equity Award Types

The 2024 annual equity awards granted to the NEOs included an equal mix (based on grant date fair value) of RSUs and PRSUs. The annual RSUs vest ratably over three years. The vesting of the annual PRSUs is contingent on achievement of financial performance measures over a three-year period.

PRSU Design for Awards Made in 2024

The committee maintained the same performance measures and weightings for the 2024 PRSU awards as it established for the 2023 PRSU awards. Constant currency revenue growth and adjusted EPS growth are key drivers of long-term shareholder value creation that are more readily controlled by executive officers, and relative TSR further aligns executive incentives to our shareholders' experience.

•
Constant currency revenue* growth (25%) measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely used measure of overall company performance and the committee believes it is highly correlated to shareholder return. The committee eliminated the impact of foreign currency translation so that only our

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underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings.
•
Adjusted EPS* growth (37.5%) measures our ability to drive improved performance through both revenue growth and expense management. It focuses NEOs on business profitability as well as top-line growth. Therefore, the committee concluded adjusted EPS would better motivate executive performance and drive greater achievement. The committee selected adjusted EPS because it is one of the primary bases on which we set performance expectations for the year, it is consistent with how we provide earnings guidance and report our operating results to the investment community, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return.
•
Relative TSR (37.5%) measures our stock price performance (assuming reinvestment of dividends) against that of our compensation peer group over the three-year performance period. Any companies in the peer group that are no longer publicly-traded during the performance period will not be replaced. Target achievement is based on a 55th percentile relative TSR. For this calculation, we determine TSR by comparing the differences between a 20 consecutive trading day average share value at the beginning and end of the measurement period for Zimmer Biomet and each company included in our compensation peer group. If our TSR is negative for the measurement period, the payout under this metric will be capped at target, regardless of our relative TSR percentile rank. The committee believes that in this situation, NEOs should still be rewarded for achieving a certain level of relative TSR performance, but that it is appropriate to limit the payout.

* Constant currency revenue and adjusted EPS are non-GAAP financial measures. See footnote (3) to the “2024 Annual Cash Incentive Plan” table above for a discussion of constant currency revenue and its associated adjustments. The performance measure of adjusted EPS growth provides for certain non-GAAP adjustments so that the performance measure will more consistently reflect underlying business operations than the comparable GAAP measure and is consistent with the measure management uses when evaluating the performance of the business internally, as well as with how management generally provides earnings guidance and reports the company’s operating results to the investment community.

PRSU Payouts

2022 PRSUs

As previously disclosed, for 2022, the committee emphasized performance measures that drive accountability against our strategy and are less influenced by external and uncontrollable factors, most notably uncertainty the company faced in early 2022 relating to the trajectory of the COVID-19 pandemic, its Omicron variant and global recovery. The committee chose to focus on key drivers of long-term shareholder value creation that are more readily controlled by executive officers, instead of measuring TSR directly. Therefore, for 2022, the committee selected PRSU performance measures based on our constant currency revenue growth and adjusted EPS growth, with each measure weighted equally. The committee selected these two measures because of their correlation with total shareholder return and because they are measures over which executives have more control, which drives accountability and reduces the influence of external uncontrollable factors on achievement. The 2022 PRSUs had a three-year performance period of 2022-2024, and the committee provided that the cumulative total payout of the 2022 PRSUs could not exceed 150% of target.

In early 2025, following the end of the three-year performance period of the 2022 PRSUs, the committee determined the degree to which the performance measures under the 2022 PRSUs were earned, and the resulting payout level relative to the target amount for each measure. The performance measures, targets, actual performance against target and the resulting payouts and PRSUs earned attributable to the 2022 PRSUs were as follows:

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			2022 PRSU Grant
			2022 - 2024 Performance Period
	Threshold (50%)	Target (100%)	Maximum (150%)
Constant Currency Revenue(1) Growth (3-Year CAGR) Performance Target	1.0%	3.0%	6.0%
Actual Constant Currency Revenue Growth Performance (3-Year CAGR)		6.3%
Constant Currency Revenue Growth Payout		200.0%
Adjusted EPS(2) Growth (3-Year CAGR) Performance Target	1.0%	4.0%	8.0%
Actual Adjusted EPS Growth (3-Year CAGR) Performance		5.6%
Adjusted EPS Growth Payout		140.0%
PRSUs Earned (as a percentage of target PRSUs granted)		170.0% (capped at 150%)(3)*
Actual Payout		150%

(1) When measuring actual performance against the target for revenue, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the performance period, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.

(2) The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of adjusted EPS, we adjust for certain items in the following categories: inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiative expenses; quality remediation expenses; acquisition, integration, divestiture and related expenses; litigation charges and gains; expenses to comply with the European Union Medical Device Regulation; and certain other charges. The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. The majority of S&P 500 companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financial information. We provide reconciliations between operating profit and adjusted EPS on a quarterly and annual basis. In addition, if the committee, in its discretion, determines any additional adjustments are appropriate, those additional discretionary adjustments are disclosed in our proxy statement, as well as a narrative explaining any discretionary adjustments. Shareholders are therefore able to see the exact adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results. See Appendix A for additional details on each adjustment as well as a reconciliation of GAAP EPS to adjusted EPS.

(3) The committee capped the number of 2022 PRSUs which could be paid out at 150% of target.

2023 Promotion PRSUs Awarded to Mr. Upadhyay

As previously disclosed, in recognition of the broader scope of Mr. Upadhyay’s responsibilities beginning in August 2023, the committee made a promotion-related award of PRSUs to Mr. Upadhyay on September 1, 2023, with a grant date fair value of approximately $5,000,000. This award will be earned and vest if and to the extent that certain financial and organizational performance measures are achieved over two separate one-year performance periods of October 1, 2023 to September 30, 2024 and October 1, 2024 to September 30, 2025.

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Following the end of the first one-year performance period in 2024, the committee determined the degree to which the performance measures under these PRSUs were earned, and the resulting payout level. The performance measures, threshold and maximum goals, actual performance against those goals and the number of PRSUs earned were as follows:

Performance Measures	Year 1 10/1/2023 through 9/30/2024		Year 1 Actual Performance	Achievement Level	PRSUs Earned in Year 1
	Threshold 50% Payout	Maximum 100% Payout
Constant Currency Revenue Growth(1)	5% Growth	6% Growth	5.2%	50%	5,316
Cost Reduction(2)	$80	$95	$103.2	100%	10,632

(1) When measuring actual performance against the threshold and maximum for Constant Currency Revenue Growth, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the referenced year, whether positive or negative, compared to the rates that were budgeted when the achievement levels were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.

(2) Cost Reduction reflects gross cost savings across the company's manufacturing and distribution operations, and is presented in $ millions.

The 15,948 PRSUs earned for this performance period vested on November 10, 2024.

OTHER COMPENSATION

Employment and Change in Control Severance Agreements

We do not have employment agreements with our NEOs, other than as required under the laws of non-U.S. jurisdictions; however, we have entered into change in control severance agreements with them. These agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change in control.

These agreements are “double trigger,” which means that an executive is only entitled to severance payments if:

•
we experience a change in control as defined in the agreement; and
•
the executive’s employment is terminated in a qualifying termination.

The committee believes that it is appropriate to provide the NEOs with the specified severance in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. See “Change in Control Arrangements” in the narrative discussion following the Potential Payments upon Termination of Employment table for a more detailed description of the material terms of these agreements. Since 2009, all change in control severance agreements that we have entered into with newly hired or promoted executives contain no excise tax gross-up provisions. Accordingly, we only have one agreement with an executive who is not an NEO that contains such provisions.

During the first quarter of 2024, in connection with a survey of peer group practices by our independent compensation consultant Semler Brossy, we amended our change in control severance agreements with each of our executive officers (including NEOs), except for the one agreement that contains excise tax gross-up provisions as noted above, to better conform to current market practices related to the treatment for excise taxes. The amendments changed the payout limit, which previously provided that if amounts payable in connection with a change in control would be subject to the excise tax imposed under the Internal Revenue Code, then the value of those payments would be reduced to the extent necessary so that the payments would not trigger the excise tax. The amendments modify this provision such that payments will either be reduced so as not to trigger the excise tax, or will be paid in full, depending on which course of action would result in the better net after-tax result for the executive.

Severance Benefits (Unrelated to a Change in Control)

We maintain an Executive Severance Plan applicable to certain members of our executive leadership team, which currently consists of our executive officers and certain other members of senior management. Under the plan, following a termination by us of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons

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specified in the plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for Mr. Tornos) or one times (for other participants) the sum of (1) his or her annualized base salary in effect when the termination occurs and (2) his or her target annual bonus amount in effect when the termination occurs.

In addition, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the annual cash incentive plan, and the participant was eligible to participate in the annual cash incentive plan immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit will be increased by the value of the bonus he or she would have received under the annual cash incentive plan, if any, had he or she remained employed on the payment date.

Participants eligible to receive severance benefits under the Executive Severance Plan and who are eligible to elect COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date, multiplied by 24 for Mr. Tornos and by 12 for other participants. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

Similar to our broad-based severance plan, to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the plan or the general release or any restrictive covenant agreement with us, or if facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the plan, then the participant will forfeit any and all rights to benefits under the plan and, to the extent benefits have already been paid, must repay the full amount within 15 days of written notice from us.

Retirement and Other Post-Employment Benefits

During 2024, NEOs based in the U.S. were eligible to participate in the following plans:

•
our 401(k) plan; and
•
our deferred compensation plan (“DCP”).

We originally established the 401(k) plan in 2001 to maintain levels of benefits consistent with those of our former parent company. We established the DCP in 2016 following the Biomet merger to harmonize and align the legacy Zimmer and Biomet benefit plans. The DCP provides executives with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. With the adoption of the DCP, we amended three legacy non-qualified Zimmer and Biomet plans to remove provisions of those plans that allowed executives to defer compensation.

We offer retirement and post-employment benefit plans in an effort to remain competitive with market practices, retain talented employees, assist employees in preparing for retirement, provide income to employees following retirement and, in the case of the DCP, provide benefits to eligible employees that are comparable, as a percentage of compensation, to benefits provided to employees whose compensation is not subject to limits under U.S. law. We believe that the total retirement benefits we provide are comparable to the retirement benefits provided by other companies within the medical device and biotech industries. Additionally, the cost of providing retirement benefits generally affects decisions regarding the types and amounts of other compensation and benefits that we may offer our employee population as a whole, but the provision of, or an NEO’s accumulated benefit under, our retirement plans generally does not affect decisions regarding the types or amounts of other compensation paid to that NEO in a given year. These plans are discussed in greater detail in the narratives following the "Pension Benefits in 2024" section of this proxy statement and the "Nonqualified Deferred Compensation in 2024" section of this proxy statement. For a description of the non-U.S. plans in which Messrs. van Zuilen and Yi participate, see the "Pension Benefits in 2024" table and the narrative that follows it.

Disability Compensation

NEOs based in the U.S. may participate in the Restated Zimmer Biomet Holdings, Inc. Long-Term Disability Income Plan for Highly Compensated Employees. This plan is funded from our general assets, long-term disability insurance and individual disability insurance policies for which we pay. The plan provides disability benefits, as a percentage of total compensation, that are comparable to benefits provided to employees whose compensation is not limited for purposes of determining benefits payable under our base long-term disability insurance plan.

Perquisites

We provide executives with a limited range of perquisites or other benefits not generally available to all salaried employees. For 2024, these included the DCP, an executive physical program, applicable non-U.S. pension plans and the long-term

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disability income plan discussed above. Executives may at times participate in rewards trips provided to top performing team members, or their spouses may be permitted to attend certain events as guests; the executives are personally taxed on their own or their spouses’ expenses and we do not provide them with any tax gross-up payments. We do not provide executives with company cars, car allowances or payment of office parking fees unless they are living outside the U.S. and such practices are consistent with local market practice. For example, we provide an apartment in Zug, Switzerland and a company car for Mr. van Zuilen.

We provide all management-level employees who relocate their principal residence at our request with benefits provided under our relocation assistance program, including, for example, reimbursement of temporary housing and moving expenses and associated tax gross-up payments.

Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft, up to $190,000 and $50,000, respectively, in aggregate incremental cost to us per calendar year. These executives are personally taxed on their personal use of our corporate aircraft and we do not provide them with any tax gross-up payments. The aggregate incremental cost to us for our NEOs’ personal use of our corporate aircraft in 2024 is included in the footnotes to the 2024 Summary Compensation Table.

During 2024, the committee also determined to reimburse up to $12,000 to members of our leadership team (including the NEOs) for financial planning and tax services, as set forth in the footnotes to the 2024 Summary Compensation Table.

THE COMMITTEE’S PROCESSES AND ANALYSES

Role of Committee and Input from Management. The committee is responsible for determining our executive compensation strategies, structure, policies and programs and must specifically approve compensation actions relating to our NEOs.

When setting compensation for our executives, the committee receives input from management and from its independent compensation consultant. The committee gives significant consideration to the recommendations of management when setting compensation for our NEOs other than our CEO. Management’s recommendations include specific amounts for base salaries, target cash incentive opportunities and equity-based awards. These recommendations are typically developed initially by our Human Resources personnel in consultation with the committee’s independent compensation advisor, taking into consideration such factors as compensation history, tenure, internal equity, responsibilities and retention concerns to maintain consistency among our executives. These recommendations are then reviewed, and may be adjusted, by our CEO, who also considers his own assessment of the performance of each executive officer other than himself. All proposals are then reviewed by the committee’s independent compensation advisor. Our CEO and senior Human Resources personnel participate in committee meetings to provide background information and explanations supporting compensation recommendations.

The committee and other independent members of the Board review our CEO’s performance and determine his compensation, taking into consideration his achievement of specified goals and objectives and the company’s performance. The committee receives input and recommendations with respect to our CEO’s compensation from its independent compensation consultant.

The committee also reviews and approves actions related to other aspects of compensation that affect employees below the senior executive level, including compensation philosophy, annual incentive plan design and performance goals, equity award design and performance goals, equity value ranges and share pools.

Use of Peer Group Data. The committee reviews compensation data for a peer group of publicly traded companies, including other large healthcare equipment and services companies, life sciences services companies and companies with whom we compete for business and for executive talent, as a market reference point for executive compensation levels, equity usage and incentive plan design, industry trend analysis and for performance comparisons. The committee reviews the peer group annually and selects the companies which it believes provide the best match for the company and its characteristics, including industry served, market capitalization, innovation and other factors. The peer group data is one of several inputs the committee considers when making compensation determinations. At the time compensation recommendations were developed and decisions were made relating to 2024 compensation, the following 14 companies made up the peer group:

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Peer group at the time 2024 compensation decisions were made:
Company	Trading Symbol	Market Capitalization at March 21, 2025 (in $ millions)(1)
Agilent Technologies, Inc.	A	34,426
Align Technology, Inc.	ALGN	12,409
Baxter International Inc.	BAX	16,981
Becton, Dickinson and Company	BDX	66,107
Boston Scientific Corporation	BSX	148,596
DexCom, Inc.	DXCM	28,839
Edwards Lifesciences Corporation	EW	41,423
Hologic, Inc.	HOLX	13,793
Intuitive Surgical, Inc.	ISRG	175,650
Laboratory Corporation of America Holdings	LH	19,603
Quest Diagnostics Incorporated	DGX	18,546
Stryker Corporation	SYK	141,608
Teleflex Incorporated	TFX	6,564
The Cooper Companies, Inc.	COO	16,340

(1)
Source: S&P Global Market Intelligence. The company’s market capitalization at March 21, 2025, as determined by S&P Global Market Intelligence, was $22,042 million.

The committee routinely reviews the continuing relevancy of the companies in the peer group and makes changes as circumstances warrant. There were no changes to our peer group during 2024.

Role of Compensation Consultant. The committee has engaged Semler Brossy as its independent compensation consultant to provide advice and guidance to the committee on compensation proposals, including changes to compensation levels, the design of incentive plans, the setting of performance goals, and the design of other forms of compensation and benefits programs, as well as relevant information about market practices and trends. Typically, Semler Brossy attends committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices, and produces the comparative information derived from peer group and published survey data that the committee reviews when setting compensation. With respect to 2024, Semler Brossy's major activities included:

•
developing recommendations regarding our performance-based compensation programs;
•
assisting us in evaluating proxy advisory firm feedback and shareholder commentary obtained through our 2024 Say on Pay related outreach;
•
reviewing our annual and long-term incentive program design structures;
•
reviewing performance measures and targets for the annual and long-term incentive programs;
•
reviewing the proposed amendments to our Employee Stock Purchase Plan;
•
reviewing potential changes to our executive stock ownership guideline methodology;
•
evaluating leadership team perquisites;
•
reviewing guidelines regarding the use of equity grants;
•
presenting current issues and trends in executive compensation;
•
developing recommendations regarding the composition of our peer group;
•
performing a market review of executive compensation;
•
advising and providing recommendations regarding compensation for executive new hires and transitions;
•
developing recommendations regarding the compensation of our CEO;
•
reviewing materials prepared for the committee by management;
•
assisting with executive compensation disclosures for the annual proxy statement filing;
•
attending committee meetings; and
•
assessing our executive compensation program and its relationship to organizational risk. The results of this assessment are discussed on page 19.

In accordance with SEC rules, prior to retaining an independent compensation consultant, and on an annual basis, the committee considers any factors relevant to the consultant's independence from management, including the factors specified in the New York Stock Exchange listing standard, to evaluate whether the services to be performed will raise any conflicts of interest or compromise the independence of the consultant. Based on its review of these factors, the committee concluded that the work of Semler Brossy did not raise any conflicts of interest.

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GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Equity Incentive Grant Practices

The committee approves annual equity-based awards to NEOs at approximately the same time each year, typically the day of its meeting in February or March. In 2024, the committee established a late February grant date for annual equity grants to all eligible employees. The grant date timing was driven by these considerations:

•
It coincides with our calendar-year-based performance management cycle, allowing supervisors to communicate the equity award decisions close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.
•
It follows the annual earnings release.
•
The annual operating plan is available at that time and is considered by the committee when setting targets for performance measures.

The committee also approves equity-based awards outside of the annual grant cycle from time to time ("off-cycle awards") for purposes of attracting new hires for executive-level positions, in connection with promotions to executive-level positions, to reward superior performance, to recognize exceptional effort and commitment, to retain and motivate executive-level employees or for other purposes the committee deems appropriate.

The committee approves target grant values for long-term equity awards on or prior to the grant date. On the grant date in 2024, those values were converted to a number of RSUs and PRSUs based on:

•
the average of the high and the low selling prices of our common stock on the grant date; and
•
the same valuation methodology we use to determine the accounting expense of the grants under ASC 718.

By approving annual equity grants during its meeting in February or March, the company's prior fourth-quarter and full year financial results have typically been disclosed at the time the equity grants are made, as a result of which there typically is no material nonpublic information that remains to be disclosed. The company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The committee typically delegates authority to our CEO to grant a limited number of off-cycle awards to non-executive level employees as he deems appropriate. The aggregate number of shares underlying all such grants by our CEO during 2024 was approximately 43,758. The CEO subsequently reports all such grants to the committee. New hire grants are effective on the first trading day of the month following the later of the CEO’s approval of the grant or the new hire’s start date.

Executive Stock Ownership Guidelines

Our NEOs must meet stock ownership guidelines set by the Board. The committee oversees compliance with these guidelines and periodically reviews the guidelines. The guidelines require our CEO to own shares or units with a value equal to at least six times his or her base salary and the other NEOs to own shares or units with a value equal to at least three times their respective base salaries. NEOs have a period of five years to reach the guideline level of ownership. The value of long shares and time-based RSUs is counted toward these guidelines. The value of unearned PRSUs and the unrealized gain on unvested and vested stock options is not counted toward achievement. NEOs may not sell shares acquired through option exercises or vesting of RSUs or PRSUs (other than to pay option exercise costs and cover any required tax withholding obligation) until the minimum ownership requirements have been met. As of December 31, 2024, all NEOs are in compliance with the guidelines (as calculated both including and excluding the unrealized gain on vested stock options) or are within the time period prior to required compliance, except for Mr. Yi. Mr. Yi returned to compliance with the stock ownership requirement on February 22, 2024 upon the vesting of his earned 2022 PRSUs.

The Board additionally adopted a new NEO stock retention guideline in 2025 following engagement with a shareholder who had submitted a proposal. Under the new guideline, which takes effect for shares vesting during 2025 and afterwards, each NEO is required to retain at least 25% of the shares of Company stock that vest during a year in which such person is an NEO, net of any shares sold or withheld to cover any required taxes associated with interests in Company stock granted as compensation. Each NEO shall be required to retain such shares until the NEO ceases to be employed with the Company or its subsidiaries. The Company will report on compliance with this retention guideline in its annual proxy statement commencing in 2026.

We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no executive falls out of compliance with these guidelines.

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Executive Compensation Recoupment Policies and Provisions

We have a Compensation Recovery Policy (the “Clawback Policy”), in compliance with the listing standards of the New York Stock Exchange. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards. The applicable officer shall also be required to reimburse the company for any and all expenses (including legal fees) reasonably incurred by the company in recovering such erroneously awarded compensation. The Clawback Policy also provides that any action by the company to recover erroneously awarded compensation under the policy will not be deemed “good reason” for resignation or to serve as a basis for a claim of constructive termination under any benefits or compensation arrangement, or to constitute a breach of a contract or other arrangement to which such officer is party.

In addition to the Clawback Policy, our equity incentive plan and related award agreements continue to contain provisions that permit the committee, in its discretion, to require a participant to forfeit his or her right to any unvested portion of an award and, to the extent that any portion of an award has previously vested, to return to us the shares of common stock covered by the award or any cash proceeds the participant received upon the sale of such shares, in the event that the participant engages in activity that is deemed detrimental to our interests, including, but not limited to, breach of restrictive covenants or violations of our Code of Business Conduct and Ethics or other policies, procedures or standards.

Prohibition on Hedging and Pledging

Please see above under "CORPORATE GOVERNANCE - STOCK TRADING POLICY AND PROHIBITION ON PLEDGING AND HEDGING."

Tax Deductibility of Executive Compensation

The committee views the tax deductibility of compensation as one of many factors to be considered in the design of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct for U.S. tax purposes compensation in excess of $1.0 million that is paid to certain executive officers. In determining the compensation paid or awarded to our NEOs, the committee seeks to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorous performance goals and pay. In structuring our compensation program in a manner consistent with these objectives, the committee may approve compensation that is not fully deductible for U.S. tax purposes if the committee believes it will contribute to the achievement of our business objectives and is in our best interests and the best interests of our shareholders.

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0

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee of the Board of Directors consists of the five directors named below, each of whom meets the independence standards of the Board’s Corporate Governance Guidelines, the New York Stock Exchange listing standards and applicable securities laws.

We reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Zimmer Biomet’s Annual Report on Form 10-K for the year ended December 31, 2024 and this proxy statement.

Compensation and Management Development Committee

Michael J. Farrell, Chair

Christopher B. Begley

Arthur J. Higgins

Syed Jafry

Devdatt Kurdikar

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2024 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to or earned by our NEOs for the years ended December 31, 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ivan Tornos	2024	1,236,923	—	11,750,148	—	1,738,495	—	267,301	14,992,868
President and CEO	2023	968,702	—	7,472,584	—	1,603,022	—	147,168	10,191,476
	2022	823,077	—	2,408,723	1,975,002	1,059,530	—	168,735	6,435,067
Suketu Upadhyay	2024	876,154	—	4,000,072	—	820,956	—	182,379	5,879,562
CFO and EVP - Finance,	2023	801,839	—	8,375,128	—	1,054,435	—	153,527	10,384,929
Operations and Supply Chain	2022	753,080	—	2,067,692	1,650,017	928,587	—	123,942	5,523,318
Mark Bezjak(6)	2024	637,280	—	1,850,170	—	482,881	—	76,242	3,046,574
President, Americas
Sang Yi(7)	2024	688,969	—	1,750,095	—	571,018	—	144,273	3,154,355
Group President, APAC	2023	609,950	—	2,000,273	—	633,166	—	141,605	3,384,994
	2022	638,853	—	1,361,788	851,046	595,104	—	124,048	3,570,839
Wilfred van Zuilen(8)	2024	666,296	—	1,800,130	—	709,543	209,072	98,790	3,483,831
Group President, EMEA	2023	629,267	—	1,600,169	—	745,102	344,026	99,611	3,418,175
	2022	555,629	—	700,197	700,018	572,182	118,602	92,505	2,739,133

(1)
The amounts in the “Stock Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of stock awards granted in that year computed in accordance with ASC 718. For a discussion of the method of valuation and any assumptions made in the valuation of the stock awards, see Note 6 to the Consolidated Financial Statements included in our 2024 Form 10-K. We do not pay or accrue dividends or dividends equivalents on PRSUs or RSUs. The stock awards reported in the table with respect to 2024 consist of: (i) annual awards of PRSUs to all NEOs, which are subject to both internal (constant currency revenue growth and adjusted EPS growth) and market-related (relative TSR) performance goals over a three-year performance period; and (ii) annual awards of three-year ratably vesting time-based RSUs to all NEOs.

PRSU awards represent the grant date fair value based upon the probable outcome of the performance conditions at the date of grant. Annual PRSUs awarded in 2024 and in 2023 have the conditions and goals described above in this footnote. PRSUs awarded in 2022 are subject to internal performance goals of constant currency revenue growth and adjusted EPS growth over a three-year performance period. The grant date fair value of the relative TSR component for all awards with such goal was determined using a Monte Carlo simulation model. The following table presents the grant date fair value of the PRSUs subject to performance conditions included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved.

	2024 PRSU Awards		2023 PRSU Awards		2022 PRSU Awards
Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)
Ivan Tornos	5,875,100	11,750,199	3,762,635	7,525,270	1,975,015	3,950,030
Suketu Upadhyay	2,000,056	4,000,111	6,687,563	13,375,126	1,650,016	3,300,032
Mark Bezjak	925,089	1,850,179	600,075	1,200,149	600,081	1,200,162
Sang Yi	875,088	1,750,176	1,125,157	2,250,314	850,026	1,700,052
Wilfred van Zuilen	900,025	1,800,050	800,056	1,600,112	700,035	1,400,071

(2)
The amounts in the “Option Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of option awards granted in that year computed in accordance with ASC 718. For a discussion of the assumptions made in the valuation of our stock options, see Note 6 to the Consolidated Financial Statements included in our 2024 Form 10-K.
(3)
Amounts reported consist of the annual cash incentive award under the EPIP.
(4)
Amounts reported represent the change in actuarial present value of Mr. van Zuilen’s accumulated benefit under the plans indicated below from December 31, 2023 to December 31, 2024, from December 31, 2022 to December 31, 2023, and from December 31, 2021 to December 31, 2022, respectively. The accumulated benefit is the benefit to which Mr. van Zuilen would be entitled had he terminated employment as of December 31 of the applicable year and elected to commence his benefit at the earliest age at which he

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would receive an unreduced benefit, assuming he had met the eligibility conditions, payable as a monthly benefit for as long as he lived.

	2024 ($)	2023 ($)	2022 ($)
SVE(a)	86,647	63,665	27,891
JJS(a)	740,856	554,766	246,514
Total	827,503	618,431	274,405

(a) SVE and JJS refer to our defined benefit cash balance type pension plans generally available to all employees in Switzerland. The SVE provides benefits based on compensation up to $167,070, $181,729 and $156,278 for 2024, 2023 and 2022, respectively, and the JJS provides benefits based on compensation in excess of the SVE amount up to $963,936, $1,048,522 and $901,678 for 2024, 2023 and 2022, respectively. The assumed interest rates for 2024, 2023 and 2022 are 1.50%, 1.50% and 2.25%, respectively. The mortality assumptions for 2024, 2023 and 2022 are based on the BVG 2020 Generational Mortality Table. The JJS has a maximum allowable monthly retirement pension of $7,560, $8,738 and $7,703 for 2024, 2023 and 2022, respectively. Mr. van Zuilen has an accumulated benefit of $3,217, $ $2,445 and $1,320 monthly under the JJS, payable at age 65, as of 2024, 2023 and 2022, respectively. The reported amounts are based upon the portion of the accumulated benefits attributable to company contributions.

(5) Amounts reported for 2024 include the following:

		I. Tornos ($)	S. Upadhyay ($)	M. Bezjak ($)	S. Yi ($)	W. van Zuilen ($)
Company matching contributions to 401(k) plan		20,700	20,700	20,700	—	—
Company matching contributions to deferred compensation plan (credited to participants’ accounts in 2025)		74,215	95,135	53,320	—	—
Non-business use of corporate aircraft(a)		150,960	45,206	—	—	—
Automobile allowance		—	—	—	67,923	31,340
Office parking fees		—	—	—	4,614	—
Disability insurance premiums		2,520	3,263	2,223	—	—
Mandatory Provident Fund contribution(b)		—	—	—	68,897	—
Executive physical		7,060	6,075	—	—	—
Personal tax assistance		11,845	12,000	—	2,840	—
Corporate paid apartment		—	—	—	—	67,449
	Total	267,301	182,379	76,242	144,273	98,790

(a)
Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft, up to $190,000 and $50,000, respectively, in aggregate incremental cost to us per year. For purposes of the value disclosed in this proxy statement, we calculate incremental cost using a method that takes into account all variable costs, such as fuel, crew travel expenses, landing and parking fees and plane repositioning costs. Since we use our aircraft primarily for business travel, we do not include as part of incremental cost the fixed costs that do not change based on usage, such as pilot salaries, the purchase or leasing costs of our aircraft and the cost of maintenance. The incremental cost, if any, of travel by an NEO’s spouse or guests when accompanying the NEO is included. NEOs are responsible for the payment of any tax on any income imputed to the NEO as a result of personal use of corporate aircraft and we do not provide them with income tax gross-up payments.
(b)
Our employees in Hong Kong who are Hong Kong citizens or permanent residents receive a pension benefit from the Mandatory Provident Fund (“MPF”), a compulsory social security savings plan provided by that country’s government to which we make contributions as required by Hong Kong law. In 2024, we made mandatory contributions to the MPF with respect to Mr. Yi, as he is a Hong Kong citizen.
(6)
Mr. Bezjak became an executive officer in December 2023 and was not an NEO prior to 2024.
(7)
Mr. Yi’s compensation was paid in Hong Kong Dollars and has been converted to U.S. Dollars using the average exchange rate for 2022, 2023 and 2024 of 1 HKD = 0.1277 USD, 1 HKD = 0.1279 USD, and 1 HKD = 0.1282 USD, rounded, respectively.
(8)
Mr. van Zuilen’s compensation was paid in Swiss Francs and has been converted to U.S. Dollars using the average exchange rate for 2022, 2023 and 2024 of 1 CHF =1.0480 USD, 1 CHF = 1.1450 USD, and 1 CHF = 1.1355 USD, rounded, respectively.

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GRANTS OF PLAN-BASED AWARDS IN 2024

The following table sets forth non-equity incentive plan arrangements and equity awards granted to our NEOs in 2024.

									All Other Stock
			Estimated Possible Payouts			Estimated Future Payouts			Awards: Number	Grant Date
		Date of	Under Non-Equity Incentive			Under Equity Incentive			of Shares	Fair Value
		Comp.	Plan Awards(1)			Plan Awards			of Stock	of Stock
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards(2)
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Ivan Tornos			927,692	1,855,385	3,710,769
Annual PRSU	2/20/2024	2/20/2024				23,089	46,177	92,354		5,875,100
Annual RSU	2/20/2024	2/20/2024							47,987	5,875,048
Suketu Upadhyay			438,077	876,154	1,752,308
Annual PRSU	2/20/2024	2/20/2024				7,860	15,720	31,440		2,000,056
Annual RSU	2/20/2024	2/20/2024							16,336	2,000,016
Mark Bezjak			282,719	565,438	1,130,876
Annual PRSU	2/20/2024	2/20/2024				3636	7,271	14,542		925,089
Annual RSU	2/20/2024	2/20/2024							7,556	925,081
Sang Yi(3)			275,588	551,175	1,102,351
Annual PRSU	2/20/2024	2/20/2024				3,439	6,878	13,756		875,088
Annual RSU	2/20/2024	2/20/2024							7,147	875,007
Wilfred van Zuilen(4)			333,148	666,296	1,332,593
Annual PRSU	2/20/2024	2/20/2024				3,537	7,074	14,148		900,025
Annual RSU	2/20/2024	2/20/2024							7,352	900,105

(1)
Amounts in the first line associated with each executive’s name consist of the cash incentive opportunity amounts under the EPIP for 2024.
(2)
The values reported in this column represent the grant date fair value of stock awards computed in accordance with ASC 718 and may differ from the values represented in the 2024 Summary Compensation Table due to rounding. See footnote 1 to the 2024 Summary Compensation Table for additional information regarding the determination of grant date fair value of stock awards.
(3)
Mr. Yi’s compensation is paid in Hong Kong Dollars and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 HKD = 0.1282 USD (rounded).
(4)
Mr. van Zuilen’s compensation is paid in Swiss Francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 CHF = 1.1355 USD (rounded).

Narrative Discussion

Non-Equity Incentive Plan Awards. The non-equity incentive plan awards reflected in the first row of the table for each NEO in columns (c) through (e) represent the annual cash incentive opportunity under the EPIP for 2024. Material terms of the awards, including a discussion of the applicable performance measures and target and actual performance for 2024, are described in the CD&A. Amounts actually earned for 2024 performance are shown in column (g) of the 2024 Summary Compensation Table.

Equity Incentive Plan Awards. The equity incentive plan awards reflected in columns (f) through (h) were granted under the 2009 Plan and represent PRSUs. For all NEOs, these PRSUs were the annual PRSU grant and had a grant date fair value of $127.23 per unit. These PRSUs are subject to internal performance goals (constant currency revenue growth and adjusted EPS growth) and market-related (relative TSR) performance goals over a three-year performance period. The grant date fair value of the annual PRSUs represents the weighted average fair value of the three PRSU tranches. For the constant currency revenue growth performance goal and for the adjusted EPS growth performance goal, the grant date fair value is based upon our stock price on the grant date and the time period to vest. For the market-related (relative TSR) performance goal, the performance period has a grant date fair value based upon a Monte Carlo simulation model covering the period. The material terms of the PRSUs, including applicable performance measures and targets, are described in the CD&A. We do not pay or accrue dividends or dividend equivalents on PRSUs.

Other Stock Awards. The equity incentive plan awards reflected in column (i) were granted under the 2009 Plan and represent the annual grant of RSUs. The grant date fair value of the RSUs was $122.43 per unit. We do not pay or accrue dividends or dividend equivalents on RSUs. Material terms of the RSUs are described in the CD&A.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2024.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Ivan Tornos	2/18/2022	41,164	20,582	117.22	2/18/2032
	2/25/2021	27,966	9,322	158.90	2/25/2031
	2/21/2020	43,288	—	152.84	2/21/2030
	2/26/2019	41,277	—	120.04	2/26/2029
	12/3/2018	15,198	—	113.69	12/3/2028
	12/3/2018	17,878	—	113.69	12/3/2028
	2/20/2024								23,089	(4)	2,438,838
	9/1/2023								15,392	(5)	1,625,857
	3/6/2023								15,307	(5)	1,616,878
	2/20/2024					47,987	(6)	5,068,867
	9/1/2023					9,660	(7)	1,020,386
	3/6/2023					10,876	(7)	1,148,832
Suketu Upadhyay	2/18/2022	34,391	17,195	117.22	2/18/2032
	2/25/2021	26,216	8,741	158.90	2/25/2031
	2/21/2020	41,657	—	152.84	2/21/2030
	7/1/2019	65,464	—	114.29	7/1/2029
	2/20/2024								7,860	(4)	830,252
	9/1/2023								21,264	(8)	2,246,116
	3/6/2023								12,835	(5)	1,355,761
	2/20/2024					16,336	(6)	1,725,572
	3/6/2023					9,119	(7)	963,240
Mark Bezjak	2/18/2022	12,505	6,254	117.22	2/18/2032
	2/25/2021	5,679	1,895	158.90	2/25/2031
	2/21/2020	9,395	—	152.84	2/21/2030
	4/1/2019	4,035	—	124.07	4/1/2029
	2/26/2019	1,345	—	120.04	2/26/2029
	3/20/2018	2,862	—	111.03	3/20/2028
	5/1/2017	4,123	—	116.89	5/1/2027
	3/21/2017	1,999	—	118.25	3/21/2027
	2/20/2024								3,636	(4)	384,018
	3/6/2023								4,564	(5)	482,095
	2/20/2024					7,556	(6)	798,140
	3/6/2023					3,242	(7)	342,452

Zimmer Biomet 53

Executive compensation

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Sang Yi	2/18/2022	26,575	—	117.22	2/18/2032
	2/25/2021	25,053	—	158.90	2/25/2031
	2/21/2020	26,135	—	152.84	2/21/2030
	2/26/2019	26,919	—	120.04	2/26/2029
	3/20/2018	24,816	—	111.03	3/20/2028
	2/20/2018	22,228	—	116.04	2/20/2028
	3/21/2017	21,978	—	118.25	3/21/2027
	3/21/2016	24,460	—	100.91	3/21/2026
	6/24/2015	21,637	—	110.44	6/24/2025
	6/24/2015	21,640	—	110.44	6/24/2025
	2/20/2024								3,439	(4)	363,262
	9/1/2023								2,199	(5)	232,280
	3/6/2023								6,656	(5)	703,073
	2/20/2024					7,147	(6)	754,938
	3/6/2023					4,729	(7)	499,524
Wilfred van Zuilen	2/18/2022	14,589	7,296	117.22	2/18/2032
	7/1/2021	31,083	10,362	157.11	7/1/2031
	2/20/2024								3,537	(4)	373,613
	3/6/2023								6,085	(5)	642,759
	2/20/2024					7,352	(6)	776,592
	3/6/2023					4,323	(7)	456,638
	7/1/2021					2,631	(9)	277,913

(1)
Stock options granted to the NEOs in 2022 vest in increments of one-third on each of the first, second and third anniversaries of the grant date, subject to continued employment. Stock options granted to the NEOs prior to 2022, other than those granted to Mr. Yi on February 20, 2018, vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment. Stock options granted to Mr. Yi on February 20, 2018 vested on the second anniversary of the grant date. Option awards may vest on an accelerated basis after the NEO has held the award for at least one year if the NEO reaches age 60 or retires, or if the NEO’s employment is terminated involuntarily without cause and the NEO signs a general release of claims in favor of the company.
(2)
The option exercise price is equal to the average of the high and low selling prices of our common stock as reported by the New York Stock Exchange on the date of grant, as subsequently adjusted in connection with the March 1, 2022 spinoff of ZimVie Inc. The modified awards attempted to preserve the same intrinsic value and general terms and conditions (including vesting) as were in place immediately prior to the modification.
(3)
Market value is calculated by multiplying the number of units in column (g) or (i), as applicable, by $105.63, the closing price of our common stock as reported by the New York Stock Exchange on December 31, 2024.
(4)
This number of unearned PRSUs is based on achieving threshold performance. To the extent any of the PRSUs is earned based on performance over the three-year period of January 1, 2024 through December 31, 2026, such earned PRSUs would vest on February 20, 2027.
(5)
This number of unearned PRSUs is based on achieving target performance. To the extent any of these PRSUs is earned based on performance over a three-year period of January 1, 2023 through December 31, 2025, such earned PRSUs would vest on March 6, 2026.
(6)
These RSUs vest in thirds on each of February 20, 2025, February 20, 2026 and February 20, 2027, subject to continued employment.
(7)
These RSUs vest in thirds on each of March 6, 2024, March 6, 2025 and March 6, 2026, subject to continued employment.
(8)
This number of unearned PRSUs is based on achieving target performance. To the extent any of these PRSUs is earned based on the performance goals over the performance period of October 1, 2024 to September 30, 2025, such earned PRSUs would vest on November 10, 2025.
(9)
These RSUs vest on July 1, 2025, subject to continued employment.

Zimmer Biomet 54

Executive compensation

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table sets forth certain information regarding stock options exercised by our NEOs in 2024 and RSUs held by our NEOs that vested in 2024.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)(3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Ivan Tornos	—	—	43,661	4,907,017
Suketu Upadhyay	—	—	49,174	5,418,316
Mark Bezjak	—	—	11,015	1,205,129
Sang Yi	1,705	61,090	20,602	2,342,109
Wilfred van Zuilen	—	—	13,970	1,488,562

(1)
Value realized on exercise is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by the New York Stock Exchange on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.
(2)
Includes, for all NEOs, RSUs that vested in 2024 and the 2022 PRSUs that were determined to be earned for the 2022-2024 performance period and vested in February 2025; additionally includes, for Mr. Upadhyay, the promotion-related PRSUs that were earned for the first performance running from October 1, 2023 to September 30, 2024 which vested in November 2024.
(3)
Value realized on vesting is calculated by multiplying the closing price of our common stock on the New York Stock Exchange on the date of vesting by the number of shares of common stock that vested.

PENSION BENEFITS IN 2024

The following table sets forth information on defined pension plans in which Mr. van Zuilen participated in 2024. None of the other NEOs is eligible to, or does, participate in any defined benefit pension plans.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)
(a)	(b)	(c)	(d)
Wilfred van Zuilen	SVE	3.58	86,647
	JJS	3.58	740,856

(1)
The full name of the plan referred to as SVE is the Sulzer Vorsorgeeinrichtung. The full name of the plan referred to as JJS is the Johann Jakob Sulzer Stuftung.
(2)
The accumulated benefit is the benefit to which Mr. van Zuilen would be entitled had he terminated employment on December 31, 2024 and elected to commence his benefit at the earliest age at which he would receive an unreduced benefit, assuming he had met the eligibility conditions, payable as a monthly benefit for as long as he lived, with 60% of his benefit continuing to his surviving spouse following his death. The expected benefit payments are discounted using interest and mortality assumptions to produce the present value of the accumulated benefit as of December 31, 2024. The assumed interest rate is 1.50% and the mortality assumption is based on the BVG 2020 Generational Mortality Table. The reported amounts represent the portion of the accumulated benefits attributable to company contributions.

Narrative Discussion

During 2024, our U.S.-based NEOs were not eligible to participate in any defined benefit pension plans sponsored by the company.

Non-U.S. Pension Plans. We maintain a number of pension plans for our employees whose principal place of employment is outside the U.S. These pension plans are governed, and in some cases mandated, by the laws of the applicable countries and can vary significantly from plan to plan.

We do not offer a company-sponsored retirement plan for employees in Hong Kong. Our employees in Hong Kong who are Hong Kong citizens or permanent residents receive a pension benefit from the Mandatory Provident Fund (“MPF”), a compulsory social security savings plan provided by that country’s government to which we make contributions as required by Hong Kong law. In 2024, we made mandatory contributions to the MPF with respect to Mr. Yi, as he is a Hong Kong citizen.

Zimmer Biomet 55

Executive compensation

Mr. van Zuilen participated in two cash balance defined benefit pension plans generally available to all employees in Switzerland, known as the SVE and the JJS. We contributed a percentage of Mr. van Zuilen’s pay, which varied by plan, into each of the SVE and the JJS. At the time of his retirement, Mr. van Zuilen may elect to receive his account balances in a lump sum payment, partial or full, or in an annuity payment up to a maximum limit, with any residual account balance paid as a lump sum. If Mr. van Zuilen terminates employment prior to becoming eligible for retirement benefits, he will receive his account balances in a lump sum payment.

NONQUALIFIED DEFERRED COMPENSATION IN 2024

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2)(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Balance at Last FYE(3)(5) ($)
(a)	(b)	(c)	(d)	(f)
Ivan Tornos
DCP	74,215	74,215	95,477	718,267
Suketu Upadhyay
DCP	115,835	95,135	308,049	1,649,481
Mark Bezjak
DCP	86,356	53,320	64,982	621,366
Sang Yi	—	—	—	—
Wilfred van Zuilen	—	—	—	—

(1)
Amounts shown in this column are reported in the 2024 Summary Compensation Table, as follows:

	Amount Reported as Salary for 2024	Amount Reported as Non-Equity Incentive Compensation for 2024
	($)	($)
Ivan Tornos
DCP	74,215	—
Suketu Upadhyay
DCP	115,835	—
Mark Bezjak
DCP	86,356	—
Sang Yi	—	—
Wilfred van Zuilen	—	—

(2)
The amounts shown in this column are reported in the 2024 Summary Compensation Table as part of All Other Compensation.
(3)
Our matching contributions to the DCP for 2024 reported in column (c) were not credited to participants’ accounts until 2025. Therefore, these matching contributions are not reflected in the aggregate balance at last fiscal year end in column (f).
(4)
The amounts shown in this column are not reported as compensation in the 2024 Summary Compensation Table as they do not represent above-market or preferential earnings on deferred compensation.
(5)
Of the amounts shown in this column (including any amounts that would be shown in this column absent a decrease in value), the following amounts are or were previously reported in the Summary Compensation Table:

Zimmer Biomet 56

Executive compensation

Aggregate Amount Reported in the Summary Compensation Table of this and prior Proxy Statements
($)
Ivan Tornos
DCP	543,781
Suketu Upadhyay
DCP	1,222,855
Mark Bezjak
DCP	140,066
Sang Yi	—
Wilfred van Zuilen	—

Narrative Discussion

Deferred Compensation Plan (“DCP”). We adopted the DCP effective as of January 1, 2016 and froze all other nonqualified defined contributions plans for employees as of December 31, 2015. The DCP provides U.S.-based executives with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. To be effective, a participant must have made the election by December 31 of the year preceding the year in which the compensation was earned. We will match 100% of a participant’s contributions, up to a maximum of 6% of the participant’s aggregate base salary and annual incentive award, minus our matching contributions under the 401(k) plan. An executive must be employed on December 31 of the year the compensation was earned to be eligible to receive our matching contributions, unless termination of employment was due to the executive’s death, disability or retirement, as defined in the DCP. Our matching contributions vest 25% per year of service.

The plan does not offer any above-market rates of return. Participants may select from various investment alternatives to serve as the measure of investment earnings on their accounts. Investment alternatives under this plan are slightly different than those offered under the 401(k) plan. During 2024, the investment alternatives included 16 different mutual funds from a number of different fund families. Our contributions follow the investment direction of participant contributions. Participants may change the investment direction of their existing account balances at any time by contacting the plan administrator. During 2024, the rates of return of the various investment alternatives available under the plan ranged from 1.34% to 25.00%.

We do not hold contributions to the plan in a trust and, therefore, they may be subject to the claims of our creditors in the event of our bankruptcy or insolvency. When payments come due under the plan, we distribute cash from our general assets. The plan does not permit loans. During employment, the plan permits hardship distributions of vested amounts prior to the scheduled payment date only in the event of an unforeseeable emergency and only if the financial hardship resulting from the unforeseeable emergency cannot be relieved by other means, including cessation of deferrals under the DCP. If a participant receives a hardship distribution, the participant will be ineligible to defer compensation under the DCP for the remainder of that year and the following year.

At the time a participant makes an annual deferral election, the participant also chooses a withdrawal payment date and the form of payment he or she wishes to receive with respect to the payment of the vested amounts attributable to those deferrals. A participant may choose to commence payments on a specified date in the future or following separation from service. If a participant elects to commence payments on a specified date in the future, the participant may elect to receive his or her vested amounts in a lump sum or in substantially equal annual installments over two to five years. If a participant elects to commence payments following separation from service, the participant may elect to receive his or her vested amounts in a lump sum or in substantially equal annual installments over five to 15 years. In accordance with Section 409A of the Code, payments are delayed six months following a participant’s separation from service.

If an executive is terminated for cause (as defined under the DCP, including willfully engaging in conduct that is demonstrably and materially injurious to us or our subsidiaries, monetarily or otherwise), or information is discovered after the executive’s separation that would have allowed us to terminate the executive for cause, then the executive will forfeit any and all amounts in his or her company matching contribution account.

Zimmer Biomet 57

Executive compensation

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below reflects the estimated amount of compensation payable to each of the NEOs in the event of the termination of the NEO’s employment. The table shows the potential compensation payable to each NEO, as applicable, upon a termination in connection with a change in control, voluntary resignation, retirement, death, disability, company-initiated (with cause) termination and company-initiated (without cause) termination, assuming such termination was effective as of December 31, 2024. The table and footnotes exclude certain amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees. The amounts shown are only estimates of the amounts that would be payable to the NEOs upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments or limitations on payments and benefits arising under change in control severance agreements for U.S.-based NEOs to avoid the application of an excise tax under Section 280G of the Internal Revenue Code. Actual amounts to be paid can only be determined at the time of separation.

	Termination Scenario
Compensation Components	Change in Control($)	Voluntary Resignation($)	Retirement($)	Death($)	Disability($)	Company- Initiated (with Cause)($)	Company- Initiated (without Cause)($)
Ivan Tornos
Severance – Salary(1)	3,744,000	—	—	—	—	—	2,496,000
Severance – Cash Incentive Award(2)	5,616,000	—	—	—	—	—	3,744,000
2024 Annual Cash Incentive Award(3)	1,872,000	—	—	1,738,495	1,738,495	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	17,180,825	—	—	1,148,832	—	—	—
DCP(6)	718,267	718,267	718,267	718,267	718,267	421,679	718,267
Health and Welfare(7)	74,651	—	—	—	—	—	72,779
Disability(8)	—	—	—	—	11,361,871	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Suketu Upadhyay
Severance – Salary(1)	1,768,000	—	—	—	—	—	884,000
Severance – Cash Incentive Award(2)	1,768,000	—	—	—	—	—	884,000
2024 Annual Cash Incentive Award(3)	884,000	—	—	820,956	820,956	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	9,473,743	—	—	963,240	—	—	—
DCP(6)	1,649,481	1,649,481	1,649,481	1,649,481	1,649,481	442,829	1,649,481
Health and Welfare(7)	62,004	—	—	—	—	—	30,207
Disability(8)	—	—	—	—	5,262,946	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Mark Bezjak
Severance – Salary(1)	1,300,000	—	—	—	—	—	650,000
Severance – Cash Incentive Award(2)	1,170,000	—	—	—	—	—	585,000
2024 Annual Cash Incentive Award(3)	585,000	—	—	482,881	482,881	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	2,944,542	—	—	342,452	—	—	—
DCP(6)	621,366	621,366	621,366	621,366	621,366	267,299	621,366
Health and Welfare(7)	61,527	—	—	—	—	—	30,207
Disability(8)	—	—	—	—	3,777,765	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Sang Yi(10)
Severance – Salary(1)	1,396,000	—	—	—	—	—	698,000
Severance – Cash Incentive Award(2)	1,116,800	—	—	—	—	—	558,400
2024 Annual Cash Incentive Award(3)	558,400	—	—	571,018	571,018	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	3,700,641	—	—	499,524	—	—	—
Health and Welfare(7)	164,807	—	—	—	—	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Wilfred van Zuilen(11)
Severance – Salary(1)	1,360,000	—	—	—	—	—	680,000
Severance – Cash Incentive Award(2)	1,156,000	—	—	—	—	—	578,000
2024 Annual Cash Incentive Award(3)	578,000	—	—	709,543	709,543	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	3,547,161	—	—	734,551	—	—	—
Swiss Pension Plans(12)
SVE	75,371	75,371	86,647	75,371	75,371	75,371	75,371
JJS	644,409	644,409	740,856	644,409	644,409	644,409	644,409
Health and Welfare(7)	46,221	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000

Zimmer Biomet 58

Executive compensation

(1)
Amount shown in “Change in Control” column represents three times (for Mr. Tornos) or two times (for each of Messrs. Upadhyay, Bezjak, Yi and van Zuilen) the NEO’s base salary in effect as of December 31, 2024, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreements we have with each of the NEOs. See the narrative that follows this table for a description of the change in control severance agreements. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Tornos) or one times (for each of Messrs. Upadhyay, Bezjak, Yi and van Zuilen) the NEO’s base salary in effect as of December 31, 2024, which amount would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2024. See the narrative that follows this table for a description of the Executive Severance Plan.
(2)
Amount shown in “Change in Control” column represents three times (for Mr. Tornos) or two times (for each of Messrs. Upadhyay, Bezjak, Yi and van Zuilen) the NEO’s target incentive award opportunity percentage under the 2024 annual cash incentive plan multiplied by the NEO’s base salary as of December 31, 2024, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreement we have with each of the NEOs. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Tornos) or one times (for each of Messrs. Upadhyay, Bezjak, Yi and van Zuilen) the NEO’s target incentive award opportunity percentage under the 2024 annual cash incentive plan multiplied by the NEO’s base salary as of December 31, 2024, which severance would have been payable pursuant to the terms of our Executive Severance Plan in the event of his involuntary termination of employment without cause on December 31, 2024.
(3)
Amount represents the amount payable to the NEO under the annual cash incentive plan for 2024 assuming the NEO terminated employment effective December 31, 2024 as a result of the specified termination event. Amount in “Change in Control” column represents the NEO’s target award under the EPIP for 2024 as reported in column (d) of the “Grants of Plan-Based Awards in 2024” table. Amount in “Death” and “Disability” columns represents actual amount earned for 2024, as reported in column (g) of the 2024 Summary Compensation Table.
(4)
Amount represents the value of unvested stock options held by the NEO that would vest as a result of the specified termination event. This value is calculated on the basis of the difference between the exercise price and $105.63, the closing price of our common stock on the New York Stock Exchange on December 31, 2024, multiplied by the number of shares of common stock underlying “in-the-money” options.
(5)
Amount represents the value of unvested PRSUs and RSUs, as applicable, held by the NEO that would vest as a result of the specified termination event. For all NEOs this value is calculated by multiplying the number of unvested units that would vest by $105.63, the closing price of our common stock on the New York Stock Exchange on December 31, 2024.
(6)
For all columns other than “Change in Control” and “Company Initiated (with Cause)”, amount represents the NEO’s vested account balance in the DCP as of December 31, 2024. Amount in “Change in Control” column represents the NEO’s vested account balance in the DCP plus unvested employer contributions as of December 31, 2024. Amount in “Company Initiated (with Cause)” column represents the NEO’s vested account balance in the DCP minus all employer contributions and earnings attributable thereto as of December 31, 2024. U.S.-based executives are generally eligible to participate in the DCP. See “NONQUALIFIED DEFERRED COMPENSATION IN 2024 – Narrative Discussion – Deferred Compensation Plan (“DCP”)” for more information about this plan, including available forms of payment and material conditions applicable to receipt of payments.
(7)
Amount shown in “Change in Control” column represents the estimated cost of health and welfare benefits to be provided to the NEO in the event of a change in control and qualifying termination of employment under the change in control severance agreements we have with each of the NEOs. With respect to Mr. Yi, the reported amount also includes the cost of continuing to provide an automobile allowance and health and welfare benefits for a period of 24 months. With respect to Mr. van Zuilen, the reported amount also includes estimated automobile-related and apartment rent expenses for the six month statutory notice period under Swiss law. Amount shown in the “Company-Initiated (without Cause)” column represents the then-current monthly COBRA premium based upon the group health insurance (medical and dental, but excluding vision) in effect the day before the assumed date of termination of employment of December 31, 2024, multiplied by 24 for Mr. Tornos, and by 12 for the other NEOs, as provided for by the Executive Severance Plan.
(8)
U.S.-based executives are generally eligible to participate in our Long-Term Disability Income Plan for Highly Compensated Employees. The amount for each of Messrs. Tornos, Upadhyay, and Bezjak represents the present value of his benefit under the plan assuming he became disabled effective December 31, 2024. Under the plan as in effect as of that date, a participant would be entitled to a monthly benefit equal to 70% of his monthly base earnings (including salary, the average of the annual incentive earned for the year preceding the date of disability and the target annual bonus for the year in which the disability occurred, and sales commissions, as applicable) reduced by the benefits payable under our base long-term disability insurance plan, supplemental insurance policy and certain other sources of income (including social security disability benefits). Benefits would be payable until the earliest of the following: (1) the date the participant ceases to be totally disabled; (2) the date the participant accepts or refuses a job we offer to him at a salary at least equal to that which he was earning immediately prior to becoming disabled; or (3) the participant’s 65th birthday (or a later date if benefits commenced under the plan after the participant reached age 63 1/2). The present value was determined by discounting the expected benefit payments using an interest rate of 5.58% and a mortality table for disabled employees. The present value excludes benefits payable under our base long-term disability insurance plan, which does not discriminate in favor of executive officers and is available generally to all salaried employees. The present value does include the benefit payable under the insured, supplemental insurance policy because that benefit is paid for by us, but is not available to all salaried employees.
(9)
Amount represents the estimated cost of outplacement services to be provided to the NEO in the event of termination of employment as a result of the specified termination event.
(10)
Mr. Yi’s compensation is paid in Hong Kong Dollars and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 HKD = 0.1282 USD (rounded).
(11)
Mr. van Zuilen’s compensation is paid in Swiss Francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2024 of 1 CHF = 1.1355 USD (rounded).
(12)
With respect to these Swiss pension plans, amounts shown in the “Retirement” column represent the present value of Mr. van Zuilen’s accumulated benefit commencing at age 65. For all other termination scenarios, amounts shown represent the value of the cash balance account as of December 31, 2024. Reported amounts are based upon the portion of the accumulated benefit and cash balance account attributable to company contributions.

Zimmer Biomet 59

Executive compensation

CHANGE IN CONTROL ARRANGEMENTS

We have entered into change in control severance agreements with the NEOs. The agreements provide the NEOs with certain severance benefits following a change in control of us and qualifying termination of their employment. The agreements are intended to encourage executives to remain employed with us during a time when their prospects for continued employment following a transaction may be uncertain (since many transactions result in significant organizational changes at the executive level). We choose to provide these agreements to promote a stable executive team and so that executives will remain focused on shareholders’ and customers’ interests during the transition process. To receive the severance benefits provided under the agreements, an executive must sign a general release of any claims against us.

We do not believe NEOs should receive severance benefits merely because a change in control transaction occurs. Therefore, our agreements have a “double trigger.” This means that severance benefits are provided only upon the occurrence of both a change in control of us and either (1) an involuntary termination of employment without “cause” (as defined in the agreement) or (2) a voluntary termination of employment with “good reason” (as defined in the agreement). If both triggers occur, the NEO would be provided with severance benefits that would include a lump sum payment equal to three times (in the case of Mr. Tornos) or two times (in the case of each of Messrs. Upadhyay, Bezjak, Yi, and van Zuilen) the sum of the NEO’s base salary and target annual incentive award. In addition, the NEO would receive a payout of any unpaid incentive compensation allocated or awarded to the NEO for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the NEO for the current calendar year. If prior to a change in control, the NEO’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by the NEO for good reason, the NEO would be entitled to a lump-sum severance payment equal to three times (in the case of Mr. Tornos) or two times (in the case of each of Messrs. Upadhyay, Bezjak, Yi, and van Zuilen) the sum of the NEO’s base salary and the amount of the largest aggregate annual bonus paid to the NEO during the three years immediately prior to the year in which the termination occurred. In addition, the NEO would receive a payout of any unpaid incentive compensation allocated or awarded to the NEO for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to the NEO under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

Further, unless otherwise provided for under a written award agreement, (1) all outstanding stock options granted to the NEO would become immediately vested and exercisable, (2) all time-based restrictions on RSUs would immediately lapse, and (3) with respect to PRSUs, the number of units that would be earned would be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. Each U.S.-based NEO would receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him under the 401(k) plan and the DCP, as well as a lump-sum payment equal to two times the annual value for life and health (including medical and dental) insurance benefits and any applicable perquisites prior to termination.

Given that none of our U.S.-based NEOs has an employment agreement with us, we have concluded that a constructive termination severance trigger is appropriate to prevent potential acquirers from causing the constructive termination of an NEO’s employment to avoid paying any severance benefits at all. Without a constructive termination trigger, following a change in control, an acquirer could materially demote an NEO, materially reduce his or her salary and reduce or eliminate his or her annual bonus opportunity in order to encourage the NEO to resign voluntarily and thereby avoid paying severance. Thus, our agreements provide certain benefits for NEOs in the event of a voluntary termination for “good reason” (as defined in the agreements).

None of the change in control severance agreements with the NEOs includes any tax gross-up provisions. Prior to 2024, all payments and benefits under the change in control severance agreements for our U.S.-based NEOs were limited to less than the amount which would subject such payments and benefits to the excise tax under Section 280G of the Internal Revenue Code. However, in February 2024, we amended our change in control severance agreements with our executive officers so that, if amounts payable to an executive under the change in control severance agreement or otherwise in connection with a change in control would be subject to such excise tax, then the value of those payments will either (i) be reduced to the extent necessary so that the payments will not trigger that excise tax, or (ii) be paid in full, depending on which course of action would result in the better net after-tax result for the executive, taking into account the excise tax and any other applicable tax.

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Executive severance plan

The Zimmer Biomet Holdings, Inc. Executive Severance Plan is applicable to certain members of our executive leadership team, which includes all of the NEOs. Under the Executive Severance Plan, following a termination by the company of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons specified in the Executive Severance Plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for the President and CEO) or one times (for the other NEOs) the sum of (i) the participant’s annualized base salary in effect when the termination occurs and (ii) the participant’s target annual bonus amount in effect when the termination occurs. Participants eligible to receive severance benefits under the Executive Severance Plan and who are covered under COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date, multiplied by 24 for the President and CEO and by 12 for the other NEOs. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

In addition to the foregoing benefit amounts, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the annual cash incentive plan, and the participant was eligible to participate in the annual cash incentive plan immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit under the Executive Severance Plan will be increased by the value of the bonus the participant would have received under the annual cash incentive plan, if any, had the participant remained employed on the payment date.

In order to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the Executive Severance Plan or the general release or any restrictive covenant agreement with us, or if facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the Executive Severance Plan, then the participant will forfeit any and all rights to benefits under the Executive Severance Plan and, to the extent benefits have already been paid to the participant, must repay the full amount within 15 days of written notice from us.

NON-COMPETE ARRANGEMENTS

We have entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with the NEOs.

Agreements with U.S.-Based NEOs. The agreements with U.S.-based NEOs provide that the NEO is restricted from competing with us for a period of two years, in the case of Mr. Tornos, or 18 months, in the case of the other U.S.-based NEOs, following termination of employment within a specified territory, which generally includes every country in which we have significant operations. With respect to U.S.-based NEOs other than Mr. Tornos, in the event of an NEO’s involuntary separation from employment with us for a reason that renders the NEO eligible for severance benefits, then, to the extent the NEO is denied, solely because of the provisions of the non-competition agreement, a specific employment, consulting or other position that would otherwise be offered to the NEO by a competing organization, and provided the NEO satisfies all conditions of the non-competition agreement, then upon expiration of the NEO’s severance benefit period, the company will make monthly payments to the NEO for each month the NEO remains unemployed through the end of the non-competition period. These monthly payments will equal the lesser of the NEO’s monthly base pay at the time of his or her separation of employment from the company or the monthly compensation that would have been offered to the NEO from the competing organization.

Agreement with Mr. Yi. Our agreement with Mr. Yi is similar to our agreements with U.S.-based NEOs except that the specified territory in which he is restricted from competing with us is defined as Australia, China, Hong Kong, India, Japan, Korea, Malaysia, New Zealand, Singapore, Taiwan, Thailand and any other country where we have, at the relevant time, established a representative office or entity.

Agreement with Mr. van Zuilen. Our agreement with Mr. van Zuilen is similar to our agreements with U.S.-based NEOs except that the specified territory in which he is restricted from competing with us is defined as Switzerland, the European Community member states, the European Free Trade Association member states and any other country for which he possesses knowledge of confidential company information.

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PAY VERSUS PERFORMANCE

The following table reports the compensation of our Principal Executive Officers (“PEOs”) and the average compensation of the other NEOs (the “Non-PEO NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to rules adopted by the SEC. CAP amounts for purposes of the tabular disclosure and the following graphs were calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. The Compensation and Management Development Committee does not use CAP as the basis for making its compensation decisions. For information concerning the Compensation and Management Development Committee’s compensation philosophy and how the Compensation and Management Development Committee aligns executive compensation with financial performance, refer to the CD&A section of this proxy statement.

							Value of Initial Fixed $100 Investment Based On:			Company Selected Measure(6)
Year(1)	Summary Compensation Table Total for Former PEO	Compensation Actually Paid to Former PEO(2)	Summary Compensation Table Total for Current PEO	Compensation Actually Paid to Current PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss)($ in millions)(5)	Consolidated Constant Currency Revenue ($ in millions)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$—	$—	$14,992,868	$9,243,893	$3,891,080	$1,952,378	$75.61	$137.81	$903.8	$7,689
2023	$12,761,312	$(19,161,122)	$10,191,476	$10,289,429	$5,015,400	$5,056,791	$86.38	$124.22	$1,024.0	$7,353
2022	$16,449,105	$20,502,180	$—	$—	$4,689,197	$5,650,800	$89.80	$113.92	$231.4	$7,160
2021	$14,983,532	$(1,094,956)	$—	$—	$4,235,857	$1,320,366	$86.09	$140.40	$401.6	$7,809
2020	$13,031,701	$7,354,725	$—	$—	$3,437,316	$3,191,439	$103.76	$117.63	$(138.9)	$6,964

(1)
The current PEO is Mr. Tornos, who began serving as PEO on August 22, 2023, and the former PEO is Bryan Hanson, who served as PEO for each of 2020, 2021 and 2022, and for 2023 until August 22, 2023. The Non-PEO NEOs for the applicable years were as follows:

2024: Messrs. Upadhyay, Bezjak, Yi and van Zuilen.

2023: Messrs. Upadhyay, Yi, van Zuilen and Phipps.

2022: Messrs. Upadhyay, Tornos, Yi and Phipps.

2021: Messrs. Upadhyay, Tornos, Yi and van Zuilen.

2020: Messrs. Upadhyay, Tornos and Yi and Didier Deltort, former President, EMEA.

(2)
The Summary Compensation Table total reported for the PEO for 2024 was subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Year	2024
Summary Compensation Table Total	$14,992,868
Summary Compensation Table Stock Awards and Option Awards	$(11,750,148)
Summary Compensation Table Change in Pension Value	$—
Year End Fair Value of Equity Awards Granted in the Covered Year	$8,643,796
Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in Prior Yeats that were Unvested at End of Covered Year	$(2,808,232)
Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	$165,610
Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$—
Pension Service Costs	$—
Compensation Actually Paid	$9,243,893

(3)
The Average Summary Compensation Table total reported for the Non-PEO NEOs for 2024 was subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate Average CAP:

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Year	2024
Summary Compensation Table Total	$3,891,080
Summary Compensation Table Stock Awards and Option Awards	$(2,350,117)
Summary Compensation Table Change in Pension Value	$(52,268)
Year End Fair Value of Equity Awards Granted in the Covered Year	$1,728,828
Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in Prior Yeats that were Unvested at End of Covered Year	$(1,160,424)
Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	$(175,267)
Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$—
Pension Service Costs	$70,545
Compensation Actually Paid	$1,952,378

(4)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 500 Health Care Equipment Index, which is the industry index we used for purposes of Item 201(e) of Regulation S-K.
(5)
Net Income (Loss) reflects the Net Earnings (Loss) of Zimmer Biomet Holdings, Inc., inclusive of results from those discontinued operations relating to the spinoff of ZimVie Inc. on March 1, 2022.
(6)
The company has identified consolidated constant currency revenue from the tabular list of 2024 Most Important Measures below as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link CAP to the PEO and the Non-PEO NEOs in 2024 to the company’s performance. See Appendix A in this proxy statement for a reconciliation of consolidated constant currency revenue, a non-GAAP measure, to the most directly comparable GAAP measure.

Tabular Disclosure of the Most Important Measures Linking Compensation Actually Paid During 2024 to Company Performance

The table below reflects the most important measures used by the company to link CAP to our NEOs for 2023 to company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see the CD&A.

2024 Most Important Measures (Unranked)
● Consolidated constant currency revenue	● Consolidated free cash flow
● Adjusted operating profit	● Adjusted EPS growth

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between company total shareholder return and that of the industry index peer group described above. As noted above, CAP amounts for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not necessarily represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. See Appendix A in this proxy statement for a reconciliation of consolidated constant currency revenue, a non-GAAP measure, to the most directly comparable GAAP measure.

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Relationship Between Compensation Actually Paid (CAP) and Consolidated Constant Currency Revenue (Company Selected Measure)
$7
$3
$0
$6,964
($1)
$1
$0
$7,809
$21
$6
$0
$7,160
($19)
$5
$10
$7,353
$0
$2
$9
$7,689
2020
2021
2022
2023
2024
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs

Relationship Between Compensation Actually Paid (CAP) and Net Income (Loss)
$7
$3
$0
$1
$0
($1)
$21
$6
$0
$5
$10
($19)
$0
$2
$9
($138.9)
$401.6
$231.4
$1,024.0
$903.8
2020
2021
2022
2023
2024
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Net Income (Loss) ($ in millions)

Relationship Between Compensation Actually Paid (CAP) and Company and Index TSR

$7
$118
$3
$0
$140
$1
$0
($1)
$21
$6
$114
$0
$124
$10
$5
($19)
$138
$9
$2
$0
2020
2021
2022
2023
2024
$104
$86
$90
$86
$76
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Total Shareholder Return
Peer Group Total Shareholder Return

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2024 CEO PAY RATIO

As required by Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2024.

Total Compensation Amounts and Ratio for 2024

For 2024, the ratio of the annual total compensation of Mr. Tornos, our CEO, to the median of the annual total compensation of all employees is 220 to 1. This ratio is based on the following:

•
the annual total compensation of Mr. Tornos for 2024 as reported in column (j) of the 2024 Summary Compensation Table was $14,992,868; and
•
the annual total compensation of the median employee for 2024 was $68,111.

This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.

Median Employee Identification and Compensation Calculation

Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the last completed fiscal year there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. We concluded that during 2023, we did not experience any changes in our employee population or employee compensation arrangements that we reasonably believed would result in a significant change to our pay ratio disclosure, and therefore we used the median employee identified for 2022 for purposes of calculating the pay ratio disclosure for 2023. Further, we concluded that during 2024, we did not experience any changes in our employee population or employee compensation arrangements that we reasonably believed would result in a significant change to our pay ratio disclosure. As a result, we believe it is reasonable to continue to use the median employee identified for 2022 for purposes of calculating the pay ratio disclosure for 2024 that is required in this proxy statement.

In 2022, we identified our median employee using our global employee population as of December 31, 2022 (excluding our CEO on that date, and excluding 899 employees in 10 countries, constituting five percent (5%) of our non-U.S. employees on that date, as permitted by the de minimis exemption under the pay ratio rule) by utilizing target total cash compensation as our consistently applied compensation measure. Target total cash compensation included base salary (for salaried employees), base hourly compensation (for hourly employees), target sales commissions (as applicable), and target annual cash incentive compensation (annual bonus) for the year ended December 31, 2022. We identified the employees whose target total cash compensation was within a one percent (1%) range (plus or minus one-half of one percent (0.5%)) of the median value of the target total cash compensation for the applicable employee population (the “Median Group”). We then identified the median employee from the Median Group as an employee whose annual total compensation included elements that we reasonably believed reflected our compensation practices for a representative employee.

Annual Total Compensation of Median Employee

To determine the annual total compensation of the median employee, we calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $68,111.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	7,509,160	(2)	124.21	(3)	16,959,520	(4)(5)(6)(7)
Equity compensation plans not approved by security holders(8)	13,782	(9)	N/A	(10)	409,933
Total	7,522,942		124.21		17,369,453

(1)
Consists of the 2009 Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan.
(2)
Represents shares which may be issued pursuant to the following outstanding awards: (a) 69,143 DSUs issued pursuant to the terms of the Deferred Compensation Plan for Non-Employee Directors, as described in footnote (6) below; (b) 1,101,272 RSUs issued pursuant to the terms of the 2009 Plan and the Stock Plan for Non-Employee Directors (assuming that outstanding PRSUs are earned at the maximum award level; if the PRSUs are assumed to be earned at Target, this figure is reduced by 431,882; and (c) 5,370,786 shares subject to stock options issued pursuant to the terms of the 2009 Plan.
(3)
Represents the weighted average exercise price of outstanding options at December 31, 2024. Does not take into consideration outstanding DSUs or RSUs, which, once vested, may be converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost.
(4)
Assumes that outstanding PRSUs are earned at the maximum award level. After shareholder approval of the 2009 Plan on May 4, 2009, an aggregate of 6,607,154 shares remaining available under two prior plans (the “2006 Plan” and the “TeamShare Plan”) that were merged into the 2009 Plan, which provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. The maximum number of shares of our common stock that may be issued pursuant to awards under the 2009 Plan is equal to the sum of (a) 11,682,573 shares, plus (b) 3,700,000 shares approved by shareholders on May 7, 2013, plus (c) 10,000,000 shares approved by shareholders on May 3, 2016, plus (d) 5,800,000 shares approved by shareholders on May 14, 2021, plus (e) the aggregate number of shares underlying outstanding awards under the 2006 Plan and the TeamShare Plan as of May 4, 2009 that later terminate or expire or are cancelled or forfeited during the term of the 2009 Plan without having been exercised or fully vested; provided, however, that each award of restricted stock, RSUs, performance units and performance shares under the 2009 Plan reduces the number of shares available for grant by two and thirty-seven hundredths (2.37) shares for every one share or unit granted. Between May 4, 2009 and December 31, 2024, an aggregate of 3,688,661 shares underlying outstanding awards under the 2006 Plan and the TeamShare Plan terminated or were cancelled or forfeited without having been exercised or fully vested and became available for issuance under the 2009 Plan. If shareholders vote to adopt the amended 2009 Plan at the annual meeting (see Proposal 4), the total number of shares that may be issued under the 2009 Plan will be increased by 10,000,000 shares.
(5)
The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and RSUs. A maximum of 800,000 shares may be issued pursuant to awards under the plan. As of December 31, 2024, 396,618 shares remained available for future issuance. Of the 800,000 total shares that may be issued, not more than 400,000 shares may be issued pursuant to awards of restricted stock and RSUs. As of December 31, 2024, 188,537 full value awards had been granted and not cancelled under the Stock Plan for Non-Employee Directors, leaving a maximum of 211,463 full value awards that could still be granted under the plan.
(6)
The Deferred Compensation Plan for Non-Employee Directors provides for the deferral of certain compensation payable to our non-employee directors in the form of DSUs. When amounts are deferred, a director’s deferred compensation account is credited with that number of DSUs equal to the deferral amount divided by the fair market value of a share of our common stock. Such DSUs are payable in shares of our common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares may be issued under the plan. As of December 31, 2024, 73,506 shares remained available for future issuance.
(7)
Includes 9,882,242 shares available for purchase under the Employee Stock Purchase Plan as of December 31, 2024.
(8)
Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan (the “Sales Representative Plan”), which is described below.
(9)
Represents deferred stock units awarded under the Sales Representative Plan as of December 31, 2024.

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(10)
Deferred stock units are converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described below.

The Sales Representative Plan is an unfunded, deferred compensation plan for our independent distributors. A participant may allocate each year’s contribution to his or her account in 10% increments between deferred stock units and a non-interest bearing deferred compensation account. For plan years prior to 2008, participants could also allocate contributions to stock option units. Neither stock option units nor deferred stock units have any dividend or voting rights. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Deferred stock units will be converted into shares of common stock on a one-to-one basis upon distribution from the plan. Prior to 2009, participants could have elected to receive distributions of their interest in the plan in annual installments over a period of three to ten years. For amounts deferred after 2008, distributions of participants’ interests in the plan will generally be made in three annual installments. The maximum number of shares that may be issued over the life of the plan is 750,000.

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Approval of the amended 2009 Stock Incentive plan

Proposal 4 – Approval of the Amended 2009 Stock Incentive Plan
4

In February 2025, the Board of Directors (the "Board") approved proposed amendments to the Zimmer Biomet Holdings, Inc. 2009 Stock Incentive Plan (the "2009 Plan") in accordance with the recommendation of the Compensation and Management Development Committee (the "Compensation Committee" in this Proposal 4) and directed that the amended 2009 Plan (the "Amended 2009 Plan") be submitted to shareholders for approval at the annual meeting.

Proposed Changes

If approved by shareholders at the annual meeting, the proposed changes to the 2009 Plan would:

(i)
increase the number of shares available for issuance pursuant to awards under the plan by 10,000,000 shares;
(ii)
extend the term of the plan by three additional years, to May 31, 2035;
(iii)
allow independent contractors to participate in the plan;
(iv)
provide specific disclosure of equity award treatment upon a change in control;
(v)
prohibit the payment of dividends and dividend equivalents on unvested awards;
(vi)
clarify that the one-year minimum vesting requirement applies to all types of equity awards;
(vii)
provide for additional requirements on transferability of awards, including prohibiting the transfer of awards for consideration to a third-party financial institution; and
(viii)
provide certain other provisions consistent with corporate governance best practices, including prohibiting loans and providing that awards are subject to compliance requirements.

The copy of the 2009 Plan included in this proxy statement as Appendix B is marked to show all of the proposed amendments to the plan.

Our Board recommends a vote FOR approval of the Amended 2009 Stock Incentive Plan.

Reasons to approve the amended 2009 plan

The approval of the Amended 2009 Plan by our shareholders is important because the number of shares currently authorized for issuance under our 2009 Plan is not expected to be sufficient to meet our needs through 2026. If our shareholders do not approve this proposal, then the Amended 2009 Plan, including an increase in the number of shares available for issuance and the other amendments described in this proposal, will not become effective.

The Board recommends a vote in favor of the Amended 2009 Plan because the Board believes the Amended 2009 Plan is in the best interests of the Company and our shareholders for the following reasons:

•
Aligns executive, employee, and shareholder interests. We currently provide restricted stock units (“RSUs”) to a broad-based group of our employee population. We also provide a range of long-term incentives with service- and performance-based vesting conditions to our executive officers. We believe that our stock-based compensation programs, along with our stock ownership guidelines for our executives, help align the interests of our executives and employees with the interests of our shareholders by giving them a sense of ownership and long-term personal involvement in and accountability for the development and financial success of the Company. If the Amended 2009 Plan is approved, we will be able to continue to use equity to align the interests of our executives and employees with the interests of our shareholders.
•
Attracts and retains talent. Talented, motivated, and effective executives and employees are essential to executing our business strategies and propelling our business forward. Stock-based compensation has been a critical component of total compensation at the Company for many years because this type of compensation enables the Company to effectively recruit and retain executives and other employees in a competitive market for talent while encouraging them to

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act and think like owners of the Company. If the Amended 2009 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.
•
Supports our pay-for-performance philosophy. A significant portion of total compensation for our executives is equity-based incentive compensation tied to the achievement of our stock price performance. We use incentive compensation to help reinforce desired business results and to motivate executives to make decisions to produce those results. If the Amended 2009 Plan is approved, it will continue to support our pay-for-performance philosophy.
•
Avoids disruption in our compensation programs and mitigates the need for significant cash compensation. We consider equity compensation to be a vital element of our employee compensation program. We believe that, if shareholders approve the Amended 2009 Plan, the additional shares reserved under the Amended 2009 Plan will be sufficient to enable us to grant stock awards under the 2009 Plan for approximately the next 5 years, based on historical grant and forfeiture levels, the recent market prices of Zimmer Biomet shares, and the anticipated use of stock awards as an incentive and retention tool. If the Amended 2009 Plan is not approved, we would need to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily support our goals of strengthening longer-term retention and aligning employee interests with those of our shareholders. Additionally, replacing equity with cash would increase our cash compensation expense and significantly deplete cash that could be better utilized towards other strategic purposes or returned to shareholders.
•
Balances appropriately our need to attract and retain talent with shareholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our shareholders, and we continuously strive to balance this concern with the competition for talent, competitive compensation practices, and the need to attract and retain talent. As described in more detail below under the heading “Dilution, Overhang and Burn Rate,” we believe the Amended 2009 Plan is not excessively dilutive to our shareholders given our overhang and that our three-year average annual gross burn rate is 0.7% and our three-year average net burn rate is 0.3%.
•
Protects shareholder interests and embraces sound stock-based compensation practices. As described in more detail below under the heading “The Amended 2009 Plan Reflects Governance Best Practices,” the Amended 2009 Plan includes features that are consistent with the interests of our shareholders (and their advisors) and sound corporate governance practices.
•
Consistent share repurchases demonstrate responsible stewardship of equity program. We have engaged in notable share repurchase activity since 2022. In May 2024, our Board of Directors authorized a $2,000 million share repurchase program effective May 29, 2024, with no expiration date. As of December 31, 2024, $1,250.0 million remained authorized under this program. In 2024, 2023 and 2022, the company repurchased under this and a prior repurchase program an aggregate amount of $868 million, $692.2 million and $126.4 million of our common stock, respectively, representing in the aggregate 7,633,628, 5,795,592 and 1,185,064 shares of our common stock, respectively.

Summary of Material Changes to the amended 2009 Plan

The Amended 2009 Plan is being amended to provide for the following:

•
Increase Share Reserve. Increase the number of shares reserved for issuance under the 2009 Plan by 10,000,000 shares to allow Zimmer Biomet to continue to make equity grants.
•
Extend Plan Term. The 2009 Amended Plan extends the term of the plan by three years to May 31, 2035.
•
Include Independent Contractors as Eligible Participants. Amend the plan to allow independent contractors to participate in the plan.
•
Provide Specific Disclosure of Equity Award Treatment Upon a Change in Control. The Amended 2009 Plan specifically provides that in the event of a “Change in Control” of the Company, any or all outstanding awards may be assumed, converted, replaced or substituted in connection with the Change in Control, and unless otherwise set forth in an award agreement or in any other written agreement between the Company and the participant:

(1) with respect to each outstanding award that is assumed, converted, replaced or substituted in connection with a Change in Control, in the event the participant’s employment with the Company terminates pursuant to a “Qualifying Termination” during the three-year period following such Change in Control, on the date of such Qualifying Termination, (A) such award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (C) any performance conditions imposed with respect to such award shall be deemed to be achieved (at the greater of target level or actual performance for performance-based awards); and

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(2) with respect to each outstanding award that is not assumed, converted, replaced or substituted in connection with a Change in Control, immediately prior to the effective date of the Change in Control, (A) such award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (C) any performance conditions imposed with respect to such award shall be deemed to be achieved (at the greater of target level or actual performance for performance-based awards); provided, that in lieu of the foregoing, and solely with respect to this clause (ii), the Compensation Committee may also provide for the cash-out of vested and unvested awards (at the greater of target level or actual performance for performance-based awards).

•
Clarify No Payout of Dividends or Dividend Equivalents on Unvested Awards. The Amended 2009 Plan specifies that restricted stock or RSUs (but no other awards under the plan) may include dividend or dividend equivalent rights or otherwise, as may be specified in the award agreement; provided, however, that dividends or dividend equivalent rights shall not be earned or paid with respect to any shares underlying awards of restricted stock or RSUs, except to the extent that such shares are vested.
•
Clarify Minimum Vesting Requirement. The Amended 2009 Plan clarifies that, subject to certain limited exceptions, all awards granted under the plan shall have a minimum vesting period of one year measured from the date of grant; provided, however, that up to five percent (5%) of the shares of common stock available for future distribution under the plan may be granted without such minimum vesting requirement.
•
Provide for Additional Requirements on Transferability of Awards. The 2009 Amended Plan provides that, unless determined otherwise by the administrator, an award may not be transferred in any manner other than by will or by the laws of descent or distribution. The 2009 Amended Plan further provides that in no event may any award be transferred for consideration to a third-party financial institution.
•
Explicitly Prohibit Loans. The 2009 Amended Plan provides that no participant will be permitted to purchase shares (in full or in part) via a promissory note.
•
Provide that Awards are Subject to Compliance Requirements. The 2009 Amended Plan provides that each participant must comply with applicable law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, including but not limited to the Company’s Compensation Recovery Policy, and such compliance is necessary to earn an award under the Amended 2009 Plan.

The amended 2009 plan reflects governance best practices

Our Amended 2009 Plan includes additional provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•
Administration. Administration by the Compensation Committee, which is composed entirely of independent directors.
•
Fungible Share Pool Design. A fungible share pool design, whereby 2.37 shares are subtracted from the available share pool for every PRSU and RSU granted, and one share is deducted for every stock option granted.
•
Individual Limits. Individual annual limits on the number of awards that may be granted.
•
Awards Subject to Clawback. All awards granted under the Amended 2009 Plan are subject to recoupment in accordance with the Company’s Compensation Recovery Policy.
•
Maximum Term of Options/Stock Appreciation Rights. The maximum term for options and stock appreciation rights issued under the 2009 Plan is ten years.
•
No Liberal Share Counting. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements on all awards.
•
No Evergreen Provision. Avoids the use of “evergreen” share reserve increases and instead requires shareholder approval to increase the share reserve
•
No Single Trigger Change in Control. Awards do not accelerate upon a change in control unless the acquiring company does not assume or replace the award.
•
No Automatic Grants. The Amended 2009 Plan does not provide for automatic grants to any participant.
•
No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.

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•
No Tax Gross-ups. The Amended 2009 Plan does not provide for any tax gross-ups.
•
No Discounted Options or Stock Appreciation Rights. Requires stock options and stock appreciation rights to be granted with an exercise price equal to at least the fair market value of our common stock on the date of the award is granted.
•
No Repricing of Underwater Options or Stock Appreciation Rights. Prohibits stock option and stock appreciation right repricing without shareholder consent.

Dilution, overhang and burn rate

In approving the increase in the number of shares authorized for issuance contemplated by the proposed amendments, the Compensation Committee and the Board considered the following:

•
Share usage over the past several years and anticipated share usage for the next few years;
•
The fact that the number of shares remaining available for future issuance (approximately 7,077,278 shares as of December 31, 2024), would likely be insufficient to make awards of equity-based compensation after 2025 having the same value that typically have been awarded as part of annual grants to our executives and other employees during prior years, in part because each award of restricted stock, RSUs, performance units and performance shares under the 2009 Plan reduces the number of shares available for grant by two and thirty-seven hundredths (2.37) shares for every one share or unit granted;
•
Potential dilution to our current shareholders as measured by run rate and overhang, as further discussed below;
•
Compensation peer group practices and market benchmarking provided by Semler Brossy Consulting Group, LLC, the Compensation Committee’s independent compensation consultant; and
•
Shareholder support of and feedback on our executive compensation programs.

Based on these considerations, an additional 10,000,000 shares are being proposed to be made available for issuance under the Amended 2009 Plan, which the Compensation Committee believes represents an appropriate increase at this time.

While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we recognize that stock awards dilute existing shareholders and are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. Our Compensation Committee regularly reviews our long-term incentive compensation program to ensure that we balance our employee compensation objectives with our shareholders’ interest in limiting dilution from stock awards.

The following table sets forth information regarding stocks awards that were outstanding and shares available for future grants under all existing equity compensation plans as of December 31, 2024. As of April 2, 2025, we had [●] shares of common stock issued and outstanding. The market value of one share of our common stock on April 2, 2025, as determined based on the closing price per share of our common stock as reported on the New York Stock Exchange was $[●].

	Stock Options			Full Value Awards
Equity Plan	Shares underlying outstanding Stock Options(1)	Weighted-Average Exercise Price Per Share ($)	Weighted-Average Remaining Contractual Term (In Years)	Shares underlying outstanding Time-Based Full Value Awards(2)	Shares underlying outstanding Performance-Based Full Value Awards(3)	Shares Available for Future Grant(4)
2009 Plan	5,370,786	124.21	4.1	627,299	483,594	6,607,154	(5)
Stock Plan for Non-Employee Directors	0	N/A	N/A	3,151	0	396,618	(6)
Deferred Compensation Plan for Non-Employee Directors	0	N/A	N/A	2,296	0	73,506
Total	5,370,786	124.21	4.1	632,746	483,594	7,077,278

(1)
No stock appreciation rights were outstanding as of December 31, 2025.
(2)
Consists of restricted stock units.
(3)
Consists of performance-based restricted stock units (PRSUs). The number of shares underlying outstanding PRSU awards assumes target performance for awards.
(4)
Assumes target payout of outstanding PRSU awards.

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(5)
Each award of restricted stock, RSUs, performance units and performance shares under the 2009 Plan reduces the number of shares available for grant by two and thirty-seven hundredths (2.37) shares for every one share or unit granted, i.e., a maximum of only 2,787,829 full-value RSUs, PRSUs, performance units and performance shares may be granted from this pool. These amounts do not reflect shares subject to outstanding purchase rights under our Employee Stock Purchase Plan.
(6)
The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and RSUs. A maximum of 800,000 shares may be issued pursuant to awards under the plan. As of December 31, 2024, 396,618 shares remained available for future issuance. Of the 800,000 total shares that may be issued, not more than 400,000 shares may be issued pursuant to awards of restricted stock and RSUs. As of December 31, 2024, 188,537 full value awards had been granted and not cancelled under the Stock Plan for Non-Employee Directors, leaving a maximum of 211,463 full value awards that could still be granted under the plan.

The Compensation Committee also regularly reviews our historical equity award granting practices, including our share usage rate (commonly referred to as “burn rate”) and equity overhang activity. The following table provides detailed information regarding our burn rate and equity overhang activity (based on total potential award shares) for the last three fiscal years. The effects of our stock repurchase program are included in these calculations. The following chart reflects the full value of shares granted.

	Fiscal 2024	Fiscal 2023	Fiscal 2022	Average
Gross Burn Rate(1)	0.6%	0.5%	1.1%	0.7%
Net Burn Rate(2)	0.1%	(0.2)%	0.7%	0.3%
Equity Overhang(3)	3.6%	4.1%	4.3%	4.0%

(1)
Gross Burn Rate is calculated as (a) the number of new stock awards granted under all our equity incentive plans (other than our Employee Stock Purchase Plan), divided by (b) the weighted average common shares outstanding of the Company for the fiscal year.
(2)
Net Burn Rate is calculated as (a) the number of new stock awards granted under all our equity incentive plans (other than our Employee Stock Purchase Plan), net of stock awards cancelled and forfeited under such plans, divided by (b) the weighted average common shares outstanding of the Company for the fiscal year.
(3)
Equity Overhang is calculated as (a) the number of shares subject to outstanding stock awards plus the number of shares available for grant under all our equity incentive plans (other than our Employee Stock Purchase Plan), divided by (b) the number of shares subject to outstanding stock awards, plus the number of shares available for grant under such plans, plus the weighted average common shares outstanding of the Company for the fiscal year.

The table below shows the number of options and full value awards granted under the 2009 Plan, the Stock Plan for Non-Employee Directors and the Deferred Compensation Plan for Non-Employee Directors in each of the last three years as well as the number of performance-based awards that were earned each year.

Fiscal Year	Option Awards Granted	Total Full-Value Awards Granted	Time Based Full-Value Awards Granted	Performance Based Full-Value Awards Granted(1)	Performance Based Full-Value Awards Earned(2)
2024	-	1,116,340	623,125	493,215	-
2023	15,135	956,955	665,738	291,217	-
2022	1,515,388	716,859	249,119	467,740	220,562

(1) Performance based full-value awards granted at target achievement levels.

(2) Earned performance based full-value awards reflects the number of performance-based awards that were earned attributable to the applicable year. The 2023 and 2024 performance based full-value awards (i.e., PRSUs) have performance periods of January 1, 2023 through December 31, 2025 and January 1, 2024 through December 31, 2026, respectively, so the number of shares earned for such awards are not yet determinable.

Description of the amended 2009 plan

The material features of the Amended 2009 Plan are summarized below. This summary does not purport to be a complete description of all the provisions of Amended 2009 Plan, and this summary is qualified in its entirety by reference to the text of the proposed Amended 2009 Plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose of the Amended 2009 Plan

The purpose of the Amended 2009 Plan is to promote the success and enhance the value of the Company by linking the personal interests of our eligible service providers to those of our shareholders and by providing service providers with long-term incentives for outstanding performance. The Amended 2009 Plan is further intended to provide flexibility for us to motivate, attract and retain the services of employees and consultants who will be largely responsible for our long-term performance, growth and financial success.

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Eligibility

All employees and certain consultants are eligible to receive awards under the Amended 2009 Plan. Non-employee directors are not eligible to participate in the Amended 2009 Plan. As of December 31, 2024, there were approximately 17,000 employees and nine executive officers who were eligible to participate in the Amended 2009 Plan. Additionally, as of December 31, 2024, we had engaged approximately six consultants whom we expect would qualify as Independent Contractors under the Amended 2009 Plan, if approved by the shareholders.

Authorized Shares; Fungible Share Pool

If the Amended 2009 Plan is approved by shareholders, the total number of shares which may be issued under the plan would be increased by 10,000,000 million shares. The number of shares of our common stock that may be issued pursuant to awards under the 2009 Plan is equal to the sum of (1) 11,682,573 shares, plus (2) 3,700,000 shares approved by shareholders on May 7, 2013, plus (3) 10,000,000 shares approved by shareholders on May 3, 2016, plus (4) 5,800,000 shares approved by shareholders on May 14, 2021, plus (5) the aggregate number of shares underlying outstanding awards under the 2006 Plan and the TeamShare Plan (collectively, the “Prior Plans”) as of May 4, 2009 that later terminate or expire or are cancelled or forfeited during the term of the 2009 Plan without having been exercised or fully vested.

Each option or stock appreciation right granted under the Amended 2009 Plan reduces the number of shares available for grant by one share for every one share granted. Each award granted under the Amended 2009 Plan that may result in the issuance of our common stock, other than an option or stock appreciation right, reduces the number of shares available for grant by 2.37 shares for every one share granted.

In the event all or any portion of an award terminates or expires or is cancelled or forfeited during the term of Amended 2009 Plan without being exercised or fully vested or is settled for cash (collectively, “cancelled awards”), then (A) with respect to options and stock appreciation rights, the shares underlying such cancelled award shall be restored to the Amended 2009 Plan on a one-for-one basis and may again be used for awards under the plan; and (B) with respect to each award granted under the plan that may result in the issuance of common stock, other than an option or stock appreciation right, shares underlying such cancelled awards shall be restored to the plan at a rate of 2.37 shares for each cancelled share and may again be used for awards under the plan. Notwithstanding anything to the contrary contained in the plan: shares that participants tender during the term of the Amended 2009 Plan to pay the purchase price of options shall not be added to the aggregate plan limit described above; shares that the Company retains or causes participants to surrender to satisfy withholding tax requirements shall not be added to the aggregate Plan limit described above; shares that are repurchased by the Company using option exercise proceeds shall not be added to the aggregate plan limit described above; and if a stock appreciation right is exercised, the number of shares covered by the option or portion thereof which is surrendered on exercise of the stock appreciation right shall be considered issued pursuant to the plan and shall count against the aggregate plan limit described above, regardless of whether or not any shares are actually issued to the participant upon exercise of the stock appreciation right.

Administration

The Amended 2009 Plan is administered by the Board of Directors through the Compensation Committee (also referred to herein as the “Plan Administrator”), which is composed entirely of independent directors who are intended to meet the criteria of “non-employee director” under Section 16 of the Exchange Act. The Plan Administrator selects the service providers who receive awards, the form of those awards and all terms and conditions of the awards. The Compensation Committee also certifies the level of attainment of performance targets.

Amended 2009 Plan Limits

No more than 1,000,000 shares may be issued pursuant to incentive stock option awards. No individual participant may be granted, in any single calendar year, stock options and/or stock appreciation rights to purchase more than 500,000 shares of common stock, and no individual participant may be granted, in any single calendar year, restricted stock, RSUs, performance units and/or performance shares representing more than 250,000 shares of common stock.

Terms and Conditions of Awards

The Amended 2009 Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. Stock options granted under the Amended 2009 Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. Each award must be evidenced by an award agreement designating the type of award granted.

Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the Plan Administrator. The Amended 2009 Plan establishes the following business criteria upon which the Plan Administrator

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may base such performance goals for purposes of qualifying the award as performance-based: net sales; revenue; assets; liabilities; gross profit; operating profit; net earnings; earnings per share; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items; profit margin (gross, operating or net); cash flow, net cash flow or free cash flow; acquisition integration synergies (measurable savings and efficiencies resulting from integration); acquisition integration milestone achievements; stock price performance; total shareholder return; costs or expenses; debt, net debt, borrowing levels, leverage ratios or credit ratings; market share or customer acquisition, expansion or retention; financial return ratios (including return on equity, return on assets or net assets, return on capital or invested capital and return on operating profit); acquisitions, divestitures, joint ventures, strategic alliances, spin-offs, split-ups and similar transactions; and reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. These measures may be based on the Company as a whole or on a business unit, division, line of business, project, geographical region, affiliate or subsidiary, either individually, alternatively or in any combination, as determined by the Plan Administrator.

Options and SARs

The Plan Administrator may grant stock options, which must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of common stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of an option award granted under the Amended 2009 Plan may not exceed ten years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary may not exceed five years.

Stock options and stock appreciation rights must have an exercise price per share that is not less than 100% of the fair market value of a share of common stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of common stock on the date the option is granted.

The Amended 2009 Plan expressly provides that, without the approval of the Company’s shareholders, the Company may not reduce the exercise price of any option or stock appreciation right granted under the Amended 2009 Plan.

The exercise price is generally payable by certified or bank check, by wire transfer, by payment through a broker under a cashless exercise program implemented by the Company in connection with the plan, in shares of common stock owned by the participant having a Fair Market Value at the date of exercise equal to such purchase price, provided that payment in shares of common stock will not be permitted unless at least 100 shares of common stock are required and delivered for such purpose, in any combination of the foregoing, or by any other method that the Plan Administrator approves.

Restricted Stock and RSU Awards

The Plan Administrator may grant shares of restricted stock or RSUs that are subject to the continued employment of the employee and may also be subject to the attainment of qualifying performance criteria at the discretion of the Plan Administrator. Generally, if the employee’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance criteria, the awards will lapse. The Plan Administrator may provide for a pro-rated attainment of time-based restrictions.

Generally, an award will not vest during a period less than one year following the date of the award unless the Plan Administrator determines otherwise. During the restriction period, unless the Plan Administrator determines otherwise, an employee who holds restricted stock will be entitled to vote the shares. An employee who holds RSUs will have none of the rights of a shareholder until the restriction period has ended and shares of common stock have been issued.

Long-Term Performance Awards

The Plan Administrator may grant performance units or performance shares. Performance units entitle the employee to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and other terms and conditions are satisfied. Performance shares entitle the employee to receive a specified number of shares of common stock, or the equivalent cash value, if the objectives specified in the award are achieved and other terms are satisfied.

Dividends and Dividend Equivalents

Restricted stock or RSUs (but no other awards under the Amended 2009 Plan) may include dividend or dividend equivalent rights or otherwise, as may be specified in the award agreement; provided, however, that dividends or dividend equivalent rights shall not be earned or paid with respect to any shares underlying awards of restricted stock or RSUs, except to the extent that such shares are vested.

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Minimum Vesting Requirement

All awards granted under the Amended 2009 Plan have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Amended 2009 Plan on the date the plan becomes effective may be granted without such minimum vesting requirement. Further, this minimum vesting requirement will not limit (i) the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a change in control.

Transferability of Awards

Unless determined otherwise by the Plan Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. In no event may any award be transferred for consideration to a third-party financial institution.

Prohibition on Loans

The Amended 2009 Plan provides that no participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares.

Termination of Service

A participant in the Amended 2009 Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the plan or award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.

Change in Capitalization

If the outstanding common stock or other securities of the Company, or both, for which an award is then exercisable or as to which an award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization, corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend) or any similar event affecting the common stock or other securities of the Company, the Plan Administrator shall appropriately and equitably adjust the number and kind of shares or other securities which are subject to the Amended 2009 Plan or subject to any awards theretofore granted, and the exercise or settlement prices of such awards, so as to maintain the proportionate number of shares of common stock or other securities without changing the aggregate exercise or settlement price.

Treatment of Awards upon a Change in Control

In the event of a “Change in Control” (as defined below) of the Company, any or all outstanding awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of common stock of the Company held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. Unless otherwise set forth in an award agreement or in any other written agreement between the Company and the participant:

(1) With respect to each outstanding award that is assumed, converted, replaced or substituted in connection with a Change in Control, in the event the participant’s employment with the Company terminates pursuant to a “Qualifying Termination” (as defined below) during the three-year period following such Change in Control, on the date of such Qualifying Termination (i) such award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (iii) any performance conditions imposed with respect to such award shall be deemed to be achieved subject to the paragraph below regarding performance-based awards.

(2) With respect to each outstanding award that is not assumed, converted, replaced or substituted in connection with a Change in Control, immediately prior to the effective date of the Change in Control (i) such award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (iii) any performance conditions imposed with respect to such award shall be deemed to be achieved subject to the paragraph below regarding performance-based awards; provided, that in lieu of the foregoing, and solely with respect to this clause (2), the Compensation Committee may

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also provide for the cash-out of vested and unvested awards subject to the paragraph below in the case of performance-based awards.

Unless the Compensation Committee shall otherwise expressly provide in the agreement relating to an award, if the Company undergoes a Change in Control during the award period applicable to an award that is subject to the satisfaction of any targets for qualifying performance criteria, the number of shares or units deemed achieved shall be the greater of (i) the target number of shares or units specified in the participant’s award agreement, or (ii) the number of shares or units that would have been earned by applying the Qualifying Performance Criteria specified in the award agreement to the Company’s actual performance from the beginning of the applicable award period to the date of the Change in Control (subject to any applicable continuing service requirements) or the date of the Qualifying Termination, as applicable.

For purposes of Amended 2009 Plan, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(1) the date any person shall have become the direct or indirect beneficial owner of 20% or more of the then outstanding common shares of the Company;

(2) the date a merger or consolidation of the Company with any other corporation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(4) the date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(3) the date there shall have been a change in a majority of the Board within a two-year period beginning after the effective date of the Amended 2009 Plan, unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period.

For purposes of the Amended 2009 Plan, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:

(1) a Company-initiated termination for reasons other than the employee’s death, disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company, or

(2) a resignation by the participant with good cause, which includes (i) a substantial adverse alteration in the nature or status of the participant’s responsibilities, (ii) a reduction in the participant’s base salary or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the participant to relocate to a work location more than 50 miles from the participant’s work location prior to the Change in Control; provided that good cause shall exist only if (x) the participant provides written notice of the existence of the condition that would give rise to good cause within 90 days after the initial existence of such condition, (y) the Company fails to correct any such breach within 30 days after receipt of such notice and (z) the participant resigns as an employee effective within 30 days after the expiration of such 30 day period; provided, that in a termination under (i) or (ii) above, as applicable, the participant executes a separation agreement and general release of claims (which may include a non-solicitation and/or non-compete agreement as determined by the Company) within the time required by the Company (but in no event later than 60 days following termination).

Compliance with Applicable Law and Company Policies; Compensation Recovery

The Amended 2009 Plan provides that each participant must comply with applicable law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy, and that (i) compliance with applicable law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any award and (ii) any awards which are subject to the Company’s Compensation Recovery Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recovery Policy ceases to apply to such awards and any other vesting conditions applicable to such awards are satisfied.

Amendment, Suspension or Termination of the Amended 2009 Plan

The Board may amend or suspend the Amended 2009 Plan at any time and from time to time; provided, however, that, except in connection with a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or

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exchange of shares), the terms of outstanding awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding options or stock appreciation rights or to cancel outstanding options or stock appreciation rights in exchange for cash, other awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; and provided, further, that the Board shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions described above) required to be submitted for shareholder approval by law, regulation or applicable stock exchange requirements or that otherwise would: (1) increase the maximum stock award levels described above; (2) reduce the price at which stock options may be granted to below fair market value on the date of grant; (3) extend the term of the plan; or (4) change the class of persons eligible to be participants.

The Amended 2009 Plan shall expire on May 31, 2035, unless suspended or discontinued earlier by action of the Board.

Employees Based Outside the U.S.

The Amended 2009 Plan provides that the Plan Administrator may modify the terms and conditions of awards granted to employees who are based outside the U.S. in order to comply with provisions of laws in other countries in which we operate or have employees.

summary of federal income tax consequences

THE FOLLOWING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND IT DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. The difference between the amount treated as ordinary income from such premature sale and the amount realized will be characterized as capital gain or loss.

NONQUALIFIED STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.

RESTRICTED STOCK. If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

RESTRICTED STOCK UNITS, PERFORMANCE SHARES AND PERFORMANCE UNITS. A participant generally will recognize no income upon the receipt of a RSU, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives

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performance shares, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant.

COMPANY TAX DEDUCTION. The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the vesting of an RSU). Special rules limit the deductibility of compensation paid to certain executive officers.

SECTION 409A. Section 409A of the Code, or Section 409A, provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan benefits

No awards have been previously granted under the Amended 2009 Plan and no awards have been granted that are contingent on shareholder approval of the Amended 2009 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Amended 2009 Plan are subject to the discretion of the Plan Administrator. Consequently, no new plan benefits table is included in this proxy statement.

historical plan benefits

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock subject to an equity award grant (even if not currently outstanding) under the 2009 Plan from the inception of the 2009 Plan through December 31, 2024.

Name of Individual or Group(1)	Number of Shares
Ivan Tornos, President and CEO	549,636
Suketu Upadhyay, CFO and EVP - Finance, Operations and Supply Chain	374,912
Sang Yi, Group President, APAC	328,314
Wilfred van Zuilen, Group President, EMEA	128,965
Mark Bezjak, President, Americas	127,722
All current executive officers as a group(2)	2,217,945
All employees, including all current officers who are not executive officers, as a group	17,983,566

(1) No awards have been granted under the 2009 Plan to any associate of any of our executive officers, and no person received 5% or more of the total awards granted under the 2009 Plan since its inception. Non-employee directors are not eligible to participate in the 2009 Plan and no awards have been granted to our non-employee directors under the 2009 Plan since its inception.

(2) Current executive officers include all executive officers as of December 31, 2024.

Please also refer to the “Equity Compensation Plan Information” section of this proxy statement for further information about shares, which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board under all of our equity compensation plans as of December 31, 2024.

Our Board recommends a vote FOR the approval of the Amended 2009 Stock Incentive Plan.

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Approval of an amendment to our restated certificate of incorporation to allow for exculpation of officers as permitted by delaware law

Proposal 5 – Approval of an Amendment to our Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware Law
4

In August 2022, the State of Delaware, which is the company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the personal liability of certain of their officers for monetary damages for breach of the duty of care in certain circumstances, as permitted under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Previously, exculpation was only available for directors under the DGCL. In light of this legislation, the Board has adopted, and recommends that shareholders approve, an amendment (the “Exculpation Amendment”) to our Restated Certificate of Incorporation to allow for the exculpation of officers as permitted by Delaware law.

In accordance with the DGCL, the officers who would be covered by the Exculpation Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the company’s public filings with the SEC as an NEO of the company; or (iii) has, by written agreement with the company, consented to being identified as an officer for purposes of accepting service of process.

The Exculpation Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the Exculpation Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by shareholders on behalf of the company) and would not apply to: (i) breaches of the duty of loyalty to the company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction in which the officer derived an improper personal benefit.

In considering whether to propose the Exculpation Amendment, the Board considered that the role of an officer (like the role of a director) often requires them to make time-sensitive decisions on critical matters that can create substantial risk of investigations, claims, actions, lawsuits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes the proposed Exculpation Amendment better aligns the protections available to our officers with those currently available to our directors and would lower the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs.

In addition, the Board believes that the Exculpation Amendment would better position the company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims. For these reasons, and taking into account the narrow class of officers and the limits on the types of claims for which those officers’ liability would be exculpated, the Board determined that approval of the Exculpation Amendment to allow for exculpation of certain of the company’s officers is advisable and in the best interests of the company and its shareholders.

The Exculpation Amendment also provides that if the DGCL is amended after approval by the shareholders to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The full text of the Exculpation Amendment, which would amend Section 10.01 of our Restated Certificate of Incorporation, is provided below (with additions indicated by underlining and deletions indicated by strikeouts):

SECTION 10.01. Limited Liability of Directors and Officers. ~~A~~ No Director or officer shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except, if required by the DGCL, as amended from time to time, for

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liability (a) for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, ~~or~~ (d) for any transaction from which the Director or officer derived an improper personal benefit, or (e) in the case of an officer, in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Section 10.01 shall eliminate or reduce the effect of this Section 10.01 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 10.01 would accrue or arise, prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

If shareholders approve the Exculpation Amendment, it will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as reasonably practicable after receiving shareholder approval. Other than the proposed changes to the existing Section 10.01, the remainder of our Restated Certificate of Incorporation will remain unchanged after effectiveness of the Certificate of Amendment.

Our Board recommends a vote FOR approval of the amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.

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OWNERSHIP OF OUR STOCK

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2025 by each non-employee director, each of the executives named in the 2024 Summary Compensation Table and all current directors and executive officers as a group.

Beneficial Owner	Common Stock Beneficially Owned(1)
	Total Shares Owned(2)	Shares Acquirable in 60 Days(3)	Deferred Share Units(3)	Percent of Class(4)
(a)	(b)	(c)	(d)	(e)
Non-Employee Directors
Christopher B. Begley	22,809	10,539	8,730	*
Betsy J. Bernard	35,526	18,435	11,820	*
Michael J. Farrell	16,971	7,686	7,285	*
Robert A. Hagemann	36,039	19,856	12,183	*
Arthur J. Higgins	36,272	20,311	12,561	*
Maria Teresa Hilado	9,585	3,027	4,908	*
Syed Jafry	13,224	3,027	6,137	*
Sreelakshmi Kolli	5,775	804	3,971	*
Devdatt Kurdikar	385	—	385	*
Louis A. Shapiro	1,108	—	1,108	*
Named Executive Officers
Ivan Tornos	259,632	232,671	—	*
Suketu Upadhyay	228,942	199,110	—	*
Sang Yi	249,362	243,824	—	*
Wilfred van Zuilen	64,794	55,419	—	*
Mark Bezjak	57,026	52,611	—	*
All current directors and executive officers as a group (19 persons)	1,457,658	1,225,945	69,089	*

* Less than 1.0%

(1)
Unless otherwise noted, shares are owned directly or indirectly with sole voting and dispositive power. None of the shares owned by our current directors and executive officers have been pledged as security.
(2)
Includes shares owned directly and indirectly, shares acquirable within 60 days after January 1, 2025 (column (c)) and deferred share units (column (d)).
(3)
A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, column (c) includes exercisable stock options, stock options that become exercisable within 60 days after January 1, 2025, shares underlying RSUs that will settle within 60 days after January 1, 2025 and vested RSUs held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director (e.g., upon retirement). Similarly, column (d) includes deferred share units held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director. The table does not include stock options or RSUs held by executive officers that vest more than 60 days after January 1, 2025. It also does not include vested RSUs held by directors that are subject to mandatory deferral of settlement until May 2025 or later.
(4)
Based on 199,090,959 shares outstanding as of January 1, 2025, plus shares acquirable within 60 days of January 1, 2025 as described in footnote (3) above.
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OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of our common stock as of March 21, 2025. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	23,858,865	12.1%
Dodge & Cox.(3) 555 California Street, 40th Floor San Francisco, CA 94104	19,118,436	9.7%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	18,704,377	9.5%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	14,616,453	7.4%

(1)
Based on 197,897,665 shares outstanding as of March 21, 2025.
(2)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 21, 2025, based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group possesses shared power to vote or to direct the vote of 259,315 shares, sole power to dispose or to direct the disposition of 22,975,979 shares and shared power to dispose or to direct the disposition of 882,886 shares.
(3)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 21, 2025, based solely on information provided by Dodge & Cox in a Schedule 13G/A filed with the SEC on February 13, 2025. Dodge & Cox possesses sole power to vote or to direct the vote of 18,037,511 shares and sole power to dispose or to direct the disposition of 19,118,436 shares.
(4)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 21, 2025, based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 25, 2024. BlackRock, Inc. possesses sole power to vote or to direct the vote of 17,047,965 shares and sole power to dispose or to direct the disposition of 18,704,377 shares.
(5)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 21, 2025, based solely on information provided by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the SEC on November 14, 2024. T. Rowe Price Associates, Inc. possesses sole power to vote or to direct the vote of 13,813,780 shares, and sole power to dispose or to direct the disposition of 14,616,395 shares.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We have made this proxy statement available to you on the Internet or, upon your request, have delivered a printed version of this proxy statement to you by mail, in connection with the solicitation of proxies by our Board of Directors for use at our 2025 annual meeting of shareholders to be held on Thursday, May 29, 2025 at 9 a.m. Eastern Time, and at any postponement(s) or adjournment(s) thereof. You are receiving this proxy statement because you owned shares of Zimmer Biomet common stock at the close of business on April 2, 2025, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you virtually attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

2. What am I voting on?

There are five proposals scheduled to be voted on at the annual meeting:

•
Election of directors (Proposal 1);
•
Ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2);
•
Advisory Say on Pay proposal (Proposal 3);
•
Approval of the amended 2009 Stock Incentive Plan (Proposal 4); and
•
Approval of an amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law (Proposal 5).

3. How does the Board recommend that I vote?

The Board recommends that you vote your shares:

•
“FOR” the election of each of the nominees to the Board (Proposal 1);
•
“FOR” ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2);
•
“FOR” the Say on Pay proposal (Proposal 3);
•
“FOR” the approval of the amended 2009 Stock Incentive Plan (Proposal 4); and
•
“FOR” the approval of the amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law (Proposal 5).

4. How many votes do I have?

You will have one vote for every share of Zimmer Biomet common stock that you owned at the close of business on April 2, 2025.

5. How many shares are entitled to vote?

There were [•] shares of Zimmer Biomet common stock outstanding as of April 2, 2025 and entitled to vote. Each share is entitled to one vote.

6. What is the quorum requirement for the annual meeting?

The holders of a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you attend virtually and vote during the meeting or have voted before the meeting via the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

7. What is the voting requirement to approve each of the proposals?

The voting requirement for each of the proposals is as follows:

•
Election of directors. Nominees for director must receive a majority of the votes cast in person or by proxy on the election of directors in order to be elected as a director. This means that the number of shares voted “for” a nominee must exceed the number of votes “against” that nominee.
•
Ratification of the appointment of PwC. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of PwC as our independent registered public accounting firm.
•
Say on Pay. The affirmative vote of a majority of the votes cast on the matter is required to approve the non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.
•
Approval of the amended 2009 Stock Incentive Plan. The affirmative vote of a majority of the shares present in person or by proxy is required to approve the proposal concerning the amended 2009 Stock Incentive Plan.

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ADDITIONAL INFORMATION

•
Approval of the amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to approve the proposal concerning the amendment to our Restated Certificate of Incorporation.

8. What if I vote “abstain”?

A vote to “abstain” on the election of directors (Proposal 1) and on Say on Pay (Proposal 3) will have no effect on the outcome of those proposals. A vote to “abstain” on Proposals 2, 4 and 5 will have the effect of a vote against those proposals.

9. Why did I receive a notice in the mail instead of a full set of proxy materials?

As allowed by SEC rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

10. What is the difference between a shareholder of record and a beneficial owner?

The difference is as follows:

•
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
•
Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the record holder on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

11. If I am a shareholder of record, how do I vote?

There are four ways to vote:

•
Via the Internet during the meeting. You may vote during the annual meeting by accessing www.virtualshareholdermeeting.com/ZBH2025 and entering the 16-digit control number on the proxy card or Notice and following the directions on the virtual meeting website.
•
Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

12. If I am a beneficial owner, how do I vote?

There are four ways to vote:

•
Via the Internet during the meeting. If you wish to vote during the annual meeting, you must obtain instructions on how to vote at the meeting from the record holder of your shares. Please contact that organization to obtain such instructions.
•
Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or vote instruction form.
•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.
•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

13. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:

•
as necessary to meet applicable legal requirements;
•
to allow for the tabulation and certification of votes; and
•
to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

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ADDITIONAL INFORMATION

14. Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

•
revoking it by written notice to our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580;
•
delivering a later-dated proxy (including a telephone or Internet vote); or
•
voting during the meeting.

15. How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

16. What happens if a nominee for director declines the nomination or is unable to serve?

If that happens, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy, or, if no substitute has been nominated, for the remaining nominees, leaving a vacancy, or the Board may reduce its size. The Board has no reason to believe that any of the nominees will be unable or decline to serve if elected.

17. What happens if I do not give specific voting instructions?

It depends on how your shares are held:

•
Shareholders of Record. In the following situations, the proxy holders will vote your shares in the manner recommended by the Board on proposals presented in this proxy statement and as the proxy holders may determine in their judgment and discretion with respect to any other matters properly presented for a vote at the annual meeting:
•
if, when voting online at www.ProxyVote.com or via mobile.proxyvote.com, you select the “Submit” button without voting on each item individually;
•
if, when voting via the telephone, you elect not to vote on matters individually; and
•
if you sign and return a proxy card without giving specific voting instructions.
•
Beneficial Owners. If you do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2). However, your record holder cannot vote your shares without specific instructions on the other matters – the election of directors (Proposal 1), the Say on Pay proposal (Proposal 3), the approval of the amended 2009 Stock Incentive Plan (Proposal 4) and the approval of the amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law (Proposal 5). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1, 3, 4 or 5, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares.

This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting, but they will not be counted in determining the outcome of the vote for any of Proposals 1, 2, 3 or 4. Broker non-votes with respect to Proposal 5 will have the same effect as votes cast "against" such proposal.

18. Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions will serve as the independent inspector of election.

19. How can I find out the results of the annual meeting?

Preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

20. Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We have retained Alliance Advisors LLC to assist in soliciting proxies for a fee of $24,200 plus out-of-pocket expenses. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•
forwarding the Notice to beneficial owners;
•
forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•
obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

21. Are there any requirements for attending the annual meeting?

The annual meeting will be held by remote communication in a virtual-only format. Holders of our common stock at the close of business on April 2, 2025, the record date, may attend and participate in the meeting by accessing

Zimmer Biomet 85

ADDITIONAL INFORMATION

www.virtualshareholdermeeting.com/ZBH2025 and entering the 16-digit control number on the proxy card, Notice or vote instruction form previously received. Online access to the meeting will begin at 8:45 a.m. Eastern Time on Thursday, May 29, 2025. Shareholders will have the ability to vote during the meeting using the directions on the virtual meeting website. Shareholders may also vote in advance of the meeting by proxy at www.proxyvote.com after logging in with the 16-digit control number referred to above. Beginning 10 minutes prior to, and during, the annual meeting, support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties, please call the support team at the numbers listed on the log-in screen of the virtual meeting website.

22. Can I ask questions in advance of or during the annual meeting?

Shareholders may submit questions in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number referred to above. Shareholders may submit questions during the meeting by accessing www.virtualshareholdermeeting.com/ZBH2025 and entering the 16-digit control number referred to above. Time may not permit the answering of every question submitted. Questions relevant to the business of the meeting to which a response is not provided during the Question and Answer period will be addressed at the Zimmer Biomet website, www.zimmerbiomet.com, within three days of the meeting.

23. Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote will be available for ten days prior to the meeting, between the hours of 9 a.m. and 5 p.m. Eastern Time, at our offices at 345 East Main Street, Warsaw, Indiana. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

24. What is “householding”?

“Householding” is a procedure under which we are delivering a single copy of this proxy statement and our 2024 Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement and our 2024 Annual Report to any shareholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of this proxy statement or the 2024 Annual Report, or to notify us that you wish to receive separate copies in the future, or a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580 or by telephone at (574) 373-3333. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker dealer or other similar organization to request information about householding.

25. What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders?

It depends on whether the information is to be included in our proxy materials:

•
Requirements for Shareholder Proposals to Be Considered for Inclusion in our Proxy Materials.
•
Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2026 annual meeting of shareholders must be delivered to our Corporate Secretary no later than December 15, 2025.
•
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.
•
Requirements for Director Nominees to Be Considered for Inclusion in our Proxy Materials (“Proxy Access”).
•
Pursuant and subject to the proxy access provisions in our Restated Bylaws, a shareholder or group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or twenty percent of the number of directors then in office. Shareholder requests to include director nominees in our proxy statement and form of proxy relating to the 2026 annual meeting of shareholders must be delivered to our Corporate Secretary not earlier than November 15, 2025 and not later than the close of business on December 15, 2025.
•
In addition, the notice must set forth the information required by our Restated Bylaws with respect to each director nomination that a shareholder requests for inclusion in our proxy materials.
•
Notice Requirements for Other Director Nominees or Shareholder Proposals to Be Brought Before the 2026 Annual Meeting of Shareholders.
•
Notice of any director nomination or other proposal that a shareholder intends to present at the 2026 annual meeting of shareholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2026 annual meeting of shareholders, must be delivered to our Corporate Secretary not earlier than the close of business on January 29, 2026 and not later than the close of business on February 28, 2026.
•
In addition, the notice must set forth the information required by our Restated Bylaws with respect to each director nomination or other proposal.
•
Notice Requirements under Universal Proxy Rules
•
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and by our Restated Bylaws no later than March 31, 2026.
•
General Information about Shareholder Proposals and Nominations.
•
A copy of our Restated Bylaws may be obtained by contacting our Corporate Secretary.
•
The mailing address of our Corporate Secretary is 345 East Main Street, Warsaw, Indiana 46580.

Zimmer Biomet 86

ADDITIONAL INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of such filings, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the year ended December 31, 2024.

OTHER MATTERS

We do not know of any other matters that will be considered at the annual meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in their judgment and discretion.

ANNUAL REPORT AND FORM 10-K

Our 2024 Annual Report, containing our 2024 Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2024, accompanies this proxy statement but is not a part of our soliciting materials.

INCORPORATION BY REFERENCE

The statements in this proxy statement under the captions “AUDIT COMMITTEE MATTERS – AUDIT COMMITTEE REPORT” and “EXECUTIVE COMPENSATION – COMPENSATION COMMITTEE REPORT” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.zimmerbiomet.com, is not, and should not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

Zimmer Biomet 87

Appendix A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Compensation Discussion and Analysis and Pay Versus Performance sections of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

The following are reconciliations of reported net sales (revenue) for each of 2024, 2023, 2022, 2021 and 2020 prepared in accordance with GAAP to net sales (revenue) on a constant currency basis (i.e., adjusted to eliminate the effect on revenue of foreign currency rate fluctuations) as used in our annual cash incentive plan for 2024 and in our pay versus performance disclosure for each of those years.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the Year Ended December 31,
Consolidated Net Sales	2024	2023	2022	2021(1)	2020(1)
As Reported	$7,679	$7,394	$6,940	$7,836	$7,025
Foreign Exchange Impact	$10	$(41)	$221	$(27)	$(61)
Constant Currency	$7,689	$7,353	$7,160	$7,809	$6,964

(1)
Consolidated net sales for 2021 and 2020 includes the results of our spine and dental businesses, which were spun off into ZimVie Inc. ("ZimVie") on March 1, 2022.

The following are reconciliations of reported net sales (revenue) for each of 2024, 2023, 2022 and 2021 prepared in accordance with GAAP to net sales (revenue) on a constant currency basis (i.e., adjusted to eliminate the effect on revenue of foreign currency rate fluctuations), and the calculation of the constant currency revenue growth (3-Year CAGR), as used in our 2022 performance-based restricted stock unit ("PRSU") awards.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the Year Ended December 31,
Consolidated Net Sales	2024	2023	2022(1)	2021(1)
As Reported	$7,679	$7,394	$6,940	$6,827
Foreign Exchange Impact at 2021 Foreign Exchange Rate	$513	$423	$335	$—
Constant Currency	$8,192	$7,817	$7,275	$6,827

(1)
Consolidated net sales for 2022 and 2021 excludes the results of our spine and dental businesses as discontinued operations. These businesses were spun off into ZimVie on March 1, 2022.

The following are reconciliations of reported net sales (revenue) for each of October 1 through September 30 of 2023 and 2024, prepared in accordance with GAAP to net sales (revenue) on a constant currency basis (i.e., adjusted to eliminate the effect on revenue of foreign currency rate fluctuations), and the calculation of the constant currency revenue growth, as used in the 2023 promotion PRSUs awarded to Mr. Upadhyay.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the 12-Month Period Ended September 30,
Consolidated Net Sales	2024	2023
GAAP	$7,595	$7,279
Foreign Exchange Impact	$164	$98
Constant Currency	$7,759	$7,377

The following is a reconciliation of operating profit prepared in accordance with GAAP to adjusted operating profit as used in our annual cash incentive plan for 2024.

RECONCILIATION OF OPERATING PROFIT
TO ADJUSTED OPERATING PROFIT

(in millions, unaudited)

Year Ended December 31, 2024(1)
Operating profit	$1,286
Inventory and manufacturing-related charges(2)	$19
Intangible asset amortization(3)	$592
Restructuring and other cost reduction initiatives(4)	$219
Acquisition, integration, divestiture and related(5)	$24
Litigation(6)	$27
European Union Medical Device Regulation(7)	$29
Adjusted Operating Profit	$2,195

(1)
Amounts in this table are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the totals may not correspond exactly to the rounded numbers.
(2)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains.
(3)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(4)
In December 2019, 2021, and 2023 we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie. Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(5)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(6)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation, product liability litigation and commercial litigation. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(7)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.

The following is a reconciliation of net cash provided by operating activities prepared in accordance with GAAP to free cash flow as used in our annual cash incentive plan for 2024.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING

ACTIVITIES TO FREE CASH FLOW

(in millions, unaudited)

Year Ended December 31, 2024
Net cash provided by operating activities	$1,499
Additions to instruments	$(240)
Additions to other property, plant and equipment	$(204)
Free cash flow	$1,055

The following is a reconciliation of diluted EPS prepared in accordance with GAAP to adjusted diluted EPS, and the calculation of the adjusted diluted EPS growth (3-Year CAGR), as used in our 2022 PRSUs.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED DILUTED EARNINGS PER COMMON SHARE
TO ADJUSTED EARNINGS PER COMMON SHARE
FOR THE YEAR ENDED DECEMBER 31, 2024, 2023, 2022 and 2021
(in millions, except per share amounts, unaudited)

	Diluted earnings per common share
	For the Year Ended December 31,
	2024	2023	2022	2021
As Reported	$4.43	$4.88	$1.38	$2.12
Inventory and manufacturing-related charges(1)	0.06	0.05	0.04	(0.07)
Intangible asset amortization(2)	2.31	2.13	2.00	2.04
Restructuring and other cost reduction initiatives(3)	0.90	0.53	0.69	0.49
Goodwill and intangible assets impairment(4)	–	–	1.39	0.07
Certain R&D agreements(5)	–	–	–	0.24
Quality remediation(6)	–	–	0.12	0.19
Acquisition, integration, divestiture and related(7)	0.10	0.10	0.03	0.01
Litigation(8)	0.12	0.03	0.22	0.80
European Union Medical Device Regulation(9)	0.11	0.21	0.20	0.15
Other charges(10)	0.20	0.07	0.65	0.03
Loss on early extinguishment of debt(11)	–	–	–	0.64
Other certain tax adjustments(12)	(0.23)	(0.46)	0.17	0.09
As Adjusted	$8.00	$7.55	$6.89	$6.80

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021, and 2023 we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie Inc. Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
In the fourth quarter of 2022, we recognized a goodwill impairment charge of $289.8 million related to our EMEA reporting unit. In the second quarters of 2022 and 2021, we recognized $3.0 million and $16.3 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.
(5)
During the year ended December 31, 2021, we entered into certain agreements to gain access to or acquire third-party IPR&D projects.
(6)
We addressed inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration following its previous inspections of our Warsaw North Campus facility, among other matters. This quality remediation required us to devote significant financial resources. The majority of the expenses were related to consultants who are helping us to update previous documents and redesign certain processes.
(7)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(8)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation, product liability litigation and commercial litigation, and in 2021, to product liability matters where we have received numerous claims on specific products and a commercial litigation common matter in multiple jurisdictions. In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(9)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(10)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments and costs related to contract terminations; legal entity, distribution and manufacturing optimization; gains related to an asset sale; and gains and losses from changes in fair value on our equity investments including our investment in ZimVie, among various other costs.
(11)
We recognized a loss on early extinguishment of debt during the year ended December 31, 2021, as a result of cash tender offers for certain outstanding series of senior notes of the Company.
(12)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform and certain favorable tax settlements.

Appendix B

ZIMMER BIOMET HOLDINGS, INC.

2009 STOCK INCENTIVE PLAN

(As proposed to be amended and restated effective May ~~14, 2021~~ 29, 2025)

~~1. General:~~1. GENERAL.

(a) Establishment of Plan; Merger of Prior Plans. The Zimmer Holdings, Inc. 2009 Stock Incentive Plan (now known as the Zimmer Biomet Holdings, Inc. 2009 Stock Incentive Plan) (the “Plan”) originally became effective on May 4, 2009 (the “2009 Effective Date”) as a successor to the Zimmer Holdings, Inc. 2006 Stock Incentive Plan and the Zimmer Holdings, Inc. TeamShare Stock Option Plan (collectively, the “Prior Plans”). The Prior Plans were merged with and into the Plan effective as of the 2009 Effective Date, and no additional grants were made thereafter under the Prior Plans. Outstanding grants under the Prior Plans continued in effect according to their terms as in effect before the Plan merger, and the shares with respect to outstanding grants under the Prior Plans were issued or transferred under this Plan.

(b) ~~(b)~~ Effective Date of Amendments. The Plan, as amended, will become effective on May ~~14, 2021~~ 29, 2025 (the “~~2021~~2025 Amendment Effective Date”), upon the affirmative vote of the holders of a majority of the votes cast at the ~~2021~~2025 annual meeting of stockholders. Previously, the Plan was amended effective as of (i) May 14, 2021, (ii) May 3, 2016, (~~ii~~iii) June 24, 2015 (to change the name of the Plan to the Zimmer Biomet Holdings, Inc. 2009 Stock Incentive Plan), and (~~iii~~iv) May 7, 2013 (the “2013 Amendment Effective Date”).

(c) ~~(c)~~ Purpose. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of ~~employees of the Company~~Employees and Independent Contractors to those of the Company’s stockholders and by providing ~~employees~~Employees and Independent Contractors with long-term incentives for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of ~~employees~~Employees and Independent Contractors who will be largely responsible for the long-term performance, growth and financial success of the Company.

2. ~~2. Definitions:~~ DEFINITIONS. For purposes of this Plan:

(a) ~~(a)~~ “Affiliate” means a Parent, a Subsidiary or any corporation or other entity ~~in which the Issuer has~~that, directly or indirectly~~, an ownership interest of at least 20%.~~ through one or more intermediaries, controls, or is controlled by, or is under common control with, the Issuer.

~~(b) “Associated Option” shall have the meaning set forth in Section 7.~~

(b) ~~(c)~~ “Award” means an award of options, stock appreciation rights, performance shares, performance units, restricted stock or restricted stock units granted under this Plan.

(c) ~~(d)~~ “Board” or “Board of Directors” means the Board of Directors of the Issuer.

(d) ~~(e)~~ “Change in Control” shall have the meaning set forth in Section 14(~~d~~c).

~~(a) (f)~~ “Committee” shall have the meaning set forth in Section 4.

~~(a) (g)~~ “Current Portion” shall have the meaning set forth in Section 8(a).

(e) ~~(h)~~ “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f) ~~(i)~~ “Committee” shall have the meaning set forth in Section 4.

(g) “Common Stock” means the Issuer’s common stock.

(h) ~~(j)~~ “Company” means the Issuer (Zimmer Biomet Holdings, Inc.) and its ~~Subsidiaries and~~ Affiliates.

(i) ~~(k)~~ “Current Portion” shall have the meaning set forth in Section 8(a).

(j) “Deferred Portion” shall have the meaning set forth in Section 8(a).

(k) ~~(l)~~ “Disability” means total disability as defined by the Company’s group long-term disability insurance policy applicable to participants.

(l) ~~(m)~~ “Employee” means any person, including an Officer, employed by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) ~~(n)~~ “Fair Market Value” means the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape on the date of measurement or on any date as determined by the Committee and, if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(o) ~~(o)~~ “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company to render services to such entity or who renders, or has rendered, services to the Company, and is compensated for such services.

(p) “Issuer” means Zimmer Biomet Holdings, Inc.

(q) ~~(p)~~ “Officer” means a person who is an officer of the Issuer within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Parent” means any corporation (other than the Issuer) in an unbroken chain of corporations ending with the Issuer if each of the corporations other than the Issuer owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Issuer or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Issuer or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Issuer in substantially the same proportions as their ownership of shares of Common Stock of the Issuer.

(t) “Plan” means this Zimmer Biomet Holdings, Inc. 2009 Stock Incentive Plan.

(u) ~~(q)~~ “Prior Plans” means, collectively, the Zimmer Holdings, Inc. 2006 Stock Incentive Plan and the Zimmer Holdings, Inc. TeamShare Stock Option Plan.

(v) ~~(r)~~ “Qualifying Performance Criteria” shall have the meaning set forth in Section 6(a).

(w) ~~(s)~~ “Qualifying Termination” shall have the meaning set forth in Section 14(~~e~~d).

(x) ~~(t)~~ “Regulations” shall have the meaning set forth in Section 4(c).

(y) ~~(u)~~ “Restriction Period” shall have the meaning set forth in Section 9(b)(~~2~~ii).

(z) ~~(v)~~ “Retirement” shall mean termination of the employment of an ~~employee~~Employee with the Company on or after (i) the ~~employee’s~~ Employee’s sixty-fifth (65th) birthday or (ii) the employee’s fifty-fifth (55th) birthday if the ~~employee~~Employee has completed ten (10) years of service with the Company. For purposes of this ~~Section 2(v)~~definition and all other purposes of this Plan, Retirement shall also mean termination of employment of an ~~employee~~Employee with the Company for any reason (other than the ~~employee’s~~Employee’s death, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, the ~~employee’s~~Employee’s attained age (expressed as a whole number) plus completed years of service (expressed as a whole number) plus one (1) equals at least seventy (70) and the ~~employee~~Employee has completed ten (10) years of service with the Company and, where applicable, the ~~employee~~Employee has executed a general release, a covenant not to compete and/or a covenant not to solicit. For purposes of this Plan, an ~~employee’s~~Employee’s service with the Company’s former parent, Bristol-Myers Squibb Company, and its subsidiaries and affiliates before August 6, 2001, shall be included as service with the Company, provided that the ~~employee~~Employee was employed by Bristol-Myers Squibb Company on August 5, 2001 and has been continuously employed by the Company since August 6, 2001.

(aa) ~~(w)~~ “Section 409A of the Code” shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(bb) ~~(x)~~ “Service Provider” means an Employee or Independent Contractor.

(cc) “Subcommittee” shall have the meaning set forth in Section 4(b).

(dd) ~~(y)~~ “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Issuer under the definition of “subsidiary corporation” in Section 424 of the Code.

(ee) ~~(z)~~ “Tax Date” shall have the meaning set forth in Section 13(~~a~~b).

~~(aa) “Withholding Tax” shall have the meaning set forth in Section 13(c).~~

~~3. Shares of Common Stock Subject to the Plan:~~ 3. ~~(a)~~ SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Shares Authorized; Share Counting; Fungible Share Pool. Subject to the other provisions of this Section 3, effective as of the ~~2021~~2025 Amendment Effective Date, the total number of shares available for grant as Awards pursuant to this Plan shall be equal to the sum of the following: (i) ~~24,500~~34,500,000 shares (which reflects an increase of ~~5,800~~10,000,000 shares as of the ~~2021~~2025 Amendment Effective Date), plus (ii) the aggregate number of shares remaining available for issuance under the Prior Plans as of the 2009 Effective Date, and (iii) the aggregate number of shares underlying outstanding awards under the Prior Plans as of the 2009 Effective Date that terminated or expired or were cancelled or forfeited during the term of this Plan without having been exercised or fully vested. Substitute or assumed Awards made under Section ~~19~~20 shall not be considered in applying this limitation. Solely for the purpose of applying the foregoing limitation and subject to the replenishment provisions of Section 3(b) below:

(i) ~~(1)~~ each option or stock appreciation right granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted;

(ii) ~~(2)~~ effective as of the 2013 Amendment Effective Date, each Award granted under this Plan that may result in the issuance of Common Stock, other than an option or stock appreciation right, shall reduce the number of shares available for grant by two and thirty-seven hundredths (2.37) shares for every one share granted; and

(iii) ~~(3)~~ if Awards are granted in tandem, so that only one of the Awards may actually be exercised, only the Award that results in the greater reduction in the number of shares available for grant shall result in a reduction of the shares so available, and the other Award shall be disregarded.

(b) ~~(b)~~ Shares Again Available.

(i) ~~(1)~~ In the event all or any portion of an Award terminates or expires or is cancelled or forfeited during the term of this Plan without being exercised or fully vested or is settled for cash (collectively, “cancelled awards”), then (A) with respect to options and stock appreciation rights, the shares underlying such cancelled award shall be restored to the Plan on a one-for-one basis and may again be used for Awards under the Plan; and (B) with respect to each Award granted under this Plan that may result in the issuance of Common Stock, other than an option or stock appreciation right, effective as of the 2013 Amendment Effective Date, shares underlying such cancelled awards (whether such Awards were granted before or after the 2013 Amendment Effective Date) shall be restored to the Plan at a rate of two and thirty-seven hundredths (2.37) shares for each cancelled share and may again be used for Awards under the Plan.

(ii) ~~(2)~~ Notwithstanding anything to the contrary contained herein:

(A) ~~(A)~~ shares that participants tender during the term of this Plan to pay the purchase price of options in accordance with Section 7(b)(~~5~~v) shall not be added to the aggregate Plan limit described above;

(B) ~~(B)~~ shares that the Company retains or causes participants to surrender to satisfy ~~Withholding Tax~~withholding tax requirements in accordance with Section 13 shall not be added to the aggregate Plan limit described above;

(C) ~~(C)~~ shares that are repurchased by the Company using option exercise proceeds shall not be added to the aggregate Plan limit described above; and

(D) ~~(D)~~ if a stock appreciation right included in an option in accordance with Section 7(b)(~~12~~xi) is exercised, the number of shares covered by the option or portion thereof which is surrendered on exercise of the stock appreciation right shall be considered issued pursuant to the Plan and shall count against the aggregate Plan limit described above, regardless of whether or not any shares are actually issued to the participant upon exercise of the stock appreciation right~~; and~~.

~~(E) shares covered by any stock appreciation right granted in accordance with Section 18, to the extent that it is exercised and settled in Common Stock, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued pursuant to the Plan and shall count against the aggregate Plan limit described above.~~

(c) ~~(c)~~ Individual Limitation. No individual participant may be granted, in any single calendar year during the term of this Plan, stock options and/or stock appreciation rights to purchase more than 500,000 shares of Common Stock. No individual participant may be granted, in any single calendar year during the term of this Plan, restricted stock, restricted stock units, performance units and/or performance shares representing more than 250,000 shares of Common Stock. Substitute or assumed Awards made under Section ~~19~~20 shall not be included in applying these limitations.

(d) ~~(d)~~ Maximum Number of Incentive Stock Options. The number of shares of Common Stock with respect to which incentive stock options may be granted shall not exceed 1,000,000 shares during the term of this Plan.

(e) ~~(e)~~ Adjustment. The limitations under Sections 3(a), (c) and (d) are subject to adjustment in number and kind pursuant to Section 12.

(f) ~~(f)~~ Treasury or Market Purchased Shares. Common Stock issued hereunder may be authorized and unissued shares or issued shares acquired by the Company on the market or otherwise.

(g) ~~(g)~~ Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company prior to such acquisition or combination.

4. ~~4. Administration:~~ ADMINISTRATION. The Plan shall be administered under the supervision of the Board of Directors, which may exercise its powers, to the extent herein provided, through the agency of its Compensation and Management Development Committee (the “Committee”), which shall be appointed by the Board of Directors.

(a) ~~(a)~~ Composition of Committee. The Committee shall consist of not less than two (2) members of the Board who are intended to meet the definition of “non-employee directors” under the provisions of the Exchange Act or rules or regulations promulgated thereunder.

(b) ~~(b)~~ Delegation and Administration. The Committee may delegate to (i) one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Issuer (who may, but need not be, members of the Committee~~)~~), or (ii) to the extent permitted by applicable law, one or more Officers, the ability to grant Awards with respect to participants who are not ~~executive officers of the Company~~Officers under the provisions of the Exchange Act or rules or regulations promulgated thereunder, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee or Officer(s), as applicable, within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee~~.~~ or Officer(s), as applicable. The Committee may delegate the administration of the Plan to an ~~officer~~Officer or ~~officers of the Issuer~~Officers, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify~~, provided that in no case shall any such administrator be authorized to grant Awards under the Plan.~~. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) ~~(c)~~ Regulations. The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

(d) ~~(d)~~ Records and Actions. The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5. ~~5. Eligibility: Awards~~ELIGIBILITY. Nonqualified stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units may be granted to Service Providers. Incentive stock options may be granted only to ~~employees of the Company, including Subsidiaries and Affiliates which become such after the Effective Date.~~Employees. Any director who is not an ~~employee of the Company~~Employee shall be ineligible to receive an Award under the Plan. The adoption of this Plan shall not be deemed to give any ~~employee~~Service Provider any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.

6. ~~6. Qualifying Performance Criteria:~~ QUALIFYING PERFORMANCE CRITERIA. Awards under Section 8 of this Plan shall be, and any other type of Award (other than incentive stock options) in the discretion of the Committee may be, contingent upon achievement of Qualifying Performance Criteria.

(a) ~~(a)~~ Available Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” means a measure of performance relating to one or more specified criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, line of business, project, geographical region, Affiliate or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award. Such specified criteria may include, but are not limited to, the following: net sales; revenue; assets; liabilities; gross profit; operating profit; net earnings; earnings per share; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items; profit margin (gross, operating or net); cash flow, net cash flow or free cash flow; acquisition integration synergies (measurable savings and efficiencies resulting from integration); acquisition integration milestone achievements; stock price performance; total shareholder return; costs or expenses; debt, net debt, borrowing levels, leverage ratios or credit ratings; market share or customer acquisition, expansion or retention; financial return ratios (including return on equity, return on assets or net assets, return on capital or invested capital and return on operating profit); acquisitions, divestitures, joint ventures, strategic alliances, spin-offs, split-ups and similar transactions; and reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

(b) ~~(b)~~ Adjustments. The Committee may adjust any evaluation of performance under a Qualifying Performance Criteria to exclude the effects of any of the following items or events that occurs or otherwise impacts reported results during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals and expenses associated with reorganization, restructuring and/or transformation programs, (5) acquisition and integration expenses and purchase accounting, and (6) any other items or events disclosed in management’s discussion and analysis of financial condition and results of operations appearing in the Issuer’s annual report to stockholders for the applicable year. Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of shares, stock options, stock appreciation rights, performance shares, performance units, restricted stock, or restricted stock units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) ~~(c)~~ Establishment and Achievement of Targets. The Committee shall establish the specific targets for the selected Qualified Performance Criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. In cases where Qualifying Performance Criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied or other restrictions are to be removed from the Award or the extent to which a participant’s right to receive an Award should lapse in cases where the Qualifying Performance Criteria have not been met, and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such targets in installments where it deems appropriate.

7. ~~7. Stock Options:~~ STOCK OPTIONS. Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine. In addition, the Committee may grant stock appreciation rights in conjunction with an option, as set forth in Section 7(b)(~~12~~xi).

Each option shall be subject to the following terms and conditions:

(a) ~~(a)~~ Grant of Options. The Committee shall (1) select the ~~employees of the Company~~Employees to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise (including as to nonqualified stock options, subject to any Qualifying Performance Criteria), or restrictions on the shares of Common Stock issuable upon exercise thereof), (5) determine whether nonqualified stock options or incentive stock options granted under the Plan shall include stock appreciation rights and, if so, the Committee shall determine the terms and conditions thereof in accordance with Section 7(b)(~~12~~xi) hereof and (6) prescribe the form of the instruments necessary or advisable in the administration of options.

(b) ~~(b)~~ Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(i) ~~(1)~~ Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement.

(ii) ~~(2)~~ Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a share of Common Stock on the date of the grant of the option, except as provided in Section ~~19 relating to assumed or substitute Awards~~20 relating to assumed or substitute Awards. In the case of an incentive stock option granted to an Employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the per share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant.

(iii) ~~(3)~~ Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten ~~years from the date the option is granted~~(10) years from the date the option is granted. In the case of an incentive stock option granted to an Employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the term of the incentive stock option will be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

(iv) ~~(4)~~ Condition. Unless the Committee determines otherwise, each optionee, as a condition of the grant of an option, shall remain in the continuous employ of the Company for at least one (1) year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one (1) year period of employment by the optionee.

(v) ~~(5)~~ Exercise of Option. The Committee shall determine the time or times at which an option may be exercised in whole or in part during the option period. An option will be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the option and payment in full of the purchase price and Tax-Related Items (as defined in Section 13 hereof).

Payment in full may be made (~~i~~A) by certified or bank check, (~~ii~~B) by wire transfer, (~~iii~~C) by payment through a broker under a cashless exercise program implemented by the Company in connection with the Plan, (~~iv~~D) in shares of Common Stock owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price, provided that payment in shares of Common Stock will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose, (~~v~~E) in any combination of the foregoing, or (~~vi~~F) by any other method that the Committee approves. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership. Shares of Common Stock used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option. No shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock that have been recorded on the Company’s books on behalf of the optionee or for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that: (~~i~~A) the lapse was solely the result of the Company’s inability to execute the exercise of an option Award due to conditions beyond the Company’s control and (~~ii~~B) the optionee made valid and reasonable efforts to exercise the Award, provided that in no event will the exercise of a lapsed grant be permitted if it would cause the grant to be subject to Section 409A of the Code or to be extended for purposes of Section 409A of the Code. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(vi)~~(6)~~ Nontransferability of Options. An option or stock appreciation right granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the optionee’s lifetime, only by the optionee; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

Notwithstanding the foregoing, the Committee may set forth in a Stock Option Agreement at the time of grant or thereafter, that the options (other than incentive stock options) may be transferred to members of the optionee’s immediate family and/or to one or more trusts solely for the benefit of such immediate family members. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal ~~dependants~~dependents. Any transfer of options under this provision will not be effective until notice of such transfer is delivered to the Company.

(vii) ~~(7)~~ Termination of Employment Other than by Retirement or Death. If an optionee shall cease to be employed by the Company for any reason (other than termination of employment by reason of Retirement or death) after the optionee shall have been continuously so employed for one (1) year after the granting of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company, unless otherwise determined by the Committee. The option shall remain exercisable for three (3) months after such cessation of employment (or, if earlier, the end of the option period), unless the Committee determines otherwise. The Plan does not confer upon any optionee any right with respect to continuation of employment by the Company.

(viii) ~~(8)~~ Retirement of Optionee. If an optionee shall cease to be employed by the Company by reason of Retirement after the optionee shall have been continuously employed by the Company for a period of at least one (1) year after the granting of the option, or as otherwise determined by the Committee, all remaining unexercised portion(s) of the option shall immediately vest and become exercisable by the optionee and shall remain exercisable for the remainder of the option period set forth therein, except that, in the case of an incentive stock option, the option shall remain exercisable for three (3) months following Retirement (or, if earlier, the end of the option period).

(ix) ~~(9)~~ Death of Optionee. Except as otherwise provided in Section 7(b)(~~14~~xiii), in the event of the optionee’s death (~~i~~A) while in the employ of the Company, or (~~ii~~B) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time following such death until the option expires. In the event of the optionee’s death after cessation of employment for any reason other than Retirement, the option shall be exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time during the twelve (12) month period following such death. Notwithstanding the foregoing, unless the Committee determines otherwise, in no event shall an option be exercisable unless the optionee shall have been continuously employed by the Company for a period of at least one (1) year after the option grant, and no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(x) ~~(10)~~ No Deferral Feature. No option or stock appreciation right granted under this Plan shall include any feature for the deferral of compensation other than, in the case of an option, the deferral of recognition of income until the later of exercise or disposition of the option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code), or, in the case of a stock appreciation right, the deferral of recognition of income until the exercise of the stock appreciation right.

~~(11) Reserved.~~

(xi) ~~(12)~~ Stock Appreciation Rights. In the case of any option granted under the Plan, either at the time of grant or by amendment of such option at any time after such grant, there may be included a stock appreciation right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(A) ~~(A)~~ A stock appreciation right shall be exercisable to the extent, and only to the extent, that the option in which it is included is at the time exercisable, and may be exercised within such period only at such time or times as may be determined by the Committee (and in no event after expiration of ten (10) years from the date the option was granted);

(B) ~~(B)~~ A stock appreciation right shall entitle the optionee (or any person entitled to act under the provisions of Section 7(b)(~~9~~ix)) to surrender unexercised the option in which the stock appreciation right is included (or any portion of such option) to the Company and to receive from the Company in exchange therefor that number of shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the value of one share (provided such value does not exceed such multiple of the option price per share as may be specified by the Committee) over the option price per share specified in such option (as determined by the Committee in accordance with Section 7(b)(~~2~~ii)) times the number of shares called for by the option, or portion thereof, which is so surrendered. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment of cash equal to the aggregate value of the shares the Company would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares. Any such election shall be made within thirty (30) business days after the receipt by the Committee of written or electronic notice of the exercise of the stock appreciation right. The value of a share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the stock appreciation right;

(C) ~~(C)~~ No fractional shares shall be delivered under this Section 7(b)(~~12~~xi) but in lieu thereof a cash adjustment shall be made;

(D) ~~(D)~~ If a stock appreciation right included in an option is exercised, such option shall be deemed to have been exercised to the extent of the number of shares called for by the option or portion thereof which is surrendered on exercise of the stock appreciation right and no new option may be granted covering such shares under this Plan; and

(E) ~~(E)~~ If an option which includes a stock appreciation right is exercised, such stock appreciation right shall be deemed to have been canceled to the extent of the number of shares called for by the option or portion thereof is exercised and no new stock appreciation rights may be granted covering such shares under this Plan.

(xii) ~~(13)~~ Incentive Stock Options. Incentive stock options may only be granted to ~~employees of the Issuer and its Subsidiaries and parent corporations~~Employees, as defined in Section 424 of the Code. In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the shares of Common Stock (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Issuer or its ~~parent~~Parent or a Subsidiary which are exercisable for the first time by an ~~employee~~Employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code.

(xiii) ~~(14)~~ Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 7(b)(~~6~~vi), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one (1) year following the date of the optionee’s death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one (1) year following the date of the transferee’s death. In no event will the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(xiv) ~~(15)~~ No Reload. Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock in payment of the option price and/or tax withholding obligation under any other employee stock option.

(c) ~~8.~~Options Granted to Independent Contractors. Options granted to Independent Contractors shall have the terms and conditions set forth in the applicable Award agreement, as approved by the Committee.

8. LONG-TERM PERFORMANCE AWARDS. Long-term ~~Performance Awards: Long-term~~ performance awards under the Plan shall consist of the conditional grant of a specified number of performance units or performance shares. The conditional grant of a performance unit to a participant will entitle the participant to receive a specified dollar value, variable under conditions specified in the Award, if the Qualifying Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. The conditional grant of a performance share to a participant will entitle the participant to receive a specified number of shares of Common Stock, or the equivalent cash value, as determined by the Committee, if the Qualifying Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) ~~(a)~~ Grant of Awards. The Committee shall (1) select the ~~employees of the Company~~Employees to whom Awards under this Section 8 may from time to time be granted, (2) determine the number of performance units or performance shares covered by each Award, (3) determine the terms and conditions of each performance unit or performance share awarded and the award period and performance objectives with respect to each Award, (4) determine the extent to which a participant may elect to defer payment of a percentage of an Award (the “Deferred Portion”) pursuant to the terms of a deferred compensation plan of the Company, (5) determine whether payment with respect to the portion of an Award which has not been deferred (the “Current Portion”) and the payment with respect to the Deferred Portion of an Award shall be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock, (6) determine whether the Award is to be made independently of or in conjunction with a nonqualified stock option granted under the Plan, and (7) prescribe the form of the instruments necessary or advisable in the administration of the Awards.

(b) ~~(b)~~ Terms and Conditions of Award. Any Award conditionally granting performance units or performance shares to a participant shall be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable, entered into by the Company and the participant, in such form as the Committee shall approve, which agreement shall contain in substance the following terms and conditions applicable to the Award and such additional terms and conditions as the Committee shall prescribe:

(i) ~~(1)~~ Number and Value of Performance Units. The Performance Unit Agreement shall specify the number of performance units conditionally granted to the participant. The Performance Unit Agreement shall specify the threshold, target and maximum dollar values of each performance unit and corresponding performance objectives as provided under Section 8(b)(~~5~~v).

(ii) ~~(2)~~ Number and Value of Performance Shares. The Performance Share Agreement shall specify the number of performance shares conditionally granted to the participant. The Performance Share Agreement shall specify that each Performance Share will have a value equal to one (1) share of Common Stock.

(iii) ~~(3)~~ Award Periods. For each Award, the Committee shall designate an award period with a duration to be determined by the Committee in its discretion, but in no event less than three (3) calendar years, within which specified performance objectives are to be attained. There may be several award periods in existence at any one time and the duration of performance objectives may differ from each other.

(iv) ~~(4)~~ Condition. Each participant, as a condition of the award of performance units or performance shares, shall remain in the continuous employ of the Company for at least one (1) year after the date of the making of such Award, and no Award shall be payable until after the completion of such one (1) year of employment by the participant, except as otherwise determined by the Committee.

(v) ~~(5)~~ Performance Objectives. The Committee shall select the Qualifying Performance Criteria and specific targets for each award period.

(vi) ~~(6)~~ Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of an award period, the Committee shall determine the extent to which Awards have been earned on the basis of actual performance in relation to the Qualifying Performance Criteria as set forth in the Performance Unit Agreement or Performance Share Agreement and certify these results in writing. The Performance Unit Agreement or Performance Share Agreement shall specify that as soon as practicable after the end of each award period, the Committee shall determine whether the conditions of Sections 8(b)(~~4~~iv) and 8(b)(~~5~~v) hereof have been met and, if so, shall ascertain the amount payable or shares which should be distributed to the participant in respect of the performance units or performance shares. As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of an Award, and within seventy-five (75) days after the end of the award period, the Committee shall cause the Current Portion of such Award to be paid or distributed to the participant or the participant’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock. Payment of any Deferred Portion of an Award shall be determined by the terms of the Company deferred compensation plan under which the deferral was elected.

In making payment in the form of Common Stock hereunder, the cash equivalent of such Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the performance units shall be payable.

(vii) ~~(7)~~ Nontransferability of Awards and Designation of Beneficiaries. No Award under this Section of the Plan shall be transferable by the participant other than by will or by the laws of descent and distribution, except that a participant may designate a beneficiary pursuant to the provisions hereof. If any participant or the participant’s beneficiary shall attempt to assign the participant’s rights under the Plan in violation of the provisions thereof, the Company’s obligation to make any further payments to such participant or the participant’s beneficiaries shall forthwith terminate.

To the extent permitted by the Committee and valid under applicable law, a participant may name one or more beneficiaries to receive any payment of an Award to which the participant may be entitled under the Plan in the event of the participant’s death, on a form to be provided by the Committee. A participant may change the participant’s beneficiary designation from time to time in the same manner. If no designated beneficiary is living on the date on which any payment becomes payable to a participant’s beneficiary, or if no beneficiary has been specified by the participant, such payment will be payable to the participant’s estate.

(viii) ~~(8)~~ Retirement and Termination of Employment Other Than by Death. In the event of the Retirement prior to the end of an award period of a participant who has satisfied the one (1) year employment requirement of Section 8(b)(~~4~~iv) with respect to an Award prior to Retirement, or as otherwise determined by the Committee, the participant, or his estate, shall be entitled to a payment of such Award at the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s Retirement occurs, bears to the total number of months in the award period, subject to the attainment of performance objectives associated with the Award as certified by the Committee. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

Subject to Section 8(b)(~~6~~vi) hereof, the Performance Unit Agreement or Performance Share Agreement shall specify that the right to receive the performance units or performance shares granted to such participant shall be conditional and shall be canceled, forfeited and surrendered if the participant’s continuous employment with the Company shall terminate for any reason, other than the participant’s death or Retirement, prior to the end of the award period, or as otherwise determined by the Committee.

~~(9) Reserved.~~

(ix)~~(10)~~ Death of Participant. In the event of the death prior to the end of an award period of a participant who has satisfied the one (1) year employment requirement with respect to an Award under this Section 8 prior to the date of death, or as otherwise determined by the Committee, the participant’s beneficiaries or estate, as the case may be, shall be entitled to a payment of such Award upon the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement~~,~~; provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s death occurs, bears to the total number of months in the award period. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares.

(c) ~~9. Restricted Stock and Restricted Stock Units:~~ Long-Term Performance Awards Granted to Independent Contractors. Long-term performance awards granted to Independent Contractors shall have the terms and conditions set forth in the applicable Award agreement, as approved by the Committee.

9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. An Award of restricted stock under the Plan shall consist of a grant of shares of Common Stock of the Issuer, the grant, issuance, retention and/or vesting of which is subject to the terms and conditions hereinafter provided. An Award of a restricted stock unit to a participant will entitle the participant to receive a specified number of shares of Common Stock or cash, as determined by the Committee, if the objectives specified in the Award, if any, are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) ~~(a)~~ Grant of Awards~~:~~. The Committee shall (i) select the ~~employees~~Employees to whom restricted stock or restricted stock units may from time to time be granted, (ii) determine the number of shares to be covered by each Award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any Award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of Awards under the Plan.

(b) ~~(b)~~ Terms and Conditions of Awards~~:~~. Any Award granted under this Section 9 shall be evidenced by a Restricted Stock Agreement or Restricted Stock Unit Agreement entered into by the Issuer and the participant, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(i) ~~(1)~~ Number of Shares Subject to an Award~~:~~. The agreement shall specify the number of shares of Common Stock or the number of restricted stock units subject to the Award.

(ii) ~~(2)~~ Restriction Period~~:~~ . The period of restriction applicable to each Award (the “Restriction Period”) shall be established by the Committee but may not be less than one (1) year, unless the Committee determines otherwise. The Restriction Period applicable to each Award shall commence on the award date.

(iii) ~~(3)~~ Condition~~:~~ . Each participant, as a condition of the grant of an Award, shall remain in the continuous employ of the Company for at least one (1) year from the date of the granting of such Award, or as otherwise determined by the Committee, and the participant’s right to any shares of restricted stock or restricted stock units covered by such an Award shall be forfeited if the participant does not remain in the continuous employ of the Company for at least one (1) year from the date of the granting of the Award, except as otherwise determined by the Committee.

(iv) ~~(4)~~ Restriction Criteria~~:~~. The Committee shall establish the criteria upon which the Restriction Period shall be based. Restrictions shall be based upon either or both of (~~i~~A) the continued employment of the participant or (~~ii~~B) the attainment of one or more Qualifying Performance Criteria.

(c) ~~(c)~~ Terms and Conditions of Restrictions and Forfeitures~~:~~ . The restricted stock or restricted stock units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) ~~(1)~~ During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign the Award made under this Section 9.

(ii) ~~(2)~~ Except as ~~provided in Section 9(c)(1), or as~~ the Committee may otherwise determine, a participant holding restricted stock shall have ~~all of the rights of a stockholder of the Issuer, including~~ the right to vote the shares ~~and receive dividends and other distributions, provided that cash dividends paid with respect to restricted stock that is subject to the satisfaction of targets for Qualifying Performance Criteria shall be retained by the Company during the Restriction Period and shall be subject to the same restrictions as the underlying restricted stock. In addition, distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock~~. A participant holding restricted stock units shall have none of the rights of a stockholder of the Issuer during the Restriction Period. Restricted stock or restricted stock units (but no other Awards under this Plan) may include dividend or dividend equivalent rights or otherwise, as may be specified in the Award agreement; provided, however, that dividends or dividend equivalent rights shall not be earned or paid with respect to any shares underlying Awards of restricted stock or restricted stock units, except to the extent that such shares are vested.

(iii) ~~(3)~~ Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, in the event of a participant’s Retirement or death prior to the end of the Restriction Period for a participant who has satisfied the one (1) year employment requirement of Section 9(b)(~~3~~iii), all time-based restrictions imposed under such Award shall immediately lapse, but such Award shall continue to be subject to the satisfaction of any targets for Qualifying Performance Criteria set forth in the agreement relating to such Award.

(iv) ~~(4)~~ Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, if during the Restriction Period a participant terminates employment with the Company for any reason other than Retirement or death, the shares covered by a restricted stock Award that are not already vested shall be canceled and forfeited and will be deemed to be reacquired by the Issuer and any restricted stock units still subject to restriction shall be forfeited by the participant.

(v) ~~(5)~~ In cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time-based restrictions with respect to all or part of a participant’s restricted stock or restricted stock units.

(vi) ~~(6)~~ In the event that the participant fails promptly to pay or make satisfactory arrangements as to the Tax-Related Items as provided in Section 13, (~~i~~A) all shares of restricted stock still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company; and (~~ii~~B) all restricted stock units still subject to restriction shall be forfeited by the participant.

(vii) ~~(7)~~ A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares covered by or corresponding to an Award by delivering to the Company a written or electronic notice of such waiver.

(viii) ~~(8)~~ Notwithstanding the other provisions of this Section 9, the Committee may adopt rules which would permit a gift by a participant holding restricted stock or the benefits of a restricted stock unit, to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal ~~dependants~~dependents) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(ix) ~~(9)~~ Any attempt to dispose of an Award under this Section 9 in a manner contrary to the restrictions shall be ineffective.

~~10. Forfeiture of Awards; Recapture of Benefits:~~

(d) ~~(a)~~  Restricted Stock and Restricted Stock Units Granted to Independent Contractors. Restricted stock and restricted stock units granted to Independent Contractors shall have the terms and conditions set forth in the applicable Award agreement, as approved by the Committee.

10. FORFEITURE OF AWARDS; RECAPTURE OF BENEFITS.

(a) Compliance with Applicable Law and Company Policies. For the avoidance of doubt, each participant must comply with applicable law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award. Notwithstanding anything to the contrary herein, (i) compliance with applicable law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan, and (ii) any Awards under this Plan which are subject to the Company’s Compensation Recovery Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recovery Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied.

(b) Breach of Restrictive Covenants; Violation of Code or Policies. The Committee may, in its discretion, provide in an agreement evidencing any Award that (1) in the event that the participant engages, within a specified period after termination ~~of employment~~as a Service Provider, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), and/or (2) in the event that the participant engages in conduct (which may include a failure to act) that is deemed detrimental to the interests of the Company (including, but not limited to, that which results in a violation of the Company’s Code of Business Conduct and Ethics, policies, procedures or other standards), the Committee may, in its discretion, require the participant to forfeit his or her right to any unvested portion of the Award and, to the extent that any portion of the Award has previously vested, the Committee may require the participant to return to the Company the shares of Common Stock covered by the Award or any cash proceeds the participant received upon the sale of such shares or, in the case of stock appreciation rights, performance units or restricted stock units that are settled in cash, an amount of cash, equal to the amount of any gain realized upon the exercise of or lapsing of restrictions on any Award that occurred within a specified time period.

(c) ~~(b)~~ Other Bases for Forfeiture, Recovery or Other Actions. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) the securities, exchange control and other laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to a participant. Any agreement evidencing an Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

11. ~~11. Determination of Breach of Conditions:~~DETERMINATION OF BREACH OF CONDITIONS. The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination of an Award or any reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.

~~12. Adjustment of and Changes in the Common Stock:~~

12. ~~(a)~~ ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK.

(a) Effect of Outstanding Awards. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations to the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than shares of Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to stock options or other Awards theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) ~~(b)~~ Adjustments. If the outstanding Common Stock or other securities of the Company, or both, for which an Award is then exercisable or as to which an Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization, corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend) or any similar event affecting the Common Stock or other securities of the Company, the Committee shall appropriately and equitably adjust the number and kind of shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.

(c) ~~(c)~~ Fractional Shares. In the event any adjustment in stock options or stock appreciation rights pursuant to this Section 12 would result in a fraction of a share, the Company reserves the right to round up or down to the nearest whole share.

(d) ~~(d)~~ Assumption of Awards. Any other provision hereof to the contrary notwithstanding (except for Section 12(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if it is the surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

~~13. Taxes:~~ 13. ~~(a)~~ TAXES.

(a) Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Tax-Related Items (as defined below) with respect to an Award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. Specifically, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a participant to satisfy any tax withholding obligations with respect to such Tax-Related Items, in whole or in part, by (without limitation) (i) paying cash, (ii) using proceeds from the sale of shares of Common Stock delivered pursuant to the exercise or settlement of the Award, (iii) electing to have the Company withhold otherwise deliverable cash or shares of Common Stock having a fair market value equal to the amount required to be withheld under applicable tax laws, subject to applicable accounting guidance, or (iv) delivering to the Company already-owned shares of Common Stock having a Fair Market Value equal to the amount required to be withheld under applicable tax laws, subject to applicable accounting guidance. The Fair Market Value of the Common Stock to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.

(b) ~~(b)~~ The Company shall also have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the amount of any Tax-Related Items, and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Tax-Related Items, remitting any balance to the participant. For purposes of this paragraph, the value of shares of Common Stock so retained or surrendered shall be the average of the high and low sales prices per share on the New York Stock Exchange composite tape on the date that the amount of the Tax-Related Items is to be determined (the “Tax Date”) and the value of shares of Common Stock so sold shall be the actual net sales price per share (after deduction of commissions) received by the Company.

(c) ~~(c)~~ Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Tax-Related Items. If such optionee does not satisfy the optionee’s tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Common Stock in order to pay such Tax-Related Items.

(d) ~~(d)~~ The term “Tax-Related Items” means the required (i) U.S. federal, state and local withholding amount applicable to the participant, including federal, state and local income taxes, Federal Insurance Contribution Act taxes, social insurance contributions, payroll tax, payment on account and any other governmental impost or levy, and (ii) any non-U.S. income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items that are applicable (or deemed applicable) to the participant as a result of participation in the Plan.

~~14. Change in Control.~~ 14. ~~(a) Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, in the event a~~CHANGE IN CONTROL.

(a) In the event of a Change in Control of the Issuer, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding shares of Common Stock of the Company held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. Unless otherwise set forth in an Award agreement or in any other written agreement between the Issuer and the participant:

(i) With respect to each outstanding Award that is assumed, converted, replaced or substituted in connection with a Change in Control, in the event the participant’s employment with the Company terminates pursuant to a Qualifying Termination (as defined below) during the three (3) year period following ~~a Change in Control of the Issuer (as defined below):~~such Change in Control, on the date of such Qualifying Termination (A) such Award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (C) any performance conditions imposed with respect to such Award shall be deemed to be achieved subject to Section 14(b) below.

~~(1) all outstanding options shall become immediately fully vested and exercisable (to the extent not yet vested and exercisable as of the date of the Qualifying Termination); and~~

~~(2) all time-based restrictions imposed under all outstanding Awards of restricted stock and restricted stock units shall immediately lapse.~~

(ii) ~~(b)~~ With respect to each outstanding Award that is not assumed, converted, replaced or substituted in connection with a Change in Control, immediately prior to the effective date of the Change in Control (A) such Award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (C) any performance conditions imposed with respect to such Award shall be deemed to be achieved subject to Section 14(b) below. In lieu of the foregoing, and solely with respect to this Section 14(a)(ii), the Committee may also provide for the cash-out of vested and unvested Awards (subject to Section 14(b) in the case of performance-based awards).

Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 14(a) shall be applicable only to the extent specifically provided in the Award agreement and as permitted pursuant to Section 25.

(b) Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, if the Company undergoes a Change in Control during the award period applicable to an Award that is subject to the satisfaction of any targets for Qualifying Performance Criteria, the number of shares or units deemed ~~earned~~achieved shall be the greater of (i) the target number of shares or units specified in the participant’s Award agreement, or (ii) the number of shares or units that would have been earned by applying the Qualifying Performance Criteria specified in the Award agreement to the Company’s actual performance from the beginning of the applicable award period to the date of the Change in Control (subject to any applicable continuing service requirements) or the date of the Qualifying Termination, as applicable.

~~(c) In addition, in the event of a Change in Control of the Issuer, the Committee may:~~

~~(1) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and that outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), or~~

~~(2) take such other actions with respect to outstanding options and other Awards as the Committee deems appropriate; provided, however, that such actions are compliant with Section 409A of the Code, to the extent applicable.~~

(c) ~~(d)~~ For purposes of this Plan, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) ~~(1)~~ The date any ~~person (as defined in Section 14(d)(3) of the Exchange Act)~~Person shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Issuer;

(ii) ~~(2)~~ The date a merger or consolidation of the Issuer with any other corporation is consummated, other than (~~i~~A) a merger or consolidation which would result in the voting securities of the Issuer outstanding immediately prior thereto continuing to represent at least ~~75%~~seventy-five percent (75%) of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after such merger or consolidation, or (~~ii~~B) a merger or consolidation effected to implement a recapitalization of the Issuer in which no Person acquires more than fifty percent (50%) of the combined voting power of the Issuer’s then outstanding securities;

(iii) ~~(3)~~ The date the stockholders of the Issuer approve a plan of complete liquidation of the Issuer or an agreement for the sale or disposition by the Issuer of all or substantially all of the Issuer’s assets; or

(iv) ~~(4)~~ The date there shall have been a change in a majority of the Board of Directors within a two (2) year period beginning after the Effective Date, unless the nomination for election by the Issuer’s stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(d) ~~(e)~~ For purposes of this Plan provision, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:

(i) ~~(1)~~ A Company-initiated termination for reasons other than the ~~employee’s~~Employee’s death, Disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company, or

(ii) ~~(2)~~ A resignation by the participant with good cause, which includes (~~i~~A) a substantial adverse alteration in the nature or status of the participant’s responsibilities, (~~ii~~B) a reduction in the participant’s base salary or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (~~iii~~C) the Company requiring the participant to relocate to a work location more than fifty (50) miles from the participant’s work location prior to the Change in Control; provided that good cause shall exist only if (x) the participant provides written notice of the existence of the condition that would give rise to good cause within ninety (90) days after the initial existence of such condition, (y) the Company fails to correct any such breach within thirty (30) days after receipt of such notice and (z) the participant resigns ~~from his employment~~as an Employee effective within thirty (30) days after the expiration of such thirty (30~~-~~) day period;

provided, that in a termination under (~~1~~i) or (~~2~~ii) above, as applicable, the participant executes a separation agreement and general release of claims (which may include a non-solicitation and/or non-compete agreement as determined by the Company) within the time required by the Company (but in no event later than sixty (60) days following termination).

15. ~~15. Amendment of the Plan:~~ AMENDMENT OF THE PLAN. The Board of Directors may amend or suspend this Plan at any time and from time to time; provided, however, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval; and provided, further, that the Board of Directors shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 12) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would:

(a) ~~(a)~~ increase the limitations in Section 3;

(b) ~~(b)~~ reduce the price at which stock options may be granted to below Fair Market Value on the date of grant;

(c) ~~(c)~~ extend the term of this Plan; or

(d) ~~(d)~~ change the class of persons eligible to be participants.

In addition, no such amendment or alteration shall be made which would impair the rights of any participant, without such participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

~~16. Miscellaneous:~~ 16. ~~(a)~~ TRANSFERABILITY OF AWARDS; PROHIBITION ON LOANS. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. In no event may any Award be transferred for consideration to a third-party financial institution. No participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares of Common Stock.

17. MISCELLANEOUS.

(a) By accepting any benefits under the Plan, each participant and each person claiming under or through such participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b) ~~(b)~~ No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any Award, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

(c) ~~(c)~~ Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company to dismiss or discharge any ~~employee~~Service Provider at any time.

(d) ~~17. Term of the Plan: The Plan shall expire on May 31, 2032~~Notwithstanding any provision of the Plan to the contrary, all Awards granted under the Plan shall have a minimum vesting period of one (1) year measured from the date of grant; provided, however, that up to five percent (5%) of the shares of Common Stock available for future distribution under this Plan as of the 2025 Amendment Effective Date may be granted without such minimum vesting requirement. Nothing in this paragraph shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Change in Control.

18. TERM OF THE PLAN. The Plan shall expire on May 31, 2035, unless suspended or discontinued earlier by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

19. ~~18. Employees Based Outside of the United States:~~ SERVICE PROVIDERS BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has ~~employees~~Service Providers, the Committee, in its sole discretion, shall have the power and authority to (i) determine which ~~employees employed~~Service Providers outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to ~~employees~~Service Providers who are ~~employed~~providing services outside the United States, (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) take any action before or after an Award is granted that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals, as determined by the Committee. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, Retirement or other termination of ~~employment~~status as a Service Provider, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the participant, the withholding procedures and handling of any share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder and no Awards shall be granted that would violate applicable laws.

20. ~~19. Grants in Connection with Corporate Transactions and Otherwise:~~ GRANTS IN CONNECTION WITH CORPORATE TRANSACTIONS AND OTHERWISE. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to assume the equity-based awards or make substitute Awards under this Plan to an employee of another corporation who becomes ~~an employee~~a Service Provider of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for an award granted by such corporation, or (ii) limit the right of the Company to grant options or make other awards outside of this Plan. The terms and conditions of any substitute or assumed Awards may vary from the terms and conditions required by the Plan. Any substitute or assumed Awards that are made pursuant to this Section ~~19~~20 shall not count against the limitations provided under Section 3.

21. ~~20. Governing Law:~~ GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Indiana, U.S.A. without giving effect to the conflict of laws provisions thereof. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

22. ~~21. Unfunded Plan:~~ UNFUNDED PLAN. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate or earmark any cash or other property which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation or earmarking, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

23. ~~22. Compliance with Other Laws and Regulations:~~ COMPLIANCE WITH OTHER LAWS AND REGULATIONS. This Plan, the grant and exercise of Awards hereunder, and the obligation of the Issuer to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Issuer shall not be required to register in a participant’s name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Issuer is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Issuer shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. No stock option shall be exercisable and no shares of Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such stock option is effective and current or the Issuer has determined that such registration is unnecessary.

24. ~~23. Liability of Issuer:~~ LIABILITY OF ISSUER. The Issuer shall not be liable to a participant or other persons as to (a) the non-issuance or sale of shares of Common Stock as to which the Issuer has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by any participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

25. ~~24. Compliance with Section~~COMPLIANCE WITH SECTION 409A ~~of the Code:~~ OF THE CODE. Notwithstanding any provision of the Plan to the contrary, to the extent Section 409A of the Code is or is likely to become applicable to the participant, the intent of the Company is that payments and benefits under this Plan shall be exempt from, or shall comply with, Section 409A of the Code to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan and any Awards granted under the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained in this Plan to the contrary, a participant shall not be considered to have terminated ~~employment with the Company~~status as a Service Provider for purposes of any payments under this Plan which are subject to Section 409A of the Code until the participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate and distinct payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6) month period immediately following the participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the participant’s separation from service (or, if earlier, the participant’s date of death). The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A from applying to any such payment. Participants shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by them on account of non-compliance with Section 409A. In the event any Award constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the agreement evidencing the Award shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of such agreement shall be deemed to constitute provisions of the Plan.

~~14~~

Corporate and Shareholder Information
Stock Symbol	ZBH
Exchanges	New York Stock Exchange and SIX Swiss Exchange
Shares Outstanding as of April 2, 2025	[•]
Headquarters	345 East Main Street, Warsaw, Indiana 46580
Company Website	www.zimmerbiomet.com
Investor Relations Website	http://investor.zimmerbiomet.com
Annual Meeting Voting Website	www.ProxyVote.com
Virtual Annual Meeting Website	www.virtualshareholdermeeting.com/ZBH2025
Transfer Agent and Dividend Reinvestment Plan Administrator	Computershare Trust Company, N.A. www.computershare.com +1-888-552-8493 (U.S.) +1-781-575-3336 (non-U.S.)

Logo ZIMMER BIOMET HOLDINGS, INC. STOCKHOLDER SERVICES 345 EAST MAIN STREET WARSAW, IN 46580 SCAN TO VIEW MATERIALS & VOTE Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZBH2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zimmer Biomet Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year's Annual Report and Proxy Statement at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V66722-P23191 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ZIMMER BIOMET HOLDINGS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES. 1. Election of Directors: Nominees: For Against Abstain 1a. Betsy J. Bernard 1b. Michael J. Farrell 1c. Robert A. Hagemann 1d. Arthur J. Higgins 1e. Maria Teresa Hilado 1f. Syed Jafry 1g. Sreelakshmi Kolli 1h. Devdatt Kurdikar 1i. Louis A. Shapiro 1j. Ivan Tornos THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. 3. Approve, on a non-binding advisory basis, named executive officer compensation ("Say on Pay"). 4. Approve the amended 2009 Stock Incentive Plan. 5. Approve an amendment to our Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law. NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given, when the duly executed proxy is voted, such shares will be voted "FOR" proposals 1, 2, 3, 4 and 5. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held May 29, 2025: The Notice and Proxy Statement and Annual Report/Form 10-K Wrap are available at www.proxyvote.com. V66723-P23191 ZIMMER BIOMET HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD MAY 29, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ivan Tornos, Suketu Upadhyay and Chad F.pps, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned, to represent and to vote as proxies, as designated on the reverse side of this form, all the shares of common stock of Zimmer Biomet Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Thursday, May 29, 2025, at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof, upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted "FOR" each nominee listed under proposal 1, and "FOR" each of proposals 2, 3, 4 and 5. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting. IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE THESE SHARES TODAY. Continued and to be signed on the reverse side